Exhibit 10.1.2

AMENDED AND RESTATED INDENTURE

Dated as of November 4, 2004

among

COLLEGIATE FUNDING SERVICES RESOURCES I, LLC

as Issuer

CRC FUNDING, LLC, CAFCO, LLC, FALCON ASSET SECURITIZATION
CORPORATION and JUPITER SECURITIZATION CORPORATION

as Conduit Lenders

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

PARTY HERETO

as Committed Lenders

CITICORP NORTH AMERICA, INC. and JPMORGAN CHASE BANK

as Funding Agents

CITICORP NORTH AMERICA, INC.

as Administrative Agent

THE BANK OF NEW YORK

as Indenture Trustee, Eligible Lender Trustee and as Securities Intermediary

COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION, L.L.C.

as Administrator

and

COLLEGIATE FUNDING MASTER SERVICING, L.L.C.

as Master Servicer

i

APPENDICES

APPENDIX A	Definitions
APPENDIX B	Originators
APPENDIX C	Guarantors
APPENDIX D	Form of Purchase and Sale Agreement
APPENDIX E	Credit and Collection Policy
APPENDIX F	Agreed-Upon Procedures with respect to the Issuer, the Master Servicer and each Affiliated Servicer

SCHEDULES

SCHEDULE 1	Lender Groups
SCHEDULE 6.0l(k)	List of Offices of Issuer where Records Are Kept/Changes in Chief Place of Business/Chief Executive Office

EXHIBITS

EXHIBIT 1.02	Form of Borrowing Notice
EXHIBIT 1.04	Form of Release Certification
EXHIBIT 2.01	Form of Note
EXHIBIT 3.01(g)	Perfection Provisions for Eligible Investments
EXHIBIT 5.04(q)	Closing List
EXHIBIT 5.02(d)	Form of Coverage Condition Certificate
EXHIBIT 7.02(c)	Form of Monthly Report
EXHIBIT 10.01(a)	Form of Assignment and Acceptance
EXHIBIT 13.02	Notice Addresses
EXHIBIT A	Form of Account Control Agreement
EXHIBIT B	Forms of Joint Sharing Agreements

AMENDED AND RESTATED INDENTURE

Dated as of November 4, 2004

     THIS IS AN AMENDED AND RESTATED INDENTURE (“Indenture”), among Collegiate Funding Services Resources I, LLC, a Delaware limited liability company (“Issuer”), CRC Funding, LLC, CAFCO, LLC, Falcon Asset Securitization Corporation and Jupiter Securitization Corporation (each a “Conduit Lender” and collectively, the “Conduit Lenders”), the financial institutions from time to time party hereto (each, a “Committed Lender” and together with the Conduit Lenders, the “Lenders”), Citicorp North America, Inc. (“CNAI”) and JPMorgan Chase Bank (“JPMC”), as funding agents (in such capacity, each a “Funding Agent” and collectively, the “Funding Agents” for the Lenders in the Lender Groups described on Schedule 1 hereto), CNAI, as agent for Lenders (in such capacity, the “Administrative Agent”), The Bank of New York, as indenture trustee hereunder (in such capacity, the “Indenture Trustee”), as eligible lender trustee (in such capacity, the “Eligible Lender Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”), Collegiate Funding Portfolio Administration, L.L.C., as administrator (in such capacity, the “Administrator”) and Collegiate Funding Master Servicing, L.L.C., as master servicer (in such capacity, the “Master Servicer”). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

BACKGROUND

     1. The Issuer, certain of the Lenders, the Administrator, the Master Servicer and the Administrative Agent are parties to the Indenture dated as of July 23, 2003 (as amended, supplemented or otherwise modified from time to time, the “Original Indenture”) pursuant to which, among other things, such Lenders agreed to provide, subject to the terms and conditions set forth therein, certain financial accommodations to or for the benefit of the Issuer.

     2. The parties hereto have agreed to amend and restate the Original Indenture pursuant to the terms and conditions of this Agreement.

     3. The amendment and restatement of the Original Indenture pursuant to this Agreement shall have the effect of a substitution of terms of the Original Indenture, but will not have the effect of causing a novation, refinancing or other repayment of the obligations of the Issuer under and Original Indenture (hereinafter, the “Original Obligations”) or a termination or extinguishment of the Liens securing such Original Obligations, which Original Obligations shall remain outstanding and repayable pursuant to the terms of this Agreement and which Liens shall remain attached, enforceable and perfected securing such Original Obligations and all additional obligations arising under this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ADVANCES

     SECTION 1.01. Commitments to Lend; Limits on Lenders’ Obligations.

     (a) Advances. Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Facility Termination Date, Issuer may request to the Administrative Agent and each Funding Agent that each Conduit Lender make loans to Issuer secured by the Collateral (each, an “Advance”). Each requested Advance shall be allocated among the Lender Groups based upon each Lender Group’s Pro Rata Share. Each Funding Agent shall allocate, in its sole discretion, each request for an Advance among the Conduit Lenders in the Lender Group to which such Funding Agent is party. Each Conduit Lender may, in its sole discretion, make such Advances in an amount up to the amount specified by the Funding Agent in its Lender Group, and if a Conduit Lender elects not to make any amount of such Advance, the Committed Lenders in such Conduit Lender’s Lender Group shall fund the amount of such Advance that is not made by such Conduit Lender, each in an amount equal to its respective Lender Group Pro Rata Share of such Advance; provided that no Advance shall be made by a Lender if, after giving effect thereto, (i) the then Total Outstanding Advances would exceed the Program Limit at such time and (ii) in respect of any Lender Group, the then Total Outstanding Advances held by all Lenders in such Lender Group would exceed such Lender Group’s Group Limit at such time. Notwithstanding anything contained in this Agreement to the contrary, no Committed Lender shall be obligated to provide the Administrative Agent, any Funding Agent or Issuer with aggregate funds in connection with a Borrowing in an amount that would exceed such Committed Lender’s unused Commitment then in effect less any amounts advanced by such Committed Lender pursuant to a Program Support Agreement.

     (b) Use of Proceeds. Notwithstanding anything in this Agreement to the contrary, the proceeds of each Advance made pursuant to Section 1.01(a) shall be used by Issuer only for the purchase of Student Loans pursuant to the CFO Purchase and Sale Agreement or to make deposits to the Collection Account to be applied as permitted pursuant to Section 3.03(b) to the extent that Collections are insufficient to pay amounts described in clauses first through eighth of Section 3.03(b) and the proceeds of each Advance made pursuant to Section 1.01(c) shall be used by Issuer only as provided in Section 1.01(c); provided, however, in the case of the first Borrowing hereunder, such proceeds (or a portion thereof) may be used to fund the Reserve Account so that the amount therein at least equals the Reserve Account Minimum Balance.

     (c) Additional Advances. In addition to Advances pursuant to Section 1.01(a), absent written notice from the Required Lenders that such Advances will not be made, prior to the occurrence of an Event of Termination and so long as no Event of Termination would occur as a result of such Advances on each Settlement Date, each Conduit Lender may (in its sole discretion) and each Committed Lender shall (to the extent any Conduit Lender in such Committed Lender’s Lender Group elects not to make such Advances) make Advances in an aggregate amount equal to all amounts described in the first through eighth clauses of Section 3.03(b) that remain unpaid after the application of funds from Collections and Available Funds on deposit in the Collection Account pursuant to Section 3.03(b). On each Settlement Date after the occurrence and during the continuance of an Event of Termination, absent written notice from the Required Lenders that such Advances shall not be made, each Conduit Lender may (in its sole discretion) and each Committed Lender shall (to the extent any Conduit Lender in such Committed Lender’s Lender Group elects not to make such Advances) make Advances in an aggregate amount equal to all amounts described in the first through sixth clauses of Section 3.03(b) and all amounts related to independent directors’ fees described in the seventh clause of Section 3.03(b) which remain unpaid after the application of funds from Collections and Available Funds on deposit in the Collection Account pursuant to Section 3.03(b). Each Conduit Lender may make an Advance under this Section 1.01(c) in its sole discretion. If a Conduit Lender elects not to make such Advance, the Committed Lenders in such Conduit Lender’s Lender Group shall fund such Advance, each in an amount equal to its respective Lender Group Pro Rata Share of such Advance; provided, that no Advance shall be made by a Lender pursuant to this Section 1.01(c) to the extent the Required Lenders have provided written notice to the Administrative Agent that they will not make such Advances; provided, further, that no Advance shall be made by a Lender if, after giving effect thereto, (i) in respect of all Lenders, the then Total Outstanding Advances would exceed the Program Limit at such time or (ii) in respect of any Lender Group, the then aggregate outstanding Advances with respect to all Lenders in such Lender Group would exceed the Group Limit for such Lender Group at such time. Advances made pursuant to this Section 1.01(c) shall constitute “Advances” as such term is used in this Agreement and shall be secured by the Collateral. Notwithstanding anything contained in this Agreement to the contrary, no Committed Lender shall be obligated to provide any Funding Agent, the Administrative Agent or Issuer with aggregate funds in connection with a Borrowing (x) after such Lender’s Facility Termination Date or (y) in an amount that would exceed such Committed Lender’s unused Commitment then in effect less any amounts advanced by such Committed Lender pursuant to a Program Support Agreement. The Indenture Trustee shall notify the Administrative Agent and the Funding Agents in writing two Business Days prior to each Settlement Date if the amounts on deposit in the Collection Account will be insufficient to pay in full the amounts described in the first through eighth clauses of Section 3.03(b). Each Funding Agent will promptly notify the Conduit Lenders in such Funding Agent’s Lender Group or the Committed Lenders in such Funding Agent’s Lender Group, as applicable, of such Funding Agent’s receipt of any such notice. Each Lender shall instruct its related Funding Agent as to whether such Lender will fund the proposed Borrowing by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request.

     SECTION 1.02. Borrowing Procedures.

     (a) Notice of Borrowing. Each Borrowing hereunder (other than a Borrowing pursuant to Section 1.01(c)) shall be made upon Issuer’s irrevocable written notice, substantially in the form of Exhibit 1.02 (a “Borrowing Notice”), delivered to the Administrative Agent, the Funding Agents and the Indenture Trustee in accordance with Section 13.02 (which notice must be received by the Administrative Agent and each Funding Agent prior to 11:00 a.m., New York City time) not less than two (2) Business Days prior to the requested Borrowing Date, which notice shall specify (A) the amount requested to be borrowed by Issuer (which amount shall be in a minimum amount of $1,000,000 or in integral $100,000 multiples in excess thereof), and (B) the date of such Borrowing (which shall be a Business Day). Each Funding Agent will promptly notify the Conduit Lenders in such Funding Agent’s Lender Group or the Committed Lenders in

such Funding Agent’s Lender Group, as applicable, of such Funding Agent’s receipt of any Borrowing Notice. Issuer shall request no more than three Borrowings per week; provided, however, that in order for Issuer to request three Borrowings in any week, Issuer must provide the Administrative Agent, each Funding Agent and the Indenture Trustee with written notice of the requested amounts and dates of all three such Borrowings on or before the Friday of the preceding week (or if such day is not a Business Day, the immediately preceding Business Day). Nothing in the foregoing sentence shall limit Issuer’s obligation to deliver a Borrowing Notice not less than two Business Days prior to any requested Borrowing hereunder.

     (b) Funding of Borrowing. On the date of each Borrowing, upon satisfaction of the applicable conditions set forth in Article V, the Conduit Lenders or the Committed Lenders, as the case may be, shall make available to the Funding Agent in such Lender’s Lender Group at such Funding Agent’s Office the principal amount of such Borrowing (which, in the case of a Borrowing to be funded by the Committed Lenders, shall consist of each Committed Lender remitting its Lender Group Pro Rata Share of the principal amount of such Borrowing) and after receipt by such Funding Agent of such funds, such Funding Agent shall make such funds available to Issuer in same day funds by depositing such funds in the Disbursement Account (or, with respect to Borrowings made pursuant to Section 1.01(c), at the direction of the Administrative Agent in the Administrative Agent’s sole discretion, such funds may be applied directly to the unpaid amounts described in clauses first through eighth of Section 3.03(b); provided, that any such payments for unpaid amounts owed under Section 3.03(b) shall be paid in the priorities outlined in Section 3.03(b)). Advances in connection with Borrowings to fund any FFELP Loan shall be made in an amount not to exceed the outstanding Principal Balance of such Student Loan plus accrued and unpaid interest thereon (to the extent not previously capitalized) plus the Financed Premium Amount with respect to such Student Loan minus, if the Issuer purchased such FFELP Loan at a discount, such discount. Advances in connection with Borrowings to fund any Private Loan that has the benefit of a Private Loan Guarantee Agreement, shall be made in an amount not to exceed the least of (A) the outstanding Principal Balance of such Student Loan at such time, plus accrued and unpaid interest thereon (to the extent not previously capitalized), (B) such Private Loan’s actual amortized purchase price if purchased at a discount by Issuer or (C) the Guaranteed Amount with respect to such Student Loan. Advances in connection with Borrowings to fund any other type of Private Loan shall be made at the sole discretion of the Funding Agents in an amount determined by the unanimous written consent of the Funding Agents after approval of the Student Loan program related to such Private Loan. The obligation of each Committed Lender to remit its Lender Group Pro Rata Share of any such Borrowing shall be several from that of each other Committed Lender, and the failure of any Committed Lender to make such amount available to the Funding Agent in such Committed Lender’s Lender Group shall not relieve any other Committed Lender of its obligation hereunder.

     (c) If, by 2:00 P.M. (New York time) on the date of any Borrowing (whether or not the any Funding Agent has advanced any Committed Lender’s share of such Borrowing), one or more Committed Lenders (each, a “Defaulting Committed Lender”, and each Committed Lender other than the Defaulting Committed Lender being referred to as a “Non-Defaulting Committed Lender”) fails to make its Lender Group Pro Rata Share of the principal amount of such Borrowing available to the Funding Agent in such Committed Lender’s Lender Group pursuant to Section 1.02(b) (the aggregate amount not so made available to the Funding Agents being herein called in either case the “Borrowing Deficit”), then the Administrative Agent shall, by no later than 2:30 P.M. (New York time) on such date, instruct each Non-Defaulting Committed Lender to pay, by no later than 3:00 P.M. (New York time) on such date, in immediately available funds, to the account designated by the Funding Agent in such Non-Defaulting Committed Lender’s Lender Group, an amount equal to the lesser of (y) such Non-Defaulting Committed Lender’s proportionate share (based upon the relative Commitments of the Non-Defaulting Committed Lenders) of the Borrowing Deficit and (z) its unused Commitment. A Defaulting Committed Lender shall forthwith, upon demand, pay to each Funding Agent for the ratable benefit of the Non-Defaulting Committed Lenders in such Funding Agent’s Lender Group all amounts paid by each Non-Defaulting Committed Lender in such Funding Agent’s Lender Group on behalf of such Defaulting Committed Lender, together with interest thereon, for each day from the date a payment was made by any such Non-Defaulting Committed Lender until the date such Non-Defaulting Committed Lender has been paid such amounts in full, at a rate per annum equal to the sum of the Alternate Base Rate plus 2.00%. No Defaulting Committed Lender shall be entitled to a vote or consent with respect to any Transaction Document until it has paid the amounts set forth in the preceding sentence.

     SECTION 1.03. Grant of Security Interest.

     (a) Issuer (and the Eligible Lender Trustee, in its capacity as title holder to the Pledged Student Loans that are a part of the Collateral) hereby grants to the Indenture Trustee, for the benefit of the Secured Parties, a first priority, continuing lien and security interest in all right, title and interest of Issuer (and the Eligible Lender Trustee) in, to and under the Collateral, whether now owned or hereafter acquired or existing. Issuer and the Eligible Lender Trustee agree that the foregoing sentence is intended to grant in favor of the Indenture Trustee, for the benefit of the Secured Parties, a first priority, continuing lien and security interest in all of the Issuer’s (and the Eligible Lender Trustee’s, in its capacity as title holder to the Pledged Student Loans that are part of the Collateral) personal property. Such lien and security interest shall secure all of Issuer’s obligations (monetary or otherwise) hereunder and under the other Transaction Documents to which Issuer is a party, including, without limitation, the payments on the Notes, the payment of Fees, the Reimbursement Obligation and all Indemnified Amounts and the obligation to cause the Master Servicer to turn over all Collections (or cause all Collections to be remitted) to the Indenture Trustee for deposit into the Collection Account. The Indenture Trustee hereby accepts the foregoing grant of a security interest in the Collateral, and agrees to hold such security interest in trust for the benefit of the Secured Parties pursuant to the terms of this Agreement. The Indenture Trustee agrees that it has no security interest or other adverse claim to the Accounts or the Eligible Investments therein that are Collateral other than pursuant to this Agreement or the other Transaction Documents and that it will not enter into any agreement that would give any person or entity other than the Indenture Trustee the right to give entitlement orders with respect to such Eligible Investments or the Accounts, except as expressly permitted with respect to the Residual Payments Account.

     (b) All instruments representing or evidencing the Demand Note Collateral or any Collateral described in clause (xii) of the definition of “Collateral” shall be delivered to and held by or on behalf of the Indenture Trustee for the benefit of the Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the

Administrative Agent. The Issuer shall not at any time ask for, sue or receive any payment on the Demand Note Collateral (whether in cash or other assets, pursuant to a security interest, by exercise of any right of set-off or otherwise) without the prior written consent of the Administrative Agent. The Issuer agrees that it shall not, at any time, without the prior written consent of each of the Funding Agents and the Administrative Agent, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Demand Note Collateral, (ii) create or permit to exist any adverse claim, judgment or Lien upon or with respect to any of the Demand Note Collateral, except for the security interest under this Agreement, or (iii) amend, waive, forgive, terminate or otherwise modify any of the Demand Note Collateral.

     (c) In connection with the foregoing grant of a security interest in the Collateral, each of the Issuer, the Eligible Lender Trustee and the Indenture Trustee hereby grants to the Administrative Agent (on behalf of the Secured Parties) the right, at any time after the occurrence and during the continuation of an Event of Termination, to give or withhold consents, directions, demands, extensions or waivers (in each case, on behalf of the Issuer, the Eligible Lender Trustee and the Indenture Trustee, respectively) under or with respect to, and the right to take such actions necessary to maintain in full force and effect each of, the Demand Note, the Servicing Agreements, the Guarantee Agreements, and the Purchase and Sale Agreements, in each case to the extent applicable to the Pledged Student Loans and other Collateral.

     (d) Each of the Issuer and the Master Servicer agrees that at any time and from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent or the Indenture Trustee may reasonably request, in order to enable the Administrative Agent and the Indenture Trustee to exercise and enforce their respective rights and remedies hereunder with respect to any Collateral.

     (e) The Issuer agrees that all proceeds of the Demand Note shall be deposited in the Collection Account and that the Indenture Trustee shall have all rights of the Issuer with respect to the Demand Note, including without limitation the right to demand payment and exercise remedies with respect to the collateral pledged under the Demand Note, and that the Issuer shall not take any action whatsoever with respect to the Demand Note without the prior written consent of the Administrative Agent; provided, however, each of the Indenture Trustee and the Administrative Agent agree that they will only demand payment under the Demand Note, direct the Issuer to demand payment under the Demand Note or direct the distribution of funds from the Residual Payments Account in an amount not to exceed the amount of Covered Claims owing from the Issuer, the Master Servicer, the Administrator, each Affiliated Servicer or any other Affiliate of Issuer pursuant to this Agreement, any Sub-Servicing Agreement or any other Transaction Document.

     SECTION 1.04. Release of Collateral. From time to time, Issuer may request the Indenture Trustee to release its security interest in any Pledged Student Loans by delivering to the Indenture Trustee, the Administrative Agent and each Funding Agent a notice substantially in the form and substance of Exhibit 1.04 attached hereto (a “Notice of Release”) of its desire that such a release occur. Issuer shall deliver preliminary Notice of Release at least ten days but no more than thirty (30) days before any day on which Issuer may desire that such release occur and shall deliver a finalized Notice of Release at least two (2) days but no more than thirty (30) days before such date. Issuer also shall provide written notice at least two Business Days prior to the day within the period covered by such Notice of Release on which it desires that such release occur. Such Notice of Release shall state that Issuer plans to sell or otherwise dispose of such Pledged Student Loans in connection with a sale, securitization or other disposition thereof (which Pledged Student Loans will be specifically identified in such Notice of Release, each a “Released Student Loan”). The release of the Indenture Trustee’s security interest in any Pledged Student Loans pursuant to this Section 1.04 shall be subject to the following conditions precedent:

     (i) before and after giving effect to such release,

     (A) there shall not exist any Event of Termination or Unmatured Event of Termination;

     (B) the Coverage Condition is met;

     (C) no Lender is materially and adversely affected by the selection made by Issuer of the Released Student Loans in comparison to purchasers of Pledged Student Loans from Issuer (through the Eligible Lender Trustee) in connection with any asset securitization or sale by Issuer occurring during the Revolving Period; and

     (D) the Valuation Agent shall have determined that the remaining Collateral is consistent with a program rated the equivalent of “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes.

     (ii) on or prior to such release, Issuer shall have delivered a Notice of Release to the Indenture Trustee, the Administrative Agent and each Funding Agent, certifying that the foregoing conditions described in clause (i) above shall have been satisfied in connection therewith, together with a pro forma Coverage Condition Certificate demonstrating compliance of the condition described in clause (B) above.

     (iii) on or prior to such release, Issuer shall have deposited into the Collection Account cash in an amount equal to the outstanding Principal Balance of such Released Student Loans, plus accrued and unpaid interest thereon (to the extent not previously capitalized), plus any Unamortized Premium thereon plus any unreimbursed Monthly Advance with respect thereto for application as a repayment of the Total Outstanding Advances on such date in accordance with Section 2.03(c).

     SECTION 1.05. Effect of Release. Upon the satisfaction of the foregoing conditions in accordance with Section 1.04, all right, title and interest of the Indenture Trustee in, to and under such Pledged Student Loans shall terminate and revert to Issuer, its successors and assigns, and the right, title and interest of the Indenture Trustee in such Pledged Student Loans shall thereupon cease, terminate and become void; and, upon the request of Issuer, its successors or assigns, and at the cost and expense of Issuer, the Indenture Trustee shall deliver and, if necessary, execute such UCC-3 financing statements and releases as are necessary or reasonably requested by Issuer to terminate and remove of record any documents constituting public notice of the security interest in such Released Student Loans granted hereunder being released.

     SECTION 1.06. Premium Letter of Credit.

     (a) Issuance of Premium Letter of Credit. On or prior to the date hereof, the Letter of Credit Provider shall issue the Premium Letter of Credit payable to the Administrative Agent for the benefit of CAFCO, LLC and CRC Funding, LLC in an amount equal to $12,500,000. The expiration date of the Premium Letter of Credit shall be the Premium Letter of Credit Expiration Date. The Administrative Agent may draw upon the Premium Letter of Credit upon the occurrence and during the continuance of an Event of Termination in an amount less than or equal to the outstanding obligations of the Issuer to CAFCO, LLC and CRC Funding, LLC under the Transaction Documents. Upon any such draw, the Administrative Agent shall pay the amount drawn to CAFCO, LLC and CRC Funding, LLC for application as repayment of such obligations. The Premium Letter of Credit shall be solely for the benefit of CAFCO, LLC and CRC Funding, LLC and not of their respective Program Support Providers or any other Conduit Lenders.

     (b) Reimbursement Obligation. As more fully set forth in the Reimbursement Agreement, Issuer agrees unconditionally, irrevocably and absolutely upon receipt of notice from the Administrative Agent or the Letter of Credit Provider to pay immediately to the Letter of Credit Provider, the amount of each advance that is drawn under or pursuant to the Premium Letter of Credit (such obligation of Issuer to reimburse the Letter of Credit Provider for an advance made under the Premium Letter of Credit being referred to herein as a “Reimbursement Obligation”) pursuant to Section 1.06(a).

     SECTION 1.07. Extension of the Facility Termination Date.

     (a) The Issuer, not more than forty-five (45) days before the date set forth in clause (a) of the definition of Facility Termination Date (the “Committed Lender Termination Date”), may request that the Committed Lenders extend the Committed Lender Termination Date by giving the Administrative Agent and each Funding Agent notice of such request. The Funding Agent shall promptly notify the Committed Lenders in such Funding Agent’s Lender Group of such Funding Agent’s receipt of such request, and each Committed Lender shall, not earlier than thirty (30) or later than fifteen (15) days before the Committed Lender Termination Date, notify the Funding Agent in such Committed Lender’s Lender Group whether or not it intends to consent to such extension; provided, that if any Committed Lender fails to give such notice it shall be deemed not to have consented to such extension. Consent to any extension requested by the Issuer may be given or withheld in the sole and absolute discretion of each Committed Lender. Upon receipt of consent by a Committed Lender to an extension, the Funding Agent in such Lender’s Lender Group will promptly notify the Issuer thereof, and effective as of the Committed Lender Termination Date the Committed Lender Termination Date then in effect shall be extended to the date specified by the Administrative Agent and the Funding Agents in their sole discretion (but in no event to a date that is more than three hundred sixty four (364) days after the Committed Lender Termination Date then in effect, or if such day is not a Business Day, the next preceding Business Day). Each Funding Agent will promptly give the Issuer notice of any failure of any Committed Lender in such Lender’s Lender Group to consent to any requested extension of the Committed Lender Termination Date (each Committed Lender which has declined or has been deemed to have declined to renew its commitment hereunder, a “Non-Renewing Committed Lender”).

     (b) Any Funding Agent may declare, to the extent of the unused Program Limit, that the Commitment of any Non-Renewing Committed Lender in such Funding Agent’s Lender Group to make Advances shall automatically terminate on a date agreed upon by such Funding Agent and the Issuer. Upon the termination of any Non-Renewing Committed Lender’s Commitment to make Advances pursuant to the preceding sentence, the Program Limit, to the extent the Non-Renewing Committed Lender’s Commitment is not assigned as provided in Section 1.07(c), shall be reduced in an amount equal to the Commitment of such Non-Renewing Committed Lender immediately prior to the termination of such Commitment.

     (c) Notwithstanding Section 1.07(b), except following the occurrence of an Event of Termination, the Issuer, with the consent of the Funding Agent in such Non-Renewing Committed Lender’s Lender Group and the Administrative Agent, may arrange for one or more banks (which may include any Committed Lender) the short-term unsecured debt of which is rated at least equal to the then existing ratings of the Promissory Notes issued by the Conduit Lenders, to assume all or part of the Commitment of a Non-Renewing Committed Lender; provided, that each such assignment satisfies the requirements of Section 10.01 hereof; provided, further, that the Issuer shall have arranged for such assumption for all Non-Renewing Committed Lenders on a pro rata basis. If a bank is willing to assume all or a part of the Non-Renewing Committed Lender’s Commitment, then such bank, the Non-Renewing Committed Lender, the Issuer and the related Funding Agent will promptly evidence such assumption and assignment pursuant to Section 10.03.

ARTICLE II

NOTES

     SECTION 2.01. Notes. The Advances shall be evidenced by promissory notes (as from time to time supplemented, extended, amended or replaced, the “Notes”), substantially in the form set forth in Exhibit 2.01, with appropriate insertions, dated the Closing Date, payable to the order of each Funding Agent, for the benefit of the Lenders in such Funding Agent’s Lender Group, in the maximum principal amount of the Program Limit (or, if less, in the aggregate unpaid principal amount of all of the Advances) on the Maturity Date or such other date as is specified herein. Principal of the Advances shall be paid from time to time as set forth in Sections 2.03 and 3.03. Each Funding Agent shall record in its records, or at its option on the schedule attached to the Notes, the date and amount of each Advance made hereunder, the interest rate with respect thereto, each repayment thereof, and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Notes. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of Issuer hereunder or under the Notes to repay the principal amount of all Advances, together with all interest accruing thereon, as set forth in this Agreement.

     SECTION 2.02. Interest on Advances.

     (a) Interest Rates. Each Advance shall accrue interest during each Settlement Period at the following rates, which interest shall be payable as set forth in paragraph (b) below:

     (i) at all times while the making or maintenance of such Advance (or the applicable portion thereof) by a Conduit Lender is funded by the issuance of Promissory Notes, the Promissory Note Rate for such Settlement Period; and

     (ii) at all times while the making or maintenance of such Advance (or the applicable portion thereof) by a Conduit Lender is funded other than by the issuance of Promissory Notes or is funded by the Committed Lenders, 1.00% per annum over the Eurodollar Rate, or if the Eurodollar Rate is not available, the Alternate Base Rate;

provided, however, that to the extent that the Eurodollar Rate is selected to apply to an Advance but such Advance is made with less than two days prior notice, such Advance shall accrue interest at the Alternate Base Rate; and provided further that for any day while an Event of Termination or an Unmatured Event of Termination exists the rate of interest on each Advance shall be an interest rate equal to 2.00% per annum above the Alternate Base Rate in effect on such day.

     The interest rate on any Advance bearing interest at the Alternate Base Rate shall change simultaneously with each change in the Alternate Base Rate.

     (b) Interest Settlement Dates. Interest accrued on each Advance shall be paid on each of:

     (i) the Maturity Date;

     (ii) each Settlement Date;

     (iii) the date of any prepayment, in whole or in part, of the outstanding principal of such Advance pursuant to Section 2.03(b) or Section 2.03(c) to the extent of the amount being prepaid; and

     (iv) the date on which any Advance is accelerated pursuant to Section 8.02.

     SECTION 2.03. Repayments and Prepayments. Issuer shall repay in full the unpaid principal amount of each Advance on the earlier to occur of (i) the date such amount is declared to be accelerated pursuant to Section 8.02 or (ii) the Maturity Date. Prior thereto, Issuer:

     (a) may, from time to time on any Settlement Date with respect to any Advance, make a prepayment, in whole or in part, of the outstanding principal amount of any such Advance; provided, however, that

     (i) all such voluntary prepayments shall require at least two (2) Business Days’ (but no more than five (5) Business Days’) prior written notice to the Administrative Agent and the Funding Agents; and

     (ii) all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 or in an amount equal to the remaining amount outstanding;

     (b) shall, on each date when any reduction in the Program Limit becomes effective, make a prepayment of the Advances in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Advances over the Program Limit as so reduced;

     (c) shall, (i) to the extent (A) there is a Reassignment of any Pledged Student Loans pursuant to Section 6.02 or (B) the Master Servicer repurchases a Pledged Student Loan pursuant to Section 12.05, in either case, prepay the principal amount of the Advances in an amount equal to the principal portion of the Reassignment Amount or the Servicer Repurchase Amount, as applicable, therefor on such date and (ii) to the extent there is a release of Collateral pursuant to Section 1.04 or a withdrawal from the Collection Account pursuant to Section 3.04(b), prepay the principal balance of the Advances in the amount set forth in Section 1.04(iii) or Section 3.04(b) as applicable;

     (d) shall, immediately upon the date on which any Advance is declared to be accelerated pursuant to Section 8.02, repay the amount of the Total Outstanding Advances.

     Each such prepayment shall be subject to the payment of any amounts required by Section 4.03 resulting from a prepayment or payment of an Advance prior to the Settlement Date with respect thereto.

     SECTION 2.04. General Procedures. No outstanding principal of an Advance shall be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrative Agent for the purpose of paying such principal. No principal or interest shall be considered paid by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

SECTION 2.05. Changes in Program Limit

     (a) Reduction in Program Limit. The unused portion of the Program Limit may be decreased by an amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof upon thirty (30) days’ prior written notice by Issuer to the Administrative Agent and the Funding Agents; provided the Program Limit shall in no event be less than $100,000,000. Each reduction in the Program Limit shall be applied to each Lender Group based upon the respective Pro Rata Shares of each Lender Group. Upon any reduction in the Program Limit, the Funding Agent for each Lender Group shall allocate such reduction in the Program Limit based upon the Lender Group Pro Rata Shares of the Committed Lenders in such Funding Agent’s Lender Group.

     (b) Increases in Program Limit. From time to time, the Issuer may request that the Administrative Agent, the Funding Agents and the Lenders consent to increases in the Program Limit in an amount equal to $50,000,000 or any integral multiple of $5,000,000 in excess thereof by providing a written request therefor at least thirty (30) days’ prior to the proposed date of such increase to the Administrative Agent, the Funding Agents and each of the Lenders. None of the

Administrative Agent, any Funding Agent or any of the Lenders shall be obligated in any manner to approve any such increase and any such increase shall be subject to such terms and conditions as are acceptable to the Administrative Agent, each Funding Agent and each of the Lenders agreeing to increase their Program Limits in their sole discretion (including, without limitation, satisfaction of conditions precedents of the type described in Section 5.01 and Section 5.04 hereof).

     SECTION 2.06. Characterization of Notes. Issuer, the Administrative Agent, each Funding Agent and each Lender agree to treat the Notes for federal, state and local income and franchise tax purposes, and for book purposes, as indebtedness only of Issuer.

     SECTION 2.07. Taxes. (a) All payments made by the Issuer under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, any Funding Agent or any Lender as a result of a present or former connection between the Administrative Agent, any Funding Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Funding Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (collectively, the “Excluded Taxes”). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Funding Agent or any Lender hereunder, the amounts so payable to the Administrative Agent, such Funding Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, such Funding Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Issuer shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Issuer with respect to such Non-Excluded Taxes pursuant to this paragraph.

     (b) In addition, the Issuer shall pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, but excluding Excluded Taxes) imposed upon the Administrative Agent, such Funding Agent or such Lender that arises from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement (“Other Taxes”).

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Issuer, within thirty (30) days thereafter the Issuer shall send to the Administrative Agent for its own account or for the account of the Administrative Agent, the relevant Funding Agent or relevant Lender, as the case may be, a certified copy of an original official receipt received by the Issuer showing payment thereof. The Issuer agrees to indemnify the Administrative Agent, each Funding Agent and each Lender from and against the full amount of the Non-Excluded Taxes and Other Taxes arising out of this Agreement (whether directly or indirectly) imposed upon or paid by the Administrative Agent, such Funding Agent or such Lender and any liability (including penalties, interest, and expenses arising with respect thereto), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

     (d) Each Lender (or transferee) that is not a “U.S. Person” as defined in section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Issuer, the Funding Agent in such Lender’s Lender Group and the Administrative Agent two copies of either U.S. Internal Revenue Service form W-8BEN or form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, both a form W-8BEN and a certificate representing that such Lender is not (i) a “bank” for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder of the Issuer (within the meaning of Section 871(h)(3)(B) of the Code) or (iii) a controlled foreign corporation related to the Issuer (within the meaning of Section 864(d)(4) of the Code), or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Non-U.S. Lender, claiming complete exemption from, withholding of U.S. federal income tax on all payments by the Issuer under this Agreement. Such forms shall be delivered by each Non-U.S. Lender at least (5) five Business Days before the date of the initial payment to be made pursuant to this Agreement by the Issuer to such Lender. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Issuer at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Issuer (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision in this paragraph, a Non-U.S. Lender shall not be required to deliver any subsequent form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender which is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Issuer (with a copy to the Administrative Agent and the Funding Agent in such Lender’s Lender Group), at the time or times prescribed by the applicable law or reasonably requested by the Issuer, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (f) In cases in which an Issuer makes a payment under this Agreement to a U.S. Person with knowledge that such U.S. Person is acting as an agent for a foreign person, the Issuer will not treat such payment as being made to a U.S. Person for purposes of Treas. Reg. §

1.1441-1(b)(2)(ii) (or a successor provision) without the express written consent of such U.S. Person.

     (g) The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

ARTICLE III

SETTLEMENTS

     SECTION 3.01. Accounts; Investments by Indenture Trustee.

     (a) Accounts. On or before the first Borrowing Date, the Indenture Trustee shall establish, for the benefit of the Lenders to the extent of its interests therein as provided herein, the Disbursement Account, the Collection Account, the Reserve Account and the Residual Payments Account, which accounts shall be segregated accounts maintained at a Qualified Institution selected by the Issuer and approved by the Administrative Agent and each Funding Agent. Each such Account shall be subject to the sole dominion and control (as defined in Section 8-106 of the UCC) of the Indenture Trustee and neither the Issuer nor any Affiliate of the Issuer shall have any withdrawal rights therefrom, except as expressly permitted under this Agreement and the Residual Payments Account Control Agreement with respect to the Residual Payments Account. The Eligible Investments and funds in each such Account shall be deemed “financial assets” as defined in Section 8-102 of the UCC. In furtherance of the foregoing, the Issuer and the Indenture Trustee agree to enter into the Account Control Agreement with respect to each such Account as of the date hereof.

     Subject to the further provisions of this Section 3.01, the Indenture Trustee shall, upon receipt, deposit into such Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions hereof. All such amounts and all investments made with such amounts, including all income and other gains from such investments, shall be held by the Indenture Trustee in such Accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Agreement and, with respect to the Residual Payments Account, subject to withdrawal by CFS or the Issuer in accordance with the Residual Payments Account Control Agreement.

     (b) Administration of Payments. Unless otherwise advised by the Administrative Agent in writing or required herein, the Indenture Trustee shall assume that any amount remitted to it by the Master Servicer, any Sub-Servicer or the Issuer is to be deposited into the Collection Account pursuant to Section 3.03. The Indenture Trustee may establish from time to time such deadline or deadlines as it shall determine are reasonable or necessary in the administration hereof after which all amounts received or collected by the Indenture Trustee on any day shall not be deemed to have been received or collected until the next succeeding Business Day.

     (c) No Set-Off. Neither the Eligible Lender Trustee nor the Indenture Trustee shall have any right of set-off against Collections, Accounts, or any investment therein, whether or not commingled to satisfy any other obligations, and each of the Eligible Lender Trustee and the Indenture Trustee hereby irrevocably waives any and all such rights.

     (d) Investments. Amounts in the Accounts shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.01(f), each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing or by facsimile transmission from the employees or agents of Issuer identified therein, in each case in such amounts as such Issuer Order shall specify. All income or other gains from the investment of moneys deposited in the Accounts shall be deposited by the Indenture Trustee in the Collection Account upon receipt and shall be deemed to constitute a portion of the Available Funds for the related Settlement Date. Issuer agrees to report as its income for financial reporting and tax purposes (to the extent reportable) all Investment Earnings on amounts in the Accounts. To the extent that the issuer of any Eligible Investment grants voting rights to its holders, the Issuer (or, after the occurrence and during the continuance of an Event of Termination, the Administrative Agent) shall be responsible for exercising such voting rights.

     (e) Investments in the Absence of an Issuer Order; Notice of Uninvested Cash. In the event that either (i) Issuer shall have failed to give investment directions to the Indenture Trustee by 11:00 a.m., New York City time, on any Business Day on which there may be uninvested cash deposited in the Collection Account, Disbursement Account or Reserve Account or (ii) an Event of Termination or Unmatured Event of Termination shall have occurred and be continuing, then the Indenture Trustee shall invest such funds in Eligible Investments as directed by the Administrative Agent by 1:00 p.m., New York City time, on such Business Day (to the extent such investments are then available) or, if no such directions are given by such time, in Eligible Investments described in clause (a) of the definition thereof. All Eligible Investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.01(f).

     (f) Maturity of Eligible Investments. Unless otherwise specified by each Funding Agent and the Administrative Agent in writing, Eligible Investments shall mature no later than the Business Day prior to each Settlement Date in an amount sufficient to pay all interest and fees hereunder and under the other Transaction Documents to which Issuer is a party due on such Settlement Date. The Issuer hereby agrees to deposit into the Collection Account an amount equal to any breakage costs that are deducted from the proceeds of Eligible Investments in the event that any Eligible Investment is needed to pay amounts due on a Settlement Date and had a maturity date later than the Business Day prior to such Settlement Date.

     (g) Form of Investment. Any investment of any funds in the Collection Account, Disbursement Account and Reserve Account shall be made under the following terms and conditions:

     (i) each such investment shall be made in the name of the Indenture Trustee, for the benefit of Issuer and the Secured Parties (to the extent of their respective interests therein), or in the name of a nominee of the Indenture Trustee;

     (ii) any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee (and endorsed to the Indenture Trustee in blank), and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment;

     (iii) all other requirements set forth on Exhibit 3.01(g) are met; and

     (iv) the Indenture Trustee for the benefit of the Secured Parties shall have a first priority perfected security interest in such investment, perfected by control to the extent permitted under Article 9 of the UCC.

     (h) Indenture Trustee Not Liable. The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Accounts resulting from losses on investments made in accordance with the provisions of this Section 3.01 (but the institution serving as Indenture Trustee shall at all times remain liable for its own debt obligations, if any, constituting part of such investments) except for gross negligence or intentional misconduct.

     SECTION 3.02. Collection of Moneys. If at any time Issuer and/or the Master Servicer shall receive any Collections on or in respect of any Pledged Student Loan (including any Guarantee Payment, Interest Subsidy Payment or Special Allowance Payment), it shall hold such Collections for the benefit of the Indenture Trustee (for the benefit of the Secured Parties), shall segregate such payment from the other property of Issuer and shall, within two Business Days, deliver such payment in the form received (endorsed as necessary for transfer) to the Indenture Trustee for deposit in the Collection Account in accordance with Section

     SECTION 3.03. Collection Account.

     (a) Deposits. Each of Issuer and the Master Servicer shall remit or cause to be remitted all Collections received by either of them to the Collection Account no later than the close of business on the second Business Day after receipt thereof. Issuer and the Master Servicer shall cause each Sub-Servicer to remit all Collections received by it to the Collection Account in accordance with the applicable Sub-Servicing Agreement but, notwithstanding the terms of any Sub-Servicing Agreement, (i) with respect to each Affiliated Servicer, no later than the close of business on the second Business Day after such Affiliated Servicer’s receipt of such Collections and (ii) with respect to Third Party Servicers, no less frequently than three times per month and at least once every fifteen days. Master Servicer also shall, in its sole discretion, deposit into the Collection Account the amount of any Monthly Advances determined to be made by Master Servicer pursuant to Section 3.05(e) no later than the related Settlement Date. In addition, Issuer shall deposit to the Collection Account no later than the close of business on the date payable pursuant thereto, the aggregate Reassignment Amounts payable by Issuer pursuant to Section 6.02. The Indenture Trustee shall also remit to the Collection Account any and all funds in the Disbursement Account for which no wire transfer, ACH payment or check has been issued within ten Business Days of receipt of such funds in the Disbursement Account and have not otherwise been distributed in accordance with Section 1.02(b). The Indenture Trustee shall deposit into the Collection Account on the date of receipt thereof all Collections received by the Indenture Trustee from the Master Servicer, Issuer, any Sub-Servicer, any affiliate of Issuer or otherwise. Pursuant to Section 1.03(d), all proceeds of the Demand Note shall be deposited in the Collection Account.

     (b) Settlement Date Procedures. Amounts on deposit on any Settlement Date in the Collection Account representing Collections, Reserve Account Withdrawal Amounts transferred from the Reserve Account pursuant to Section 3.04(b), Advances made pursuant to Section 1.01(c) and other Available Funds (net of any amounts reimbursable to Master Servicer in respect of Monthly Advances pursuant to Section 3.05(e), which shall be paid to Master Servicer) shall be withdrawn from the Collection Account by the Indenture Trustee at the written direction of the Issuer (or, upon receipt of written notice from the Administrative Agent stating that the Indenture Trustee may no longer rely on the Issuer’s directions, solely at the written direction of the Administrative Agent) on such Settlement Date, in the amounts required, and applied in the following order of priority:

     first, any indemnification amounts payable under the Joint Sharing Agreement pursuant to Section 3.07;

     second, an amount equal to the unpaid Monthly Rebate Fee for such Settlement Period plus any Monthly Rebate Fees not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the Department on such Settlement Date but only to the extent the Department has not deducted or netted the amount of such Monthly Rebate Fees from the Interest Subsidy Payments or Special Allowance Payments payable by the Department with respect to the Pledged Student Loans;

     third, an amount equal to the Master Servicer’s Fees for the Pledged Student Loans with respect to such Settlement Period plus any Master Servicer’s Fees not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the Master Servicer for the benefit of the Master Servicer and the Sub-Servicers, as applicable, on such Settlement Date in the amount provided in Section 12.18 of this Agreement, provided that following the occurrence of an Event of Termination, the Indenture Trustee may and at the request of the Administrative Agent shall pay the portion of the Master Servicer’s Fees consisting of sub servicing fees directly to the Sub Servicers (rather than through the Master Servicer);

     fourth, an amount equal to the Eligible Lender Trustee’s Fees with respect to such Settlement Period, plus any Eligible Lender Trustee’s Fees not paid when due on any prior Settlement Date and all expenses incurred by the Eligible Lender Trustee (including its reasonable fees of counsel) in connection with the enforcement of this Agreement shall be set aside in the Collection Account and paid to the Eligible Lender Trustee on such Settlement Date;

     fifth, an amount equal to the Indenture Trustee’s Fees with respect to such Settlement Period, plus any Indenture Trustee’s Fees not paid when due on any prior Settlement Date and all expenses incurred by the Indenture Trustee (including its reasonable fees of counsel) in connection with the enforcement of this Agreement shall be set aside in the Collection Account and paid to the Indenture Trustee on such Settlement Date;

     sixth, an amount equal to Administrative Expenses with respect to such Settlement Period, plus any Administrative Expenses not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the party to which such amounts are owed or to the Issuer for payment to such party on such Settlement Date;

     seventh, an amount equal to the interest accrued (or to be accrued) in respect of all Advances during such Settlement Period, plus any interest on the Advances not paid when due on any prior Settlement Date and interest thereon shall be set aside in the Collection Account and ratably paid to each Funding Agent, for the account of the Lenders in such Funding Agent’s Lender Group, according to the respective principal amounts of the Total Outstanding Advances then held by each of the Lenders in such Funding Agent’s Lender Group on such Settlement Date;

     eighth, an amount equal to all Fees accrued (or to be accrued) during such Settlement Period (other than fees payable to the Letter of Credit provider pursuant to clause tenth that have not been paid previously pursuant to this Section 3.03(b)), plus any Fees not paid when due on any prior Settlement Date, together with interest thereon, shall be set aside in the Collection Account and ratably paid to each Funding Agent, for the account of Lenders in such Funding Agent’s Lender Group, according to the respective principal amounts of the Total Outstanding Advances then held by each of the Lenders in such Funding Agent’s Lender Group or any other intended recipient of such Fees on such Settlement Date;

     ninth, during the Liquidation Period, ratably to each Funding Agent on each Settlement Date, for the account of the Lenders in such Funding Agent’s Lender Group, according to the respective principal amounts of the Total Outstanding Advances then held by each of the Lenders in such Funding Agent’s Lender Group and applied to the outstanding principal amount of the Advances;

     tenth, an amount equal to the Letter of Credit Provider’s Fees with respect to such Settlement Period, plus any Letter of Credit Provider’s Fees not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the Letter of Credit Provider on such Settlement Date;

     eleventh, an amount equal to any other amounts due and owing to the Indenture Trustee, Eligible Lender Trustee, the Administrative Agent, any Funding Agent, any Affected Party, any Indemnified Party or the Lenders pursuant to this Agreement shall be set aside in the Collection Account and paid to the Indenture Trustee, Eligible Lender Trustee, Administrative Agent, such Funding Agent, such Affected Party, such Indemnified Party or the Lenders, as the case may be, when due in accordance with this Agreement;

     twelfth, during the Revolving Period, to the Indenture Trustee for deposit to the Reserve Account in an amount equal the amount by which the balance in the Reserve Account is less than the Reserve Account Minimum Balance;

     thirteenth, an amount equal to any other amounts due and owing to the Letter of Credit Provider pursuant to this Agreement or the Premium Letter of Credit shall be set aside in the Collection Account and paid to the Letter of Credit Provider when due;

     fourteenth, an amount equal to the Administrator’s Fees for the Pledged Student Loans with respect to such Settlement Period plus any Administrator’s Fees not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the Administrator; and

     fifteenth, during the Revolving Period, in an amount, if any, directed by Issuer, ratably to each Funding Agent, for the account of the Lenders in such Funding Agent’s Lender Group, ratably according to the respective principal amounts of the Total Outstanding Advances then held by each of the Lenders in such Funding Agent’s Lender Group and applied to the outstanding principal amount of the Advances.

     (c) Use of Funds. The Indenture Trustee may withdraw funds from the Collection Account for the purchase of Eligible Student Loans by the Issuer pursuant to the CFO Purchase and Sale Agreement on and after any Settlement Date only to the extent there are Available Funds remaining in the Collection Account after application of clauses first through fourteenth of Section 3.03(b) on such Settlement Date; provided, however, that no Purchase Termination Event shall have occurred with respect to the Originator of such Eligible Student Loans. Any Student Loans purchased or originated by Issuer with funds from the Collection Account shall automatically become Pledged Student Loans.

     (d) Releases of Collateral from Collection Account. On the date of any release of Collateral pursuant to Section 1.04 hereof, at Issuer’s request, the Indenture Trustee may withdraw funds from the Collection Account and may release its security interest on Pledged Student Loans and Related Security purchased with funds from the Collection Account under Section 3.03(c) so long as the Asset Coverage Ratio after giving effect to such release is at least equal to the greater of (i) a percentage equal to the Asset Coverage Ratio as listed on the Coverage Condition Certificate most recently received by the Administrative Agent and the Funding Agents and (ii) a percentage equal to the sum of (A) 100.1% plus (B) an amount equal to (1) a percentage equal to the average of the Excess Spread for each month since the later to have occurred of (x) the Closing Date or (y) the date of the last Take-Out Securitization multiplied by (2) the number of days that have elapsed since the later to have occurred of (x) the Closing Date or (y) the date of the last Take-Out Securitization divided by (3) 365.

     (e) Final Payout Date. On the Final Payout Date, any funds remaining in the Collection Account after giving effect to the provisions of Section 3.03 shall be paid to the Issuer.

     SECTION 3.04. Reserve Account.

     (a) Establishment of Reserve Account. On or prior to the initial Borrowing Date, Issuer shall deposit into the Reserve Account an amount equal to the Reserve Account Minimum Balance. Thereafter, Issuer shall deposit to the Reserve Account (i) all amounts required to be deposited therein pursuant to clause twelfth of Section 3.03(b), (ii) all origination and other up-front fees paid by any Obligors or related Persons with respect to any Private Loans that do not have the benefit of a Private Loan Guarantee Agreement and (iii) all Collections received with respect to Pledged Student Loans that constitute Private Loans that have become Defaulted Student Loans.

     (b) Withdrawals for Defaulted Student Loans. On the Business Day following the day on which a Pledged Student Loan that constitutes a Private Loan that does not have the benefit of a Private Loan Guarantee Agreement has become a Defaulted Student Loan, as set forth in a notice from the Master Servicer, or on the day of receipt of such notice if received after a Pledged Student Loan that constitutes a Private Loan has become a Defaulted Student Loan, the Indenture Trustee shall transfer from the Reserve Account to the Collection Account the lesser of (A) the Principal Balance of such Defaulted Student Loan and all accrued and unpaid interest thereon (to the extent not previously capitalized) and (B) the amount on deposit in the Reserve Account consisting of origination and other up-front fees paid by any Obligors or related Persons with respect to Private Loans that do not have the benefit of a Private Loan Guarantee Agreement (such amount, the “Reserve Account Withdrawal Amount”) and shall deposit such Reserve Account Withdrawal Amount in the Collection Account for application pursuant to the provisions of Section 3.03(b).

     (c) Withdrawals from Reserve Account. On each Settlement Date, the Indenture Trustee shall withdraw from the Reserve Account the amounts on deposit therein and treat such amounts as Collections and apply them as set forth in Section 3.03(b) to the extent such withdrawal is necessary to pay the amounts set forth in Section 3.03(b).

     (d) Distribution on Final Payout Date. On the Final Payout Date, amounts remaining on deposit in the Reserve Account shall be deposited into the Collection Account and distributed pursuant to the provisions of Section 3.03.

     SECTION 3.05. Payments and Computations, Etc.; Monthly Advances.

     (a) Payments. All amounts to be paid or deposited by the Indenture Trustee or Issuer to the Administrative Agent, Funding Agents or Lenders hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds, to the applicable Funding Agent’s Account.

     (b) Late Payments. Issuer shall, to the extent permitted by law and subject to Section 2.04, pay to Lenders interest on all amounts not paid or deposited by Issuer when due hereunder at 2.00% per annum above the interest rate otherwise applicable to such amount pursuant to this Agreement or, if no interest rate is otherwise applicable to such amount pursuant to this Agreement, at 2.00% per annum above the Alternate Base Rate, payable on demand.

     (c) Method of Computation. Except in the case of fees payable under the JPMC Fee Letter, all computations of interest, any fees payable under Section 4.01 and any other fees payable by Issuer to Lenders, the Funding Agents or the Administrative Agent in connection with Borrowings hereunder shall be calculated by the Administrative Agent on the basis of a year of 360 days (or in the case of interest calculated by reference to the Alternate Base Rate, 365 or 366 days, as applicable), for actual days elapsed. Fees payable under the JPMC Fee Letter shall be calculated in accordance with the terms of the JPMC Fee Letter.

     (d) Indenture Trustee’s Reliance. In making the deposits, distributions and calculations required to be made by it hereunder, the Indenture Trustee shall be entitled to conclusively rely, in good faith, on information supplied to the Indenture Trustee by the Administrative Agent and the Funding Agents and, prior to the written notice by the Administrative Agent to the contrary, the Issuer. The Issuer (or, if the Administrative Agent has notified the Indenture Trustee not to follow the Issuer’s instructions, the Administrative Agent) agrees to provide to the Indenture Trustee written instructions with respect to such distributions by 3:00 p.m. (New York City time) at least one (1) Business Day prior to each Settlement Date. If the Indenture Trustee has not received such instructions by such time, the Indenture Trustee shall immediately notify the Administrative Agent and the Funding Agents. The Indenture Trustee shall only make distributions hereunder pursuant to the terms hereof or, if the express terms do not conflict therewith, upon the written instructions of the Administrative Agent and the Funding Agents, as applicable. The Indenture Trustee shall be fully protected in making disbursements hereunder in accordance with the written instructions of the Administrative Agent, the Funding Agents or the Issuer delivered in accordance with this Agreement.

     (e) Monthly Advances. If Issuer or the Eligible Lender Trustee (or a Servicer on its behalf) has applied for a Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special Allowance Payment from the Department, and Issuer, the Eligible Lender Trustee or the Master Servicer, as the case may be, has not received the related payment prior to the end of the Settlement Period immediately preceding the current Settlement Date, Master Servicer may, no later than the related Settlement Date, in its sole discretion, deposit into the Collection Account an amount up to the amount of such payments applied but not received (such deposits by Master Servicer are referred to herein as “Monthly Advances”). Master Servicer shall have no obligation, legal or otherwise, to make any Monthly Advance, and the making of or decision to make a particular Monthly Advance shall not create any obligation on Master Servicer, legal or otherwise, to make any future Monthly Advances. If after making a Monthly Advance, Issuer (or the Eligible Lender Trustee or the Master Servicer on its behalf) receives the Guarantee Payment, Special Allowance Payment or Interest Subsidy Payment for which such Monthly Advance was made, then notwithstanding the order set forth in Section 3.03(b) hereof, Master Servicer shall be reimbursed immediately from such Guarantee Payment, Special Allowance Payment or Interest Subsidy Payment, as the case may be, on deposit in the Collection Account up to the amount of the related Monthly Advance.

     SECTION 3.06. Disbursement Account.

     (a) Establishment of Disbursement Account. On the initial Borrowing Date and on each Borrowing Date thereafter, funds from the Lenders’ Advances shall be deposited into the Disbursement Account by the Funding Agents in accordance with Section 1.02(b).

     (b) Withdrawals from Disbursement Account. The Master Servicer (or, if the Administrative Agent has notified the Indenture Trustee not to follow the Master Servicer’s directions, the Administrative Agent) shall direct the Indenture Trustee as to the disbursement of all funds on deposit in the Disbursement Account; provided, that any funds disbursed from the Disbursement Account shall be disbursed directly to the Person entitled to such funds (which (1) in the case of the acquisition of Pledged Student Loans, will be the seller or other transferor thereof and (2) in the case of the origination of Pledged Student Loans, will be the Eligible Lender Trustee or other entity through which the proceeds of such loans are to be disbursed) or, to the extent the Issuer has previously paid such amounts and is seeking reimbursement therefor, to the Issuer upon the Issuer furnishing the Indenture Trustee with satisfactory evidence of such payment. The withdrawal of funds from the Disbursement Account shall be subject to each of the conditions precedent set forth in Section 5.02 of this Agreement (unless expressly waived by the Administrative Agent and each Funding Agent in writing). All funds not disbursed from the Disbursement Account within ten Business Days after they are deposited into the Disbursement Account shall be remitted by the Indenture Trustee to the Collection Account.

     (c) Distribution on Final Payout Date. On the Final Payout Date, amounts remaining on deposit in the Disbursement Account shall be remitted to the Collection Account for distribution in accordance with the provisions of Section 3.03(b).

     SECTION 3.07. Payment Under Joint Sharing Agreement. The Indenture Trustee and Eligible Lender Trustee shall, upon receipt of any notice that an amount is payable from the Collateral pursuant to the indemnification provisions of the Joint Sharing Agreement, immediately furnish a copy thereof to the Issuer, the Master Servicer, the Sub-Servicers, the Funding Agents and the Administrative Agent. Thereafter, the Issuer, the Master Servicer, the Sub-Servicers, the Indenture Trustee and the Eligible Lender Trustee shall promptly determine if, and the extent to which, such amount is so payable and, following the determination of such amount, if any, the Indenture Trustee shall, on the next succeeding Settlement Date, pay such amount to the appropriate parties in accordance with clause first of Section 3.03(b).

ARTICLE IV

FEES AND YIELD PROTECTION

     SECTION 4.01. Fees. Issuer shall pay to (i) the Administrative Agent, for its own account and for the Valuation Agent and the Lenders in the Lender Groups of which CNAI is the Funding Agent, certain fees in the amounts and on the date set forth in the letter agreement between Issuer and the Administrative Agent dated November 4, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “CNAI Fee Letter”) and (ii) J.P. Morgan Securities Inc., for its own account and for Lenders in the Lender Groups of which JPMC is the Funding Agent, certain fees in the amounts and on the dates set forth in the letter agreement between Issuer and J.P. Morgan Securities Inc. (as amended, restated, supplemented or otherwise modified from time to time, the “JPMC Fee Letter”). Issuer shall also pay (i) to the Indenture Trustee for the account of the Indenture Trustee the Indenture Trustee’s Fees on the date set forth in the letter agreement (the “Indenture Trustee Fee Letter”) between Issuer and the Indenture Trustee dated November 4, 2004, (ii) to the Eligible Lender Trustee for the account of the Eligible Lender Trustee certain Fees payable to the Eligible Lender Trustee on the dates and in the amounts set forth in the letter agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Eligible Lender Trustee Fee Letter”) between Issuer and the Eligible Lender Trustee dated November 4, 2004, and (iii) to the Letter of Credit Provider, for the account of the Letter of Credit Provider certain Fees payable to the Letter of Credit Provider on the dates and in the amounts set forth in the letter agreement ( as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Provider Fee Letter”) dated July 23, 2003.

     SECTION 4.02. Yield Protection.

     (a) If any Regulatory Change (including a change to Regulation D) occurring after the date hereof:

     (A) shall subject an Affected Party to any Non-Excluded Tax or any obligation or right to make Advances or to provide funding therefor;

     (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest on the Advances), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party;

     (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

     (D) shall impose any other condition affecting any Advance owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Advances or to provide funding therefor; or

     (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

     (x) to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Advance, or any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement or any commitment of such Affected Party with respect to any of the foregoing;

     (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or any other Program Support Agreement, or under any Program Support Agreement with respect thereto; or

     (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any other Program Support Agreement or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved;

then within thirty (30)days after demand by such Affected Party, Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction including, without limitation, all interest and penalties thereon or with respect thereto, and all out of pocket costs and expenses (including the reasonable fees and expenses of counsel in defending against the same).

     (b) Each Affected Party will promptly notify Issuer, the Administrative Agent and the Funding Agent in such Affected Party’s Lender Group of any event of which it has actual knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

     (c) In determining any amount provided for or referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable and which it applies on a consistent basis. Any Affected Party when making a claim under this Section 4.02 shall submit to Issuer a statement as to such increased cost or reduced return, which statement shall, in the absence of manifest error, be conclusive and binding upon Issuer.

     SECTION 4.03. Funding Losses. In the event that any Program Support Provider or any Lender shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Program Support Provider or Lender to make any purchase or maintain any purchase) as a result of (i) any settlement with respect to any Advance being made on any day other than the applicable Settlement Date with respect thereto, or (ii) any Borrowing not being made in accordance with a request therefor under Section 1.02, then, within thirty (30) days of written notice from the Funding Agent in such Lender’s or Program Support Provider’s Lender Group to Issuer, Issuer shall pay to the Funding Agent in such Lender’s or Program Support Provider’s Lender Group for the account of such Program Support Provider or the Lenders, the amount of such loss or expense (including, without duplication, any related Termination Fee). Such written notice shall, in the absence of manifest error, be conclusive and binding upon Issuer. In addition, in the event that the Issuer shall make a repayment or prepayment of the principal amount of any Advance that is funded or maintained by Promissory Notes on any day other than the applicable Settlement Date with respect to such Advance without giving the notice required by Section 2.03(a)(i), the Issuer shall pay to each Funding Agent for the account of the Lenders in each such Funding Agent’s Lender Group on such Settlement Date, the Termination Fee with respect to such Advance.

ARTICLE V

CONDITIONS OF BORROWINGS

     SECTION 5.01. Conditions Precedent to Original Indenture. The initial Borrowing under the Original Indenture was subject to the condition precedent that the Administrative Agent (unless otherwise indicated) shall have received, on or before the date of such Borrowing the following, each (unless otherwise indicated) dated on or about July 23, 2003 and in form and substance satisfactory to the Administrative Agent and the Lenders:

     (a) A copy of the resolutions of the Board of Managers of Issuer approving this Agreement and the other Transaction Documents to which Issuer is a party to be delivered by it hereunder and the transactions contemplated hereby, together with a copy of the Limited Liability Company Agreement of Issuer, each certified by its secretary or assistant secretary;

     (b) A good standing certificate for Issuer issued by the State of Delaware and a certificate of qualification to do business in the State of Virginia issued by the Secretary of State of each such State, as of a recent date acceptable to the Administrative Agent and the Lenders;

     (c) A certificate of the secretary or assistant secretary of Issuer certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent and Lenders may conclusively rely until such time as the Administrative Agent and Lenders shall receive from Issuer a revised certificate meeting the requirements of this clause):

     (d) The Certificate of Formation of Issuer, duly certified by the Secretary of State of Delaware and by the secretary or assistant secretary of the Issuer, as of a recent date acceptable to the Administrative Agent and the Lenders, together with a copy of the operating agreement of the Issuer, duly certified by the secretary or assistant secretary of the Issuer;

     (e) A copy of the resolutions of the Board of Managers of Master Servicer, each Affiliated Servicer, each Affiliated Originator, CFS and the Administrator approving this Agreement, the other Transaction Documents to which such Person, as applicable, is a party to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary;

     (f) A good standing certificate for each of Master Servicer, CFS and the Administrator issued by the State of Virginia and a good standing certificate for each of CFO and CFS-SunTech Servicing LLC issued by the State of Delaware, in each case, dated as of a recent date and acceptable to the Administrative Agent and the Lenders;

     (g) A certificate of the secretary or assistant secretary of CFO, CFO-SunTech Servicing LLC, CFS and the Administrator certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent and Lenders may conclusively rely until such time as the Administrative Agent and Lenders shall receive from Issuer a revised certificate meeting the requirements of this clause):

     (h) The Certificate of Formation of Master Servicer, CFS and the Administrator duly certified by the Secretary of State of Virginia and by the secretary or assistant secretary of the Master Servicer, CFS or the Administrator, as applicable, and the Certificate of Formation of CFO and CFS-SunTech Servicing LLC duly certified by the Secretary of State of Delaware and by the secretary or assistant secretary of CFO or CFS-SunTech Servicing LLC, as applicable, in each case, dated as of a recent date acceptable to the Administrative Agent and the Lenders, together with a copy of the operating agreement of each such Person, duly certified by the secretary or assistant secretary of such Person, as applicable;

     (i) A certificate of the secretary or assistant secretary of U.S. Bank National Association certifying (A) a copy of the Charter of the U.S. Bank National Association certified as of a recent date by the Office of the Comptroller of Currency (B) a copy of the bylaws of the U.S. Bank National Association, (C) a copy of the resolutions of the board of directors of the U.S. Bank National Association authorizing the execution, delivery and performance of each

Transaction Document to which it is a party and (D) the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent and Lenders may conclusively rely until such time as the Administrative Agent and Lenders shall receive from Issuer a revised certificate meeting the requirements of this clause);

     (j) A certificate of an officer of the Eligible Lender Trustee certifying that each of the Guarantee Agreements and Eligible Lender Trust Agreements that have been provided to the Administrative Agent are true and correct copies thereof and remain in full force and effect;

     (k) A copy of the Certificate of Authority of the Eligible Lender Trustee/Indenture Trustee to Commence Business and of the Certificate of Fiduciary Powers of the Eligible Lender Trustee/Indenture Trustee duly certified by the Comptroller of Currency;

     (l) (i) Financing statements on Form UCC-1 (A) naming Issuer as the debtor and the Indenture Trustee, for the benefit of the Secured Parties, as the secured party, (B) naming the Eligible Lender Trustee as debtor and the Indenture Trustee, for the benefit of the Secured Parties, as the secured party (with one statement identifying the Eligible Lender Trustee as a trustee in the debtor box on Form UCC-1 and a second statement identifying the Eligible Lender Trustee as trustee in the miscellaneous box on Form UCC-1), (C) naming the Issuer as debtor in its capacity as settlor of the trust pursuant to the Eligible Lender Trust Agreement and the Indenture Trustee, for the benefit of the Secured Parties, as the secured party, (D) naming each Affiliated Originator as debtor, Issuer as secured party and the Indenture Trustee, as assignee secured party and (E) other similar instruments or documents, in proper form for filing in the offices in which filings are necessary or, in the opinion of the Administrative Agent or any Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Indenture Trustee’s security interest in the Collateral, for the benefit of the Secured Parties and (ii) if applicable, continuation statements with respect to the financing statements described in clause (i);

     (m) A search report as of a recent date acceptable to the Administrative Agent and the Lenders provided in writing to the Administrative Agent by Issuer, in a form acceptable to the Administrative Agent and the Lenders, listing all effective financing statements that name Issuer or Eligible Lender Trustee or CFO as debtor and that are filed in the jurisdictions in which filings were made pursuant to clause (k) above and in such other jurisdictions that Administrative Agent or any Lender shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or if so covered, the Administrative Agent shall have received duly executed termination statements with respect thereto);

     (n) Favorable opinions of counsel to (i) the Issuer, the Master Servicer and each Affiliated Servicer and, if requested by the Administrative Agent or any Lender, each of the other parties to each Purchase and Sale Agreement, each Sub-Servicing Agreement and each Eligible Lender Trust Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, including without limitation security interest opinions, a true sale opinion with respect to transfers under the CFO Purchase and Sale Agreement, and a non-substantive consolidation opinion with respect to (A) each Affiliated Originator and each Affiliated Servicer, on the one hand, and (B) the Issuer, on the other hand, and (ii) the Indenture Trustee and Eligible Lender Trustee in form and substance acceptable to the Administrative Agent;

     (o) Such powers of attorney as the Administrative Agent or any Lender shall reasonably request to enable the Administrative Agent to collect all amounts due under any and all Collateral;

(p) All fees and expenses then due and owing hereunder shall have been paid in full;

(q) A Note, duly executed by Issuer;

     (r) Copies of each Guarantee Agreement, not previously received by the Administrative Agent, duly executed by the related Guarantor and the Eligible Lender Trustee and certified by Issuer as being a true and correct copy thereof;

     (s) Copies of each Sub-Servicing Agreement between the Master Servicer and any applicable Sub-Servicer (including all amendments thereto), not previously received by the Administrative Agent, duly executed by the parties thereto and certified by Issuer as being a true and correct copy thereof;

     (t) A copy of this Agreement and each of the other Transaction Documents and each other document, instrument, agreement and certificate identified on the Closing List attached as Exhibit 5.01(q) to the Original Indenture, if not previously received by the Administrative Agent, in each case duly executed, as applicable, by Issuer, the Master Servicer each Lender, Administrative Agent, Indenture Trustee, Eligible Lender Trustee, the Letter of Credit Provider and each other party thereto;

     (u) Evidence that the Accounts have been established and that on or prior to the initial Borrowing, the amount on deposit in the Reserve Account is at least equal to the Reserve Account Minimum Balance; and

     (v) A Pro-Forma Coverage Condition Certificate, executed by an authorized officer of the Issuer, showing that (after giving effect to the initial Borrowing) the Coverage Condition is met;

     (w) The Indenture Trustee shall have received the executed original of the Demand Note (delivered by the Issuer in pledge to the Indenture Trustee for the benefit of the Secured Parties) and the Residual Payments Account Control Agreement and evidence that the Residual Payments Account has been established.

By accepting the proceeds of the initial Borrowing after July 23, 2003, Issuer was deemed to have represented and warranted that all of the conditions precedent listed in this Section 5.01 have been met.

     SECTION 5.02. Conditions Precedent to All Borrowings. Each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true and the Issuer (by accepting the proceeds of such Borrowing) shall be deemed to have certified that all such conditions precedent are satisfied on the date of each such Borrowing:

     (a) the representations and warranties contained in Section 6.01 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made (and to be correct in all material respects) on such day;

     (b) no Material Adverse Change in the condition of Issuer, any Affiliated Originator, CFS, any Affiliated Servicer or the Master Servicer has occurred and is continuing;

     (c) no event has occurred and is continuing, or would result from such Borrowing that constitutes an Event of Termination or Unmatured Event of Termination;

     (d) if such Borrowing is the first Borrowing of any calendar week, the Administrative Agent and each Funding Agent shall have received a pro-forma Coverage Condition Certificate, substantially in the form of Exhibit 5.02(d), executed by an authorized officer of Issuer, showing that after giving effect to each proposed Borrowing, the Coverage Condition is met;

     (e) the Facility Termination Date shall not have occurred;

     (f) the applicable Sub-Servicers, in each case as bailee for the Indenture Trustee for the benefit of the Secured Parties, shall have received the original Student Loan Notes that will be acquired or otherwise financed with the proceeds of such Borrowing (provided, however, that the applicable Sub-Servicers may receive the original Student Loan Notes not later than five days after the date of such Borrowing so long as prior to such receipt the original Student Loan Notes are in the custody of the Master Servicer or the Administrator as bailee pursuant to this Agreement);

     (g) all conditions precedent to Issuer’s acquisition of the Student Loans to be acquired or otherwise funded with the proceeds of such Borrowing (other than the payment of the purchase price therefor) shall have been satisfied and no Purchase Termination Event shall have occurred with respect to the seller of such Student Loans;

     (h) the Administrative Agent shall have received acknowledgment of releases or termination statements on Form UCC-3 and any other documents necessary to evidence or release any security interest (other than that of the Indenture Trustee) in the Student Loans to be acquired or otherwise funded with the proceeds of such Borrowing, to the extent required for any such prior security interest to be terminated;

(i) the Issuer has paid all fees and expenses due hereunder at such time; and

     (j) with respect to any Private Loan, prior to any Borrowing with respect thereto and prior to its inclusion in the calculation of the Coverage Condition, (A) each such Private Loan shall be (1) covered by and serviced in accordance with the applicable Sub-Servicing Agreement in form and substance satisfactory to the Administrative Agent, the Funding Agents and the Required Lenders and (2) the Administrative Agent shall have received such other opinions, approvals, documents and certificates with respect to such Private Loan as the Administrative Agent, the Funding Agents and the Lenders shall reasonably request and (B) if such Private Loan has the benefit of a Private Loan Guaranty Agreement and the Private Loan Guarantor thereof is TERI, the Administrative Agent and the Funding Agents have conducted such due diligence (including visiting the offices of TERI) as the Administrative Agent and the Funding Agents shall deem necessary with respect to such Private Loan in their sole discretion;

     (k) the amount on deposit in the Reserve Account after giving effect to such Borrowing shall be at least equal to the Reserve Account Minimum Balance;

     (l) the Issuer shall have delivered to the Administrative Agent and each Funding Agent, if so requested by Administrative Agent or any such Funding Agent, a copy of each Purchase and Sale Agreement entered into after July 23, 2003, in each case duly executed by Issuer, and each other party thereto;

     (m) Such powers of attorney as the Administrative Agent or any Lender shall reasonably request to enable the Administrative Agent to collect all amounts due under any and all Collateral;

     (n) No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency, seeking to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction;

     (o) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof; and

     (p) the Issuer shall hold all FFELP Loans through the Eligible Lender Trustee and the Eligible Lender Trustee shall be an “eligible lender” under Section 435(d)(1)(D) of the Higher Education Act.

Notwithstanding the foregoing, the conditions precedent described in clauses (a), (b), (d), (e), (f), (g), (h), (i), (j), (l), (m), and (n) above shall not apply to Borrowings made pursuant to Section 1.01(c) of this Agreement.

     SECTION 5.03. Delivery of Roster of Student Loans. In connection with any Borrowing (other than a Borrowing pursuant to Section 1.01(c) of this Agreement), Issuer (or the Master Servicer on its behalf) shall have delivered to the Indenture Trustee a roster Student Loans to be financed by the Issuer in connection with such Borrowing reflecting (i) any Student Loans not originated by the Issuer or its Affiliates, as soon as possible but no later than 5 Business Days after the acquisition thereof, (ii) with respect to any Student Loans originated by Issuer or its Affiliates, within 5 Business Days after such origination and (iii) such additional information reasonably requested by the Administrative Agent and any Funding Agent. Notwithstanding the foregoing, with respect to the initial Borrowing, Issuer shall have delivered the Schedule of Pledged Student Loans to the Indenture Trustee on or before the date of such initial Borrowing.

     SECTION 5.04. Conditions Precedent to Amendment and Restatement of the Original Indenture. The initial Borrowing after the Closing Date and the amendment and restatement of the Original Indenture is subject to the condition precedent that the Administrative Agent (unless otherwise indicated) shall have received, on or before the date of such Borrowing, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrative Agent, the Funding Agents and the Lenders:

     (a) A copy of the resolutions of the Board of Managers of Issuer approving this Agreement and the other Transaction Documents to which Issuer is a party to be delivered by it hereunder and the transactions contemplated hereby, together with a copy of the Limited Liability Company Agreement of Issuer, each certified by its secretary or assistant secretary;

     (b) A good standing certificate for Issuer issued by the Secretary of State of the State of Delaware and a certificate of qualification to do business in the State of Virginia issued by the Secretary of State of each such State, as of a recent date acceptable to the Administrative Agent, the Funding Agents and the Lenders;

     (c) A certificate of the secretary or assistant secretary of Issuer certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent, the Funding Agents and Lenders may conclusively rely until such time as the Administrative Agent, the Funding Agents and Lenders shall receive from Issuer a revised certificate meeting the requirements of this clause):

     (d) The Certificate of Formation of Issuer, duly certified by the Secretary of State of the State of Delaware and by the secretary or assistant secretary of the Issuer, as of a recent date acceptable to the Administrative Agent, the Funding Agents and the Lenders, together with a copy of the operating agreement of the Issuer, duly certified by the secretary or assistant secretary of the Issuer;

     (e) A copy of the resolutions of the Board of Managers of Master Servicer and the Administrator approving this Agreement, the other Transaction Documents to which such Person, as applicable, is a party to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary;

     (f) A good standing certificate for each of Master Service and the Administrator issued by the Secretary of Commonwealth of the Commonwealth of Virginia, in each case, dated as of a recent date and acceptable to the Administrative Agent, the Funding Agents and the Lenders;

     (g) A certificate of the secretary or assistant secretary of the Administrator and the Master Servicer certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent, the Funding Agent and Lenders may conclusively rely until such time as the Administrative Agent, the Funding Agents and Lenders shall receive from the Administrator or Master Servicer, as applicable, a revised certificate meeting the requirements of this clause):

     (h) The Certificate of Formation of Master Servicer and the Administrator duly certified by the Secretary of Commonwealth of the Commonwealth of Virginia and by the secretary or assistant secretary of the Master Servicer and the Administrator, as applicable, dated as of a recent date acceptable to the Administrative Agent, the Funding Agents and the Lenders, together with a copy of the operating agreement of each such Person, duly certified by the secretary or assistant secretary of such Person, as applicable;

     (i) A certificate of the secretary or assistant secretary of the Eligible Lender Trustee/Indenture Trustee certifying (A) a copy of a good standing certificate of the Eligible Lender Trustee/Indenture Trustee certified as of a recent date by the Banking Department of the State of New York (B) a copy of or excerpt of the bylaws of the Eligible Lender Trustee/Indenture Trustee including the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent, the Funding Agents and Lenders may conclusively rely until such time as the Administrative Agent, the Funding Agents and Lenders shall receive from Issuer a revised certificate meeting the requirements of this clause);

     (j) A copy of the Certificate of Good Standing of the Eligible Lender Trustee/Indenture Trustee duly certified by the Banking Department of the State of New York;

     (k) (i) Financing statements on Form UCC-1 or Form UCC-3, as applicable, (A) naming Issuer as the debtor and the Indenture Trustee, for the benefit of the Secured Parties, as the secured party, (B) naming the Eligible Lender Trustee as debtor and the Indenture Trustee, for the benefit of the Secured Parties, as the secured party (with one statement identifying the Eligible Lender Trustee as a trustee in the debtor box on Form UCC-1 and a second statement identifying the Eligible Lender Trustee as trustee in the miscellaneous box on Form UCC-1), (C) naming the Issuer as debtor in its capacity as settlor of the trust pursuant to the Eligible Lender Trust Agreement and the Indenture Trustee, for the benefit of the Secured Parties, as the secured party, (D) naming each Affiliated Originator as debtor, Issuer as secured party and the Indenture Trustee, as assignee secured party and (E) other similar instruments or documents, in proper form for filing in the offices in which filings are necessary or, in the opinion of the Administrative Agent or any Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Indenture Trustee’s security interest in the Collateral, for the benefit of the Secured Parties and (ii) if applicable, continuation statements with respect to the financing statements described in clause (i);

     (l) All fees and expenses then due and owing hereunder shall have been paid in full;

     (m) The Notes, duly executed by Issuer;

     (n) Copies of each Guarantee Agreement, not previously received by the Administrative Agent, duly executed by the related Guarantor and the Eligible Lender Trustee and certified by Issuer as being a true and correct copy thereof;

     (o) Copies of each Sub-Servicing Agreement between the Master Servicer and any applicable Sub-Servicer (including all amendments thereto), not previously received by the

Administrative Agent, duly executed by the parties thereto and certified by Issuer as being a true and correct copy thereof;

     (p) A copy of this Agreement and each of the other Transaction Documents and each other document, instrument, agreement and certificate identified on the Closing List attached as Exhibit 5.04(q) hereto, if not previously received by the Administrative Agent, in each case duly executed, as applicable, by Issuer, the Master Servicer, each Funding Agent, each Lender, Administrative Agent, Indenture Trustee, Eligible Lender Trustee, the Letter of Credit Provider and each other party thereto;

     (q) Such other documents, opinions and certificates as Lenders, the Funding Agents or the Administrative Agent may reasonably request;

     (r) Evidence that the Accounts have been established and that on or prior to the initial Borrowing, the amount on deposit in the Reserve Account is at least equal to the Reserve Account Minimum Balance;

     (s) A Pro-Forma Coverage Condition Certificate, executed by an authorized officer of the Issuer, showing that (after giving effect to the initial Borrowing) the Coverage Condition is met; and

     (t) The Indenture Trustee shall have received the executed original of the Demand Note (delivered by the Issuer in pledge to the Indenture Trustee for the benefit of the Secured Parties) and the Residual Payments Account Control Agreement and evidence that the Residual Payments Account has been established.

     By accepting the proceeds of the initial Borrowing, Issuer shall be deemed to have represented and warranted that all of the conditions precedent to the commencement of the initial Revolving Period have been met.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties of Issuer. Issuer represents and warrants as follows:

     (a) Organization, Corporate Powers. Issuer is a limited liability company duly organized, validly existing solely under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware, has all necessary corporate power to carry on its present business, is duly licensed or qualified in all jurisdictions where the nature of its activities require such licensing or qualifying, and has full power, right and authority to enter into this Agreement, the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby, to issue the Notes and to perform each and all of the matters and things herein and therein provided for.

     (b) Issuer Authority, etc. The execution, delivery and performance by Issuer of this Agreement, the Notes and the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and this Agreement, the Notes and such Transaction Documents constitute the legal, valid and binding obligations of Issuer enforceable against Issuer in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law.

     (c) Compliance with Laws and Contracts. (i) The execution, delivery and performance by Issuer of this Agreement, the Notes and the other Transaction Documents to which Issuer is a party do not and will not (w) conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a violation of the certificate of formation or operating agreement of Issuer, (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which Issuer or its property is subject; (y) result in a breach of or constitute a default under the provisions of any indenture, loan or credit agreement or any other material agreement, lease or instrument to which Issuer may be or is subject or by which it, or its property, is bound; or (z) result in, or require, the creation or imposition of any Lien on or with respect of any of the properties of Issuer other than the Lien in favor of the Indenture Trustee provided herein; and (ii) the Issuer is not in violation of, or in default under, any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     (d) Governmental Approvals. Issuer has obtained all authorizations, consents, approvals, licenses, exemptions of or filings or registrations with all governmental commissions, regulatory bodies, boards, bureaus, agencies and instrumentalities, domestic or foreign, necessary to the conduct of its business or necessary to the valid execution, delivery and performance by Issuer of this Agreement, the Notes and the other Transaction Documents to which Issuer is, or will be, a party (the “Approvals”), and such Approvals remain in full force and effect.

     (e) Litigation. There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of Issuer, overtly threatened in writing against or affecting the Issuer (x) asserting the invalidity of this Agreement or any other Transaction Document, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, or (z) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Issuer or which affects, or purports to affect, the validity or enforceability against Issuer of any Transaction Document.

     (f) Employee Benefit Plans. All “employee benefit plans” (as such term is defined in ERISA) of Issuer and each of its ERISA Affiliates (individually, a “Plan” and collectively the “Plans”) have been maintained and operated in substantial compliance with all applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder. No Plan is insolvent or in reorganization. No proceedings have been instituted to terminate any Plan, and no conditions exist which would permit the institution of proceedings to terminate any such Plan. Issuer has no liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (i) any violation of the health care continuation requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502 (l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

     (g) Perfected Interest. Each Pledged Student Loan, including the related Student Loan Note, is owned by Issuer or by the Eligible Lender Trustee, on behalf of Issuer, free and clear of any adverse claim, judgment or Lien other than the Lien created pursuant to this Agreement. All other Collateral is owned by Issuer free and clear of any adverse claim, judgment or Lien other than the Lien created pursuant to this Agreement. Except for the filing of the financing statements described in Section 5.01 and Section 5.04, no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the first priority security interest of the Indenture Trustee, for the benefit of the Secured Parties, in the Collateral as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, Issuer. No financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except such as may be filed (i) in connection with any Lien arising solely as the result of any action taken by the Lenders (or any assignee thereof), any Funding Agent or by the Administrative Agent, (ii) in favor of the Indenture Trustee or (iii) for which UCC termination statements have been filed. No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the pledge by the Issuer or the Eligible Lender Trustee of the Collateral pursuant to this Agreement, (y) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (z) for the exercise by the Administrative Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

     (h) Accuracy of Information. All information (including each Monthly Report) supplied by, or on behalf of, Issuer in writing to the Indenture Trustee, the Lenders, the Funding Agents or the Administrative Agent in connection with this Agreement or the transactions contemplated hereby is true and accurate in all material respects as of the date thereof stated or certified. No information, exhibit or report furnished by Issuer to the Indenture Trustee, the Lenders, the Funding Agents or the Administrative Agent in connection with this Agreement contained any untrue statement of material fact or omitted any material fact necessary in order to prevent the statements contained therein in light of the circumstances under which such statements were or are made from being misleading in any material respect. The financial information regarding the Issuer as heretofore delivered to any of the Indenture Trustee, the Lenders, the Funding Agents or the Administrative Agent correctly and fairly presents the financial condition of the Issuer as of the date hereof.

     (i) Terminations. No Event of Termination or Unmatured Event of Termination exists.

     (j) Margin Regulations. The use of all funds obtained by Issuer under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

     (k) Issuer Information. The chief place of business and chief executive office of Issuer are located at the address of Issuer referred to in Section 13.02, and the offices where Issuer keeps all its books, records and documents relating to the Pledged Student Loans are located at the addresses specified in Schedule 6.01(k) (or at such other locations, notified to the Administrative Agent in accordance with Section 7.01(f), in jurisdictions where all action necessary to maintain the Indenture Trustee’s first priority perfected security interest, for the benefit of the Secured Parties, in the Collateral has been taken and completed). The exact legal name of the Issuer is set forth on the signature page hereof. The Issuer’s organizational identification number is 3678388. Other than as described on Schedule 6.01(k), the Issuer has not changed its name, changed its organizational structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years. The Location of the Issuer is Delaware and the Location of the Eligible Lender Trustee is New York.

     (l) No Disclosure Required. Under applicable laws and regulations in effect on the date hereof, Issuer is not required to file a copy of this Agreement with the Securities and Exchange Commission or any other governmental authority.

     (m) Capital of Issuer. Issuer is Solvent.

     (n) Issuer Not an Investment Company. Issuer is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (o) Eligible Student Loans. All Pledged Student Loans are Eligible Student Loans. Each Student Loan included as an Eligible Student Loan in the calculation of the Coverage Condition, is an Eligible Student Loan.

     (p) Material Adverse Effect. No Material Adverse Change in the condition of the Issuer, any Affiliated Servicer or the Master Servicer (or, to Issuer’s knowledge, any Third Party Servicer) has occurred and is continuing.

     (q) Prior Business Activity. The Issuer has no other business activity except as contemplated in this Agreement and upon the date hereof is not party to any other debt, financing or other material transaction or agreement other than the Transaction Documents.

     (r) Subsidiaries. The Issuer has no subsidiaries.

     (s) Acquisition of Student Loans. With respect to each Pledged Student Loan, the Issuer has acquired such Pledged Student Loan pursuant to the CFO Purchase and Sale Agreement in exchange for payment to the Affiliated Originator in an amount which constitutes fair consideration and reasonably equivalent value (and such acquisition is not void or subject to avoidance under any section of the Bankruptcy Code) and, to the extent that the Affiliated Originator has acquired such Pledged Student Loan from a Third Party Originator, the Affiliated Originator has acquired such Pledged Student Loan pursuant to a Purchase and Sale Agreement in exchange for payment to the Third Party Originator in an amount which constitutes fair consideration and reasonably equivalent value (and such acquisition is not void or subject to avoidance under any section of the Bankruptcy Code).

     (t) Demand Note; Residual Payments Account; Residual Payments Account Control Agreement. Each of the Demand Note and the Residual Payments Account Control Agreement has been duly authorized, executed and delivered by CFS, and constitutes the legal, valid and binding obligation of CFS, and CFS is not in default under any of the terms thereunder. The Residual Payments Account shall have been validly established and the Indenture Trustee, as assignee of the Issuer, as secured party under the Demand Note, has a perfected security interest in the Demand Note and the Residual Payments Account, subject only to the Intercreditor Agreement.

     (u) Tax Status. Issuer has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

     (v) Eligible Lender. Each Eligible Lender Trustee is an “eligible lender” under Section 435(d)(1)(D) of the Higher Education Act.

     (w) Electronic Signatures. To the extent any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is evidenced by an electronic promissory note or an electronic record, or to the extent the signature of the obligor on any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is an electronic signature the Issuer has complied (and has caused the Affiliated Originator and Master Servicer to comply) with all regulations, standards and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the U.S. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time.

     SECTION 6.02. Reassignment upon Breach. Issuer, the Administrative Agent, any Funding Agent or the Indenture Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach in any material respects of the representations and warranties made or deemed made by Issuer pursuant to Section 6.01(g) or (o) or any breach in any material respects of the covenants of Issuer made pursuant to Section 7.03. Unless any such breach shall have been cured within thirty (30) days following the discovery thereof by Issuer or receipt by Issuer of written notice from the Indenture Trustee, such Funding Agent or the Administrative Agent of such breach, the Pledged Student Loan as to which such representation and warranty or covenant relates shall be reassigned to Issuer (a “Reassignment”) as of the first day succeeding the end of such 30-day period that is the last day of a calendar month. In consideration of and simultaneously with the Reassignment of such Pledged Student Loan, Issuer shall deposit to the Collection Account immediately available funds equal to the outstanding Principal Balance of such Pledged Student Loan, plus accrued and unpaid interest thereon (to the extent not previously capitalized), plus any Unamortized Premium thereon plus any unreimbursed Monthly Advance with respect thereto (the “Reassignment Amount”). Notwithstanding the foregoing, so long as no Event of Termination shall have occurred and be continuing, during the Revolving Period, Issuer may, at its option in lieu of depositing such Reassignment Amount to the Collection Account on such date, may pledge to the Indenture Trustee on such date for inclusion in the Collateral a new Eligible Student Loan in substitution for such Pledged Student Loan with respect to which a Borrowing could be made (assuming Issuer requested a Borrowing in connection with such new Eligible Student Loan pursuant to

Section 1.02) in an amount at least equal to the Reassignment Amount, by delivering an updated Schedule of Pledged Student Loans to the Indenture Trustee reflecting such substitution and delivering to the applicable Sub-Servicer, as bailee for the Indenture Trustee, if not already in its possession the original Student Loan Note for the new Student Loan to be included in the Collateral; provided, however, that the aggregate outstanding Principal Balance of all such substitute Student Loans shall not at any time exceed 10% of the Total Outstanding Advances. The Indenture Trustee shall execute such documents reasonably requested by Issuer in order to effect such reassignment and to release the Indenture Trustee’s Lien thereunder.

     SECTION 6.03. Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants as follows:

     (a) Due Organization. It is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) Authorization. It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) No Conflict. Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or applicable state law, governmental rule or regulation governing the banking or trust powers of the Indenture Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     (d) Eligible Lender. It is an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act, for purposes of being pledgee of the Pledged Student Loans as contemplated by this Agreement.

     (e) Binding Obligation. This Agreement constitutes, and each other Transaction Document to be executed by the Indenture Trustee when duly executed and delivered, will constitute, a legal, valid and binding obligation of the Indenture Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     SECTION 6.04. Representations and Warranties of Eligible Lender Trustee. The Eligible Lender Trustee hereby represents and warrants as follows:

     (a) Due Organization. It is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) Eligible Lender. It is an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act.

ARTICLE VII

GENERAL COVENANTS OF ISSUER AND MASTER SERVICER

     SECTION 7.01. Affirmative Covenants of Issuer. From the date hereof until the Final Payout Date, Issuer will, unless the Administrative Agent, the Funding Agents and the Lenders shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Pledged Student Loans except to the extent that failure to comply with such laws, rules, regulations and orders would not have a Material Adverse Effect on the Issuer.

     (b) Preservation of Existence. Preserve and maintain its existence as a limited liability company, and its rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could be reasonably expected to have a Material Adverse Effect on the Issuer.

     (c) Audits. (i) At any time and from time to time during regular business hours, permit the Administrative Agent, the Funding Agents, the Lenders, the Indenture Trustee or any of their agents or representatives, upon prior written notice of at least ten (10) Business Days if no Event of Termination has occurred and is continuing, (y) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Issuer relating to the Collateral, and (z) to visit the offices and properties of Issuer for the purpose of examining such materials described in clause (i)(y) above, and to discuss matters relating to Pledged Student Loans or Issuer’s performance under the Transaction Documents with any of the officers or employees of Issuer having knowledge of such matters; (ii) without limiting the provisions of clause (i) above, from time to time on the reasonable request of the Administrative Agent or, in the event of an investigation, audit (not in the ordinary course) or other proceeding instigated by the Department, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at Issuer’s expense, a review of Issuer’s books and records with respect to the Pledged Student Loans; and (iii) without limiting the foregoing, once per calendar year or, upon the occurrence and during the continuance of an Event of Termination, at any time at the request of the Administrative Agent, cooperate fully with the Administrative Agent or any auditor or representative appointed by the Administrative Agent in an agreed upon procedures audit (including inspection of the legend required to be placed on certain Student Loan Notes pursuant to Section 7.01(q) and covering each of the items and procedures listed on Appendix F hereto and such other items and procedures as reasonably requested by the Administrative Agent) at Issuer’s expense with respect to all Pledged Student Loans.

     (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Student Loans in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Pledged Student Loans (including, without limitation, records adequate to permit the daily identification of each new Pledged Student Loan included in the Collateral from time to time and all Collections of, payments on and adjustments to each existing Pledged Student Loan).

     (e) Performance and Compliance with Student Loans. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Higher Education Act, Student Loan Notes, the Guarantee Agreements, the Sub-Servicing Agreements and other agreements to which Issuer is a party related to the Collateral.

     (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pledged Student Loans and all agreements related to such Collateral (and all original documents relating thereto, unless such documents have been delivered to the applicable Sub-Servicer or a bailee thereof), at the address(es) of Issuer referred to in Schedule 6.01(k) or, upon thirty (30) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required to maintain the Indenture Trustee’s first priority perfected interest, for the benefit of the Secured Parties, in the Pledged Student Loans shall have been taken and completed. Keep its Location at the Location identified in Section 6.01(a) or, upon thirty (30) days’ prior written notice to the Administrative Agent, at such other “Location” where all action required to maintain the Indenture Trustee’s first priority perfected interest, for the benefit of the Secured Parties, in the Collateral shall have been taken and completed.

     (g) Administration of the Program. Administer, operate and maintain its student loan program in such manner as to ensure that such program and (i) in the case of FFELP Loans that are Pledged Student Loans, will benefit, in all material respects, from the FFELP Program, the Guarantee Agreements related thereto and the federal program of reimbursement for FFELP Loans pursuant to the Higher Education Act, or from any other federal statute providing for such federal program, (ii) in the case of Private Loans, will benefit in all material respects from Guarantee Agreements related thereto, and (iii) promptly notify the Administrative Agent and each Funding Agent of any default under any Guarantee Agreement.

     (h) Guarantee Agreements and Sub-Servicing Agreements; Enforcement. (i) Maintain in effect all Guarantee Agreements and Sub-Servicing Agreements, diligently and promptly enforce its rights thereunder and take, or cause the Master Servicer (directly or through the applicable Sub-Servicer) to take, all commercially reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all material terms, covenants and conditions of each Student Loan that is a Pledged Student Loan, including the prompt payment of all principal and interest payments and all other amounts due with respect to such Student Loans, including (in the case of FFELP Loans) all Interest Subsidy Payments and Special Allowance Payments and in the case of FFELP Loans and Private Loans (which Private Loans have the benefit of a Private Loan Guarantee Agreement), Guarantee Payments, except (in the case of FFELP Loans)

for such deferments and forbearance permitted under the Higher Education Act and (ii) enter into Sub-Servicing Agreements with Sub-Servicers so that all FFELP Loans and Private Loans that are Pledged Student Loans are covered thereby.

     (i) Insurance. Maintain in effect directors’ and officers’ insurance in such liability and amounts and with such deductibles as are customary in the industry and provide prompt notice to the Administrative Agent and each Funding Agent of any material changes in such insurance.

     (j) Separate Business. At all times:

          (i) (y) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates and any other Person or entity and (z) not permit any Affiliate or any other Person independent access to its bank accounts;

          (ii) not commingle its funds and other assets with those of any Affiliate or any other Person or entity (other than any such commingling which might result from the performance of the Master Servicer’s duties in accordance with this Agreement or any Sub-Servicer’s duties in accordance with the applicable Sub-Servicing Agreement);

          (iii) conduct its own business in its own name and hold all of its assets in its own name and in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;

          (iv) remain Solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same become due:

          (v) do all things necessary to observe limited liability company formalities (including the separateness provisions contained in its organizational documents), and preserve its existence as a single-purpose, bankruptcy-remote entity;

          (vi) enter into transactions with Affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm’s-length basis with a Person other than an Affiliate of Issuer (provided, however, that this clause shall not be interpreted to prohibit the Demand Note);

          (vii) pay the salaries of its own employees, if any, from its own funds and maintain a sufficient number of employees in light of its contemplated business operations;

          (viii) compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

          (ix) not (y) acquire or hold obligations or securities of any Affiliate or any of the stockholders of Issuer (other than the Demand Note) or (z) buy or hold any evidence of indebtedness issued by any other Person or entity, other than cash, Eligible Investments and Pledged Student Loans;

          (x) allocate fairly and reasonably and pay from its own funds the cost of (i) any overhead expenses (including paying for any office space) shared with any Affiliate of Issuer and (ii) any services (such as asset management, legal and accounting) that are provided jointly to Issuer and one or more of its Affiliates;

          (xi) maintain and utilize separate stationery, invoices and checks bearing its own name, separate office space (which may be a separately identified area in office space shared with one or more Affiliates of Issuer), a separate mailing address, and a separate telephone number;

          (xii) not make any loans or advances to, or pledge its assets for the benefit of, any other Person or entity, including, without limitation, any Affiliate (except as contemplated by its operating agreement and this Agreement);

          (xiii) be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other Person;

          (xiv) to the extent known by the Issuer, correct any misunderstanding regarding the separate identity of the Issuer;

          (xv) not identify itself or any of its Affiliates as a division or part of any other entity;

          (xvi) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xvii) not amend, modify or otherwise change its organizational documents, or suffer the same to be amended, modified or otherwise changed in any manner without the prior written consent of the Administrative Agent, the Funding Agents and the Required Lenders;

          (xviii) maintain at all times at least one independent director provided by Lord Securities who is not, and has not been for five years preceding the date hereof, a director, officer, employee or shareholder (or a family member of one of the foregoing) of any Affiliate of the Issuer (other than the Issuer or any other securitization vehicle that is an Affiliate of the Issuer);

          (xix) conduct in its business and activities in all respects in compliance with the assumptions contained in the legal opinion of Stroock Stroock & Lavan LLP dated on or about the Closing Date relating to true sale and substantive consolidation issues;

          (xx) not change any of its (i) corporate name, (ii) the name under which it does business, (iii) its type of organization or (iv) the jurisdiction in which it is organized, unless, in each case, (1) each of the Indenture Trustee, the Administrative Agent, each

Funding Agent and each Lender shall have received not less than thirty (30) days’ prior written notice thereof and (2) the Issuer has taken all action required to maintain the Indenture Trustee’s first priority perfected security interest for the benefit of the Secured Parties in the Collateral;

     (k) Delivery of Student Loan Notes. Issuer shall deliver or cause to be delivered to the applicable Sub-Servicers, in each case as bailee for the Indenture Trustee for the benefit of the Secured Parties, each of the original Student Loan Notes for all Pledged Student Loans.

     (l) [Reserved].

     (m) Status as Eligible Lender. Issuer shall maintain, directly or through the Eligible Lender Trustee, its status as an “eligible lender” under Section 435(d)(1)(D) of the Higher Education Act and shall promptly notify the Administrative Agent and each Funding Agent of any change in such status.

     (n) Purchase and Sale Agreements; Enforcement. Issuer shall monitor each Originator and shall provide the Administrative Agent and each Funding Agent prompt notice of the occurrence of any event listed in clauses (a) through (e) of the definition of “Purchase Termination Event”. Issuer shall enforce its rights with respect to all material obligations of the Originators under each Purchase and Sale Agreement and all other transaction documents to which any Originator is a party.

     (o) Deposit of Collections. Issuer shall deposit and shall cause the Affiliated Originators, the Affiliated Servicers and the Master Servicer to deposit, and shall exercise all rights available to it under its agreements with Third Party Originators to cause such Third Party Originators to deposit or to forward to the Issuer or Master Servicer for deposit, all Collections into the Collection Account as soon as practicable following receipt thereof, but no later than two Business Days after receipt thereof. Issuer shall not (and shall not allow any Affiliated Originator, any Affiliated Servicer or the Master Servicer to) deposit any amounts other than Collections (and other amounts required by the terms of this Agreement to be deposited into the Collection Account) into the Collection Account.

     (p) Additional Financing Statements. Issuer shall file or cause to be filed, and authorizes the Administrative Agent and the Indenture Trustee to file, UCC financing statements against all Originators deemed necessary or desirable by the Administrative Agent or the Indenture Trustee to perfect the security interest in the Issuer in Student Loans acquired from such Originators. In addition, at the request of the Administrative Agent or the Indenture Trustee the Issuer shall file or cause to be filed, and authorizes the Administrative Agent, the Funding Agents and the Indenture Trustee to file, UCC financing statement assignments assigning to the Indenture Trustee any financing statement showing the Issuer as secured party with respect to the Collateral.

     (q) Marking of Student Loan Notes. The Issuer shall cause each Student Loan Note that is not a master promissory note and that is not in the possession of a Third Party Servicer to be marked with the following legend: “This note and related documentation is subject to a Uniform Commercial Code Security Agreement between The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”), and Collegiate Funding Services, L.L.C. or a direct or indirect subsidiary or affiliate thereof and Financing Statements evidencing the Trustee’s security interest therein have been filed of record in the manner provided for by the Uniform Commercial Code and, where applicable, 20 U.S.C. § 1082(m)(1)(E) and § 1087-2(d)(3). The granting of another security interest in, or the sale of, this note and related documentation would, without consent of the Trustee, violate the Trustee’s rights under the Indenture.” This Agreement constitutes a “Uniform Commercial Code Security Agreement”.

     (r) Demand Note; Residual Payments Account; Residual Payments Account Control Agreement. Issuer shall maintain in effect each of the Demand Note and the Residual Payments Account Control Agreement, diligently and promptly enforce its rights thereunder and cause CFS to maintain the existence of the Residual Payments Account.

     (s) Electronic Signatures. To the extent any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is evidenced by an electronic promissory note or an electronic record, or to the extent the signature of the obligor on any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is an electronic signature, the Issuer shall (and shall cause each Affiliated Originator and Master Servicer to) comply with all regulations, standards and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the U.S. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time.

     SECTION 7.02. Reporting Requirements of Issuer. From the date hereof until the Final Payout Date, Issuer (or the Administrator on its behalf) will, unless the Administrative Agent, the Funding Agents and the Required Lenders shall otherwise consent in writing, furnish to the Administrative Agent and each Funding Agent:

     (a) Quarterly Financial Statements. As soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of Issuer, copies of the financial statements of the Issuer, that are in conformity with generally accepted accounting principles, along with a certificate by an authorized officer of Issuer certifying that such copies are the true and complete copies of the financial statements and that such financial statements fairly present in all material respects the financial condition of the Issuer as of the date delivered;

     (b) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Issuer, copies of the financial statements of Issuer (or consolidating financial statements of CFS that separately identify the financial information of the Issuer) prepared and duly certified by any nationally recognized public accounting firm approved by the Administrative Agent, in conformity with generally accepted accounting principles, along with a certificate by an authorized officer of Issuer certifying that such copies are the true and complete copies of the financial statements and that such financial statements fairly present in all material respects the financial condition of the Issuer as of the date delivered;

     (c) Monthly Report. On or before the 20th day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), a Monthly Report (which may be the same Monthly Report referred to in Section 12.06 hereof) with respect to the preceding calendar month in electronic form together with a signed copy of such Monthly Report delivered by facsimile, messenger or overnight courier;

     (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any “reportable event” described in Section 4043 of ERISA which Issuer or an ERISA Affiliate thereof files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Issuer receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation;

     (e) Events of Termination. Immediately upon becoming aware of the existence of any Event of Termination or Unmatured Event of Termination, a written statement of an authorized officer of Issuer setting forth details of such event and the action that Issuer proposes to take with respect thereto; and immediately upon becoming aware of any Servicer Event of Default, written notice thereof;

     (f) Litigation. As soon as possible and in any event within five (5)Business Days of Issuer’s actual knowledge thereof, written notice of (i) any litigation, investigation or proceeding which may exist at any time that could have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation, including in each case, if known to Issuer, any of the same against the Master Servicer or any Sub-Servicer;

     (g) Act Amendments. Promptly after the occurrence thereof, written notice of changes in the Higher Education Act or any other law, rule or regulation of the United States that could have a Material Adverse Effect on the Issuer, the Master Servicer, any Affiliated Servicer or any other Affiliate of the Master Servicer or have a Material Adverse Effect on the Collateral, the Collateral Value or the rating on the Notes as reasonably determined by each Funding Agent using the ratings methodology each such Funding Agent employs for rating the Notes;

     (h) Financial Statements of Private Loan Guarantors. With respect to each Private Loan Guarantor, promptly after receipt thereof, copies of any annual audited financial statements of such Guarantor certified by an independent certified public accounting firm;

     (i) Financial Statements and Annual Compliance Audit of the Master Servicer (or any Sub-Servicer). With respect to the Master Servicer (and each Sub-Servicer), (A) promptly after receipt thereof, copies of any annual audited financial statements of the Master Servicer (or Sub-Servicer, as applicable), certified by an independent certified public accounting firm that have been received by Issuer; (B) on an annual basis within ten (10) days after receipt thereof copies of SAS 70 reports for each Sub-Servicer, or if not available the annual compliance audit for each Sub-Servicer required by Section 428(b)(l)(4) of the Higher Education Act, as amended; and (C) on an annual basis, each Sub-Servicer’s Due Diligence Error Rate with respect to the Pledged Student Loans;

     (j) Schedule of Pledged Student Loans. (i) No later than the 20th Business Day of each calendar month, a schedule of all Pledged Student Loans financed during the preceding calendar month; (ii) no later than the 20th day of each fiscal quarter, a schedule of all Pledged Student Loans as of the end of the immediately preceding fiscal quarter and, (iii) no later than five (5) Business Days after the request of any Funding Agent in connection with the performance of any Portfolio Valuation by the Valuation Agent, a schedule of all Pledged Student Loans in electronic form acceptable to such Person including all information necessary for the performance of such Portfolio Valuation;

     (k) Coverage Condition Certificate. Concurrently with the delivery of the Monthly Report referred to in clause (c) above, and no later than three (3) Business Days after the occurrence of a Material Adverse Change in the condition of any Private Loan Guarantor or Third Party Servicer, a Coverage Condition Certificate, substantially in the form of Exhibit 5.02(d), executed by an authorized officer of Issuer;

     (l) Credit and Collection Policy. Promptly after the occurrence thereof, written notice of material changes in the Credit and Collection Policy;

     (m) [Reserved];

     (n) [Reserved];

     (o) [Reserved];

     (p) Purchase and Sale Agreements. Promptly at the request of the Administrative Agent or any Funding Agent, a copy of each Purchase and Sale Agreement executed by the Issuer;

     (q) Notice of Material Events. Issuer shall be obligated promptly (but in any event within five Business Days) to inform the Administrative Agent and each Funding Agent in writing of the occurrence of any of the following:

          (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer, any Affiliated Servicer or the Master Servicer that (A) could be required to be disclosed to the Securities and Exchange Commission or (B) could result in a Material Adverse Change with respect to the Issuer, any Affiliated Servicer or the Master Servicer, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Issuer, any Affiliated Servicer or the Master Servicer.

          (ii) any change in the Location of the Issuer’s principal offices or any change in the Location of the Issuer’s books and records;

          (iii) the occurrence of any Event of Termination, any default under any Guarantee Agreement or Sub-Servicing Agreement (whether or not such default constitutes an Event of Termination) or any other event circumstance or condition that has resulted or has a material probability of resulting in a Material Adverse Change in respect of the Issuer;

          (iv) the commencement of any proceedings by or against the Issuer, any Affiliated Servicer or the Master Servicer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer, any Affiliated Servicer or the Master Servicer or any of its assets;

          (v) the receipt of notice that (A) the Issuer, any Affiliated Servicer or the Master Servicer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Issuer’s, any Affiliated Servicer’s or the Master Servicer’s business is to be, or may be suspended or revoked, or (C) the Issuer, any Affiliated Servicer or the Master Servicer is to cease and desist any practice, procedure or policy employed by the Issuer, any Affiliated Servicer or the Master Servicer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer, any Affiliated Servicer or the Master Servicer; and

          (vi) any failure to pay when due any indebtedness of the Issuer.

     (r) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of Issuer as the Administrative Agent, the Funding Agents, the Lenders or Indenture Trustee, may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Funding Agents, the Lenders and Indenture Trustee, under or as contemplated by this Agreement.

     SECTION 7.03. Servicing Covenants. From the date hereof until the Final Payout Date, Issuer (or the Master Servicer on its behalf) will, unless the Administrative Agent, the Funding Agents and the Required Lenders shall otherwise consent in writing comply with the following covenants.

     (a) Servicing. Issuer (or the Master Servicer on its behalf) shall cause each applicable Sub-Servicer to) service, administer and make collections with respect to the Pledged Student Loans in accordance in all material respects with all applicable federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Pledged Student Loans for Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments, as applicable, or could otherwise be reasonably expected to have a material adverse effect on the Lenders. Issuer (or the Master Servicer on its behalf) shall not and shall not permit any Sub-Servicer to (i) rescind or cancel any Pledged Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Administrative Agent and each Funding Agent or (ii) reschedule, revise, defer or otherwise compromise with respect to payments due on any Pledged Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Pledged Student Loans. Issuer (or the Master Servicer on its behalf) shall not otherwise agree, or permit any Sub-Servicer to otherwise agree, to any decrease of the interest rate on, or the principal amount payable with respect to, any Pledged Student Loan except as otherwise permitted in accordance with any Reduced Rate Program or any applicable standards, guidelines and requirements of the Higher Education Act or any Guarantee Agreement. Issuer (or the Master Servicer on its behalf) shall cause each Sub-Servicer to take any action required to be taken to maintain each such Guarantee Agreement and to maintain any and all collection procedures with respect to the Pledged Student Loans, including (i) filing, pursuing and recovering claims against the Guarantors for Guarantee Payments with respect to such Pledged Student Loans, (ii) taking any steps to enforce such Pledged Student Loan such as commencing a legal proceeding to enforce a Pledged Student Loan in the name of Issuer for the benefit of the Indenture Trustee and the Secured Parties and (iii) taking any other collection efforts that may be necessary or reasonable under the Higher Education Act or any Guarantee Agreement to collect any Pledged Student Loan. Notwithstanding any of the foregoing, the Issuer (or the Master Servicer or any Sub-Servicer) shall be permitted to reschedule, revise, defer or otherwise compromise payments or take other reasonable actions with respect to Private Loans that are Defaulted Student Loans in connection with maximizing the recovery on such Private Loans.

     (b) Collection of Pledged Student Loan Payments. Issuer (or the Master Servicer on its behalf) shall, and shall cause the applicable Sub-Servicer, to make reasonable efforts (including all efforts that may be specified under the Higher Education Act with respect to FFELP Loans or under any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Pledged Student Loans as and when the same shall become due.

     (c) Collection of Guarantee Payments. Issuer (or the Master Servicer on its behalf) shall, or shall cause each applicable Sub-Servicer, to make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Pledged Student Loans that have the benefit of a Guarantee Agreement as and when the same shall become due and payable, and shall comply, and shall cause the Sub-Servicers to comply, in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments. In connection therewith, Issuer (or the applicable Sub-Servicer on its behalf) is hereby authorized and empowered to convey to any Guarantor the Student Loan Note and the related Pledged Student Loan file representing any Pledged Student Loan that is covered by such Guarantee Agreement in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement whereupon the Lien of the Indenture Trustee relating to such Pledged Student Loan shall be released without any further action of any kind.

     (d) Collection of Interest Subsidy Payments and Special Allowance Payments. Issuer (or the Master Servicer on its behalf) shall make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Pledged Student Loans that are FFELP Loans as and when the same shall become due and payable, shall comply in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments. All amounts so collected by Issuer (or the Master Servicer on its behalf) shall constitute Collections for the applicable Settlement Period and shall be deposited into the Collection Account in accordance with Section 3.03(a). In connection therewith, Issuer (or the Master Servicer on its behalf) shall prepare and file with the Department (in the case of FFELP Loans) on a timely basis all claims, forms and other documents and filings necessary or appropriate in connection with the claiming of, in the case of FFELP Loans, Interest Subsidy Payments and Special Allowance Payments and otherwise pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department.

     (e) Realization upon Pledged Student Loans. Issuer (or the Master Servicer on its behalf) shall cause, or shall cause each applicable Sub-Servicer, to use reasonable efforts consistent with customary servicing practices and procedures and including, all efforts that may be specified under any Guarantee Agreement (and with respect to FFELP Loans, all efforts that may be specified under the Higher Education Act) in its servicing of any delinquent Pledged Student Loans.

     (f) Marking of Student Loan Notes. The Master Servicer shall ensure that each Student Loan Note that is not a master promissory note and that is not in the possession of a Third Party Servicer is marked with the legend set forth in Section 7.01(q).

     (g) Demand Note, Residual Payments Account Control Agreement, Residual Payments Account The Master Servicer shall maintain in full force and effect each of the Demand Note and the Residual Payments Account Control Agreement and maintain the existence of the Residual Payments Account.

     (h) Electronic Signatures. To the extent any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is evidenced by an electronic promissory note or an electronic record, or to the extent the signature of the obligor on any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is an electronic signature, the Master Servicer shall comply with all regulations, standards and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the U.S. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time.

     SECTION 7.04. Negative Covenants of Issuer. From the date hereof until the Final Payout Date, Issuer will not, without the prior written consent of the Administrative Agent, the Funding Agents and the Required Lenders:

     (a) Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist (or permit the Eligible Lender Trustee to create or suffer to exist) any Lien upon or with respect to, any Pledged Student Loan or other Collateral, or any interest therein, or any account to which any Collections of or payments on any Pledged Student Loans or other Collateral are sent, or any right to receive income or proceeds from or in respect of any of the foregoing; provided that Issuer may (i) transfer a Pledged Student Loan that is an FFELP Loan (or a Private Loan that has the benefit of a Private Loan Guarantee Agreement) to a Guarantor if such Guarantor has paid the Principal Balance plus accrued interest thereof to Issuer and (ii) transfer any FFELP Loans that are Pledged Student Loans for consolidation purposes so long as Issuer shall have deposited to the Collection Account the Principal Balance thereof, plus accrued and unpaid interest thereon (to the extent not previously capitalized).

     (b) Extension or Amendment. Extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 7.03(a), or, without the prior written consent of the Administrative Agent and each Funding Agent, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document.

     (c) Change in Business. Make any change in the character of its business, which change could reasonably be expected to impair the collectibility of any Pledged Student Loan or otherwise materially adversely affect the interests or remedies of the Administrative Agent, the Funding Agents, the Indenture Trustee or Lenders under this Agreement or any other Transaction Document.

     (d) Consolidation, Mergers, etc. Merge into, or consolidate with, one or more corporations or other entities, or be a party to any transaction involving the transfer of any substantial portion of its assets, revenues or properties to or with any corporation or other Person, without the prior written consent of the Administrative Agent, the Funding Agents and the Required Lenders.

     (e) Use of Proceeds. Use the proceeds of any Advance for any purpose other than acquiring or making Student Loans, funding the Reserve Account and paying fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     (f) Master Servicer Limitations. Permit any Pledged Student Loans to be serviced by any Sub-Servicer (other than the Sub-Servicers servicing the Pledged Student Loans on the date hereof) without first obtaining the written consent of the Administrative Agent, the Funding Agents and the Required Lenders.

     (g) Guarantor Limitations. Permit any Pledged Student Loan (a) that is an FFELP Loan to be guaranteed by any guaranty agency or entity other than (i) an FFELP Guarantor or (ii) any other guaranty agency or entity specifically approved as a Guarantor by the Administrative Agent, the Funding Agents and the Required Lenders in advance hereunder in writing or (b) that is a Private Loan covered by a Private Loan Guarantee Agreement to be guaranteed by any guaranty agency or entity other than a Private Loan Guarantor.

     (h) Payment Instructions. Change, nor permit the Originators, the Master Servicer, or any Sub-Servicer, to change payment instructions to any Obligor without the prior written consent of the Administrative Agent and each Funding Agent.

     (i) ERISA. Establish or be a party to any plan, multiemployer plan or benefit plan under ERISA.

     (j) Issuer’s Legal Status. Without providing at least 30 days prior written notice to the Administrative Agent and each Funding Agent and satisfying all other requirements set forth in this Agreement with respect to such action, change its name, place of business, chief executive office, Location, mailing address or organizational identification number or change its type of organization, jurisdiction of organization or other legal structure.

     (k) Credit and Collection Policies. Permit or implement any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent, the

Funding Agents and the Required Lenders other than such changes that are not within the discretion of the Issuer or Master Servicer.

     (l) Issuer’s Ability to Conduct Business. (a) Guarantee any obligation of any Person, including any Affiliate; (b) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under the Transaction Documents; (c) incur, create or assume any Indebtedness not arising under or expressly permitted by this Agreement or any other Transaction Document; (d) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Issuer may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provision of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (e) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted under this Agreement; or (f) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

     (m) Business. Own assets or engage in any business other than the assets and transactions specifically contemplated in this Agreement and the other Transaction Documents.

ARTICLE VIII

EVENTS OF TERMINATION

     SECTION 8.01. Events of Termination. The following events shall be “Events of Termination” hereunder:

     (a) Issuer or any Affiliated Originator shall fail to make (i) any payment or deposit required to be made by it hereunder or under any other Transaction Document when due (without giving effect to any payment or deposit that is made from Advances made pursuant to Section 1.01(c)) or when due and such failure shall continue unremedied for three (3) Business Days after the Issuer has knowledge or has received notice thereof or (ii) any payment of principal or interest under the Notes when due;

     (b) Any representation or warranty (other than a representation and warranty made or deemed made pursuant to Section 6.0l(g) with respect to a Pledged Student Loan as to which Issuer has complied with Section 6.02) made or deemed made by Issuer (or any of its officers), the Administrator or any Affiliated Originator under or in connection with this Agreement or any other Transaction Document to which it is a party or any other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and, to the extent such representation or warranty is capable of being remedied, such representation or warranty shall not have been remedied with in ten (10) Business Days’ notice to or knowledge thereof by the Issuer;

     (c) Issuer, the Administrator or any Affiliated Originator shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 7.01(c), 7.01(j), 7.01(k), 7.01(l), 7.01(m), 7.01(n), 7.01(o), 7.02 or 7.04 at any time or (ii) any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed, other than those payment defaults identified in Section 8.01(a) above, if such failure listed in subclause (ii) of this clause (c) shall remain unremedied for the shorter of ten (10) Business Days after notice to or knowledge thereof by the Issuer or the cure period provided for in any such Transaction Document;

     (d) An Event of Bankruptcy shall have occurred with respect to Issuer, the Administrator, any Affiliated Originator, CFS or, to Issuer’s knowledge, the Eligible Lender Trustee;

     (e) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Issuer to the Administrative Agent and each Funding Agent prior to the date of execution and delivery of this Agreement is pending against Issuer or any of its Affiliates, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the opinion of the Administrative Agent, any Funding Agent or the Lenders, has a reasonable likelihood of having a Material Adverse Effect on the Issuer or any of its Affiliates;

     (f) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of Issuer or any of its Affiliates and such lien shall not have been released within five Business Days or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Issuer or any of its Affiliates and such lien shall not have been released within five Business Days;

     (g) The failure to vest and maintain vested in the Indenture Trustee a valid, perfected first priority Lien on the Collateral, for the benefit of the Secured Parties;

     (h) A Servicer Event of Default shall have occurred with respect to the Master Servicer or any Affiliated Servicer;

     (i) A Servicer Event of Default shall have occurred with respect to any Third Party Servicer or a Sub-Servicing Agreement shall not be in full force and effect for any reason, unless a replacement Third Party Servicer acceptable to the Administrative Agent, the Funding Agents and the Required Lenders shall have been identified and shall have executed a replacement Sub-Servicing Agreement within 30 days of such event;

     (j) The Coverage Condition is not satisfied with respect to any Settlement Period or on any Calculation Date described in clause (b)(iii) of the definition of Calculation Date and such condition continues for two (2) Business Days;

     (k) The average Excess Spread for any consecutive three month period is less than 0.50% or the Excess Spread for any month is less than 0.35%;

     (l) The Default Ratio for any calendar month exceeds (i) an annualized rate of 5.00% in the case of the Private Loan Default Ratio or (ii) the default ratio that maintains the highest

Guarantee Payment then authorized under the Higher Education Act, in the case of the Federal Default Ratio;

     (m) Any amendment to the Higher Education Act or any other federal law becomes effective that reduces the rate of return on Eligible Student Loans, reduces the guaranteed value of Eligible Student Loans, imposes additional requirements on servicers of Eligible Student Loans or in any other way adversely affects the interests of the Administrative Agent, the Funding Agents or the Lenders to the extent that such amendment would cause the value of the Collateral to cease being consistent with a program rated “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes;

     (n) The Master Servicer, any Sub-Servicer, any Guarantor or the Eligible Lender Trustee fails to comply with all material requirements and regulations under the Higher Education Act;

     (o) The Issuer shall fail to maintain its status as a single purpose bankruptcy remote limited liability company;

     (p) The Issuer, the Administrator, CFS, the Master Servicer, any Affiliated Servicer or any Affiliated Originator shall fail to pay, or shall default in the payment of, any principal or premium or interest on any Indebtedness beyond any applicable grace period, or the Issuer, the Administrator, CFS, the Master Servicer, any Affiliated Servicer or any Affiliated Originator shall breach or default with respect to any other term of any evidence of any Indebtedness (provided that for the Administrator, CFS, the Master Servicer, an Affiliated Servicer or an Affiliated Originator, the amount of such Indebtedness must be at least $250,000), or of any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, breach or default continues beyond any applicable grace period, if the effect of such failure, default or breach (x) is to cause the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause that Indebtedness to become or be declared due prior to its stated maturity or (y) would permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

     (q) (i) One or more judgments for the payment of money shall be rendered against the Issuer or (ii) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Administrator, CFS, the Master Servicer, any Affiliated Servicer, or any Affiliated Originator and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or a satisfactory bond against such judgment shall not have been posted, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Issuer, the Administrator, CFS, the Master Servicer, any Affiliated Servicer or any Affiliated Originator to enforce any such judgment;

     (r) A Material Adverse Change has occurred and is continuing in the condition of the Issuer, the Administrator, CFS, any Affiliated Originator, the Master Servicer, any Affiliated Servicer or the Eligible Lender Trustee;

     (s) An Eligible Lender Trustee Event of Default shall have occurred or any Eligible Lender Trust Agreement shall not be in full force and effect for any reason;

     (t) Either of the Demand Note or the Residual Payments Account Control Agreement shall for any reason cease to be a legal, valid and binding obligation of CFS enforceable in accordance with its terms; or the Residual Payments Account shall cease to exist; or any breach or default shall occur under the Demand Note or the Residual Payments Account Control Agreement; or CFS or any Affiliate thereof (including any trustee in bankruptcy) shall exercise any right of set-off against the indebtedness evidenced by the Demand Note or any other Demand Note Collateral, shall assert the invalidity or unenforceability of the Demand Note or any other Demand Note Collateral or shall assert the invalidity or unenforceability of the pledge to the Indenture Trustee for the benefit of the Secured Parties hereunder of any Demand Note Collateral; or the Issuer shall fail to have a perfected security interest in the Demand Note Collateral, subject only to the Intercreditor Agreement; and

     (u) The Net Consolidation Ratio for any monthly period is greater than 1.1, the average Net Consolidation Ratio for any consecutive three month period is greater than 1.09, or the average Net Consolidation Ratio for any consecutive six month period is greater than 1.0.

     SECTION 8.02. Remedies.

     (a) Optional Acceleration. Upon the occurrence of an Event of Termination (other than an Event of Termination described in subsection (d) of Section 8.01), the Administrative Agent may, or at the request of Required Lenders or any Funding Agent shall, declare that the Facility Termination Date has occurred and the unpaid principal amount of the Notes to be due and payable immediately, by a notice in writing to Issuer, and upon any such declaration, the Facility Termination Date shall occur and such principal amount shall be immediately due and payable, together with all accrued and unpaid interest thereon (to the extent not previously capitalized), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Issuer.

     (b) Automatic Acceleration. Upon the occurrence of an Event of Termination described in subsection (d) of Section 8.01, with respect to the Issuer the Facility Termination Date shall occur automatically and the unpaid principal amount of the Notes shall automatically become due and payable, together with all accrued and unpaid interest thereon (to the extent not previously capitalized), without presentment, demand, protest or notice of any kind, all of which are hereby waived by Issuer.

     (c) Master Servicer Replacement. Upon the occurrence of an Event of Termination, the Administrative Agent may, or at the request of Required Lenders or any Funding Agent, shall replace the Master Servicer.

     (d) Additional Remedies. Upon any acceleration of the Notes pursuant to this Section 8.02, no Borrowings thereafter will be made, and the Administrative Agent, the Funding Agents, the Lenders, and the Indenture Trustee shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws to a secured party, which rights shall be cumulative, including, without limitation, the right to foreclose upon the Collateral and sell all or any portion thereof at public or private sale (and Issuer agrees that, to the extent that notice of such sale is required, notice ten (10) days prior to such sale shall be adequate and reasonable notice for all purposes); provided however that if the acceleration of the Notes results solely from the failure of one or more Committed Lenders to extend the Facility Termination Date pursuant to Section 1.07 and no additional Event of Termination has occurred and is continuing, the Administrative Agent shall refrain from selling all or any portion of the Collateral or replacing the Master Servicer until on or after the date which is 90 days after the Facility Termination Date. The Issuer has provided the Administrative Agent with a power of attorney authorizing the Administrative Agent to endorse the Pledged Student Loans which the Administrative Agent agrees to exercise only upon the occurrence of and during the continuation of an Event of Termination.

     (e) Portfolio Valuation. Upon the occurrence of any Event of Termination, or at any time after five (5) Business Days prior notice to the Issuer, the Valuation Agent may at its discretion (and shall at the request of the Required Lenders or any Funding Agent) perform a Portfolio Valuation in accordance with the terms of the Valuation Agent Agreement on some or all of the Student Loans constituting a portion of the Collateral.

     (f) Setoff; Sharing of Payments. Regardless of the other means of obtaining payment of any of the obligations of the Issuer or the Master Servicer hereunder or under any other Transaction Document, each of the Administrative Agent, the Funding Agents, the Indenture Trustee, the Lenders and any Program Support Provider is hereby authorized at any time and from time to time, without notice to the Issuer or the Master Servicer (any such notice being expressly waived by the Issuer and the Master Servicer) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Issuer or the Master Servicer, as applicable, under this Agreement and the other Transaction Documents, whether or not the Administrative Agent, the Funding Agents, the Indenture Trustee, the Lenders or Program Support Provider shall have made any demand under this Agreement or the other Transaction Documents and although such obligations may be contingent or unmatured. Except as may be otherwise provided herein, the Lenders, the Administrative Agent, the Funding Agents and the Program Support Providers agree that all setoffs and other recoveries from the Issuer or the Master Servicer shall be shared amongst the Lenders, the Administrative Agent, the Funding Agents and the Program Support Providers in accordance with the terms of Section 3.03(b).

     (g) Demand Note; Residual Payments Account. The Administrative Agent and the Indenture Trustee agree that they shall only exercise their right to demand payment under the Demand Note or their right to deliver a Notice of Exclusive Control under the Residual Payments Account Control Agreement on or after the occurrence of and during the continuance of an Event of Termination and subject to the Intercreditor Agreement. Subject to the Intercreditor Agreement, upon the occurrence of and during the continuance of an Event of Termination, the Administrative Agent may, and at the request of the Required Lenders or any Funding Agent shall, (i) direct the Indenture Trustee to demand payment under the Demand Note in accordance with the terms of the Demand Note and the Residual Payments Account Control Agreement, (ii) exercise remedies available under the Demand Note and (iii) take exclusive control over the Residual Payments Account pursuant to the Residual Payments Account Control Agreement and terminate or suspend the ability of the Issuer or CFS to make withdrawals therefrom. All rights of the Indenture Trustee and the Administrative Agent in the Demand Note and the Residual Payments Account Control Agreement shall terminate upon the payment in full of all of Issuer’s obligations hereunder and under the other Transaction Documents and the reasonable determination by Administrative Agent that no further amounts with respect to Covered Claims against the Issuer, the Master Servicer, the Administrator, any Affiliated Servicer or any other Affiliate of Issuer pursuant to this Agreement, any Sub-Servicing Agreement or any other Transaction Document could be required.

ARTICLE IX

THE ADMINISTRATIVE AGENT; THE FUNDING AGENTS; INDENTURE TRUSTEE

     SECTION 9.01. Authorization and Action. The Lenders have appointed and authorized the Administrative Agent (or its designees) to take such action as agent on their behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Lender has appointed and authorized the Funding Agent (or its designees) in such Lender’s Lender Group to take such action as agent on their behalf and to exercise such powers under this Agreement as are delegated to a Funding Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints the Funding Agent in such Lender’s Lender Group to enter into the Valuation Agent Agreement on behalf of such Lender. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Funding Agents and the Lenders. The Issuer shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. No Funding Agent shall have any responsibility hereunder to any Lender other than the Lenders in its Lender Group.

     SECTION 9.02. Administrative Agent’s and Funding Agents’ Reliance, Indemnification, Etc. (a) The Administrative Agent and the Funding Agents and their respective directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent and each Funding Agent: (a) may consult with legal counsel (including counsel for Issuer or any Affiliate of Issuer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Lenders or any other holder of any interest in the Collateral and shall not be responsible to the Lenders or any such other holder for any statements, warranties or representations made or deemed made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Issuer or the Master Servicer or to inspect the property (including the books and records) of Issuer or the Master Servicer; (d) shall not be responsible to the Lenders or any other holder of any interest in the Collateral for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     (b) Each Lender agrees to reimburse and indemnify the Administrative Agent and the Funding Agent in its Lender Group and their respective officers, directors, employees, representatives, counsel and agents (to the extent the Administrative Agent or such Funding Agent is not paid or reimbursed by the Issuer and the Master Servicer), ratably according to the respective principal amounts of the Total Outstanding Advances then held by each of them (or if the Total Outstanding Advances are equal to zero are such time, ratably in accordance with such Lender’s Pro Rata Share), (i) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or such Funding Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent or such Funding Agent under this Agreement or any the Transaction Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and the Funding Agent in its Lender Group promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or such Funding Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Transaction Document, to the extent that the Administrative Agent or such Funding Agent is not reimbursed for such expenses by the Issuer and the Master Servicer.

     SECTION 9.03. Administrative Agent, Funding Agents and Affiliates. With respect to any Advance made by the Administrative Agent or any Funding Agent, the Administrative Agent or such Funding Agent shall have the same rights and powers under this Agreement as would a Lender if it had made such Advance (or portion thereof) and may exercise the same as though such Person were not the Administrative Agent or Funding Agent hereunder. The Administrative Agent, the Funding Agents and any of their respective Affiliates may generally engage in any kind of business with Issuer, the Master Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Issuer, the Master Servicer, any Obligor or any of their respective Affiliates, all as if Administrative Agent or any such Funding Agent were not serving in such capacity and without any duty to account therefor to the Lenders or any other holder of an interest in the Collateral.

     SECTION 9.04. Lender’s Purchase Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Funding Agent, any Affiliate of the Administrative Agent or any Funding Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to make Advances hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Funding Agent, any Affiliate of the Administrative Agent or any Funding Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

     SECTION 9.05. Delegation of Duties. The Administrative Agent and the Funding Agents may delegate each or any of their respective duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent and the Funding Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 9.06. Successor Administrative Agent and Funding Agents. (a) The Administrative Agent may, upon thirty (30) days’ notice to Issuer, each Funding Agent, each Lender and each other party hereto, resign as Administrative Agent. If the Administrative Agent shall resign, then, the Lenders during such thirty-day period shall appoint a successor administrative agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and references herein to the Administrative Agent shall mean such successor administrative agent, effective upon its appointment; and such former Administrative Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. If no such successor administrative agent is appointed within such thirty-day period, the Administrative Agent may petition a court of competent jurisdiction to appoint a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as such agent, the provisions of this Article IX, Article XI and Section 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     (b) The “Administrative Agent” shall include any successors to the Administrative Agent as a result of a merger, consolidation, combination, conversion, reorganization or any other transaction (or series of related transactions) in which shares of the Administrative Agent’s capital stock are sold or exchanged for or converted or otherwise changed into other stock or securities, cash and/or any other property, or the sale, lease, assignment, transfer or other conveyance of a majority of the assets of the Administrative Agent in any transaction (or series of related transactions). Notwithstanding anything to the contrary in Section 9.06(a) and Section 10.01(c), no consent of the Lenders shall be required in connection with the succession of the Administrative Agent as a result of any of the foregoing transactions.

     (c) Any Funding Agent may, upon thirty (30) days’ notice to Issuer, each Lender in its Lender Group and the Administrative Agent, resign as the Funding Agent. If any Funding Agent shall resign, then, Lenders in such resigning Funding Agent’s Lender Group shall appoint, during such thirty (30) day period, a successor agent, whereupon such successor funding agent shall succeed to the rights, powers and duties of such Funding Agent and references herein to such Funding Agent shall mean such successor agent, effective upon its appointment; and such former Funding Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement. If no such successor funding agent is appointed within such thirty (30) day period, the Funding Agent may petition a court of competent jurisdiction to appoint a successor funding agent. After any retiring Funding Agent’s resignation hereunder as such Funding Agent, the provisions of this Article IX, Article XI and Section 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

     (d) Any “Funding Agent” shall include any successors to such Funding Agent as a result of a merger, consolidation, combination, conversion, reorganization or any other transaction (or series of related transactions) in which shares of such Funding Agent’s capital stock are sold or exchanged for or converted or otherwise changed into other stock or securities, cash and/or any other property, or the sale, lease, assignment, transfer or other conveyance of a majority of the assets of such Funding Agent in any transaction (or series of related transactions). Notwithstanding anything to the contrary in Section 9.06(a) and Section 10.01(c), no consent of the Lenders shall be required in connection with the succession of any Funding Agent as a result of any of the foregoing transactions.

     SECTION 9.07. Acceptance of the Trusts. Each Lender hereby appoints The Bank of New York, as Indenture Trustee hereunder. The Indenture Trustee accepts and agrees to execute the trusts granted to it by this Agreement, but only upon the terms and conditions set forth herein. The Indenture Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee. The Indenture Trustee shall not be liable for any of its actions or inactions hereunder except to the extent that such actions constitute negligence or willful misconduct by the Indenture Trustee.

     In case an Event of Termination has occurred of which the Indenture Trustee has, or is deemed to have, notice in accordance with this Agreement and has not been cured, the Indenture Trustee agrees to act in accordance with the instructions and orders of the Administrative Agent, but in any such event, only upon and subject to the following expressed terms and conditions:

     (a) The Indenture Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers, employees or co-trustees but shall be responsible for the conduct of the same in accordance with the standard specified above, except as otherwise provided herein and except for the acts and omissions of agents of Persons other than the Indenture Trustee chosen by Issuer and approved by the Administrative Agent and the Funding Agents and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers, and employees as may reasonably be employed in connection with the trusts hereof. The Indenture Trustee may act upon the opinion or advice of an attorney or accountant selected by it in the exercise of reasonable care. The Indenture Trustee shall not be responsible for any loss or damage resulting from any action or nonaction of such Person which is in good faith and in reliance upon such opinion or advice. The Indenture Trustee shall not be responsible for any action or inaction of the Master Servicer, any Sub-Servicer or any party hereto except as provided herein or under applicable laws, rules and regulations.

     (b) The Indenture Trustee shall not be responsible for any recital herein, or in the Notes, or for the validity of the execution by Issuer of this Agreement, or of any supplemental indentures or instruments of further assurance, or for the sufficiency of the security for the Notes issued hereunder or intended to be secured hereby, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof.

     (c) The Indenture Trustee shall not be accountable for the use or application by Issuer of the Notes or the proceeds thereof or for the use or application of any money paid over by the Indenture Trustee in accordance with the provisions of this Agreement or for the use and application of other money received by the Indenture Trustee.

     (d) The Indenture Trustee shall be protected in acting upon any notice, requisition, request, consent, certificate, order, opinion, affidavit, letter, telegram or other paper or document reasonably believed to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any action taken by the Indenture Trustee pursuant to this Agreement upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of the Notes shall be conclusive and binding upon all future owners of the Notes and upon any Notes issued in exchange therefor or in place thereof.

     (e) Except as otherwise expressly provided in this Agreement, as to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Indenture Trustee shall be entitled to conclusively rely upon a certificate of the Administrative Agent as sufficient evidence of facts therein contained, and prior to the occurrence of a default of which the Indenture Trustee has been notified as provided in subsection (g) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept a dealing, transaction or action as necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.

     (f) The permissive right of the Indenture Trustee to do things enumerated in this Agreement shall not be construed as a duty. The Indenture Trustee shall not be answerable for other than its negligence or willful misconduct; provided, however, that the Indenture Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that such Person was negligent in ascertaining the pertinent facts.

     (g) The Indenture Trustee shall not be required to take notice or be deemed to have notice of any Event of Termination or other default hereunder except failure by Issuer to cause to be made any of the payments to the Indenture Trustee for the account of the Lenders required to be made by Article III, or Events of Termination under clause (a) of Section 8.01, unless the Indenture Trustee shall be specifically notified in writing of such default by Issuer, the Lenders, any Funding Agent or the Administrative Agent.

     (h) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

     (i) No provision of this Agreement shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (j) If any Event of Termination under this Agreement shall have occurred and be continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care as a prudent person would exercise or use in the circumstances in the conduct of his or her own affairs.

     (k) All moneys received by the Indenture Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received in the Collection Account.

     (l) The Indenture Trustee shall file Uniform Commercial Code continuation statements to the Uniform Commercial Code financing statements in favor of the Indenture Trustee originally filed at the delivery of this Agreement prior to every fifth year.

     (m) Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 9.07.

     SECTION 9.08. Fees, Charges and Expenses of Indenture Trustee. The Indenture Trustee shall be entitled to payment of the Indenture Trustee’s Fees for its services rendered hereunder and to payment of, or reimbursement for, all advances, reasonable counsel fees and expenses and other out-of-pocket expenses reasonably and necessarily made or incurred by the Indenture Trustee, in connection with such services and waives any lien on the Collateral with respect to accrued and unpaid fees and reasonable expenses, including any indemnification pursuant to Section 9.18, other than any such lien arising pursuant to the Transaction Documents.

     SECTION 9.09. Notice to Lenders if Event of Termination Occurs. If an Event of Termination occurs of which the Indenture Trustee is by Section 9.07(g) required to take notice or if notice of default be given as provided in said Section 9.07(g), then the Indenture Trustee shall give written notice thereof by registered or certified mail to Issuer, the Lenders, the Funding Agents and the Administrative Agent.

     SECTION 9.10. Intervention by Indenture Trustee. To the extent permitted by applicable law, in any judicial proceeding to which Issuer is a party, the Indenture Trustee shall intervene if directed to do so in writing by the Administrative Agent.

     SECTION 9.11. Successors. Any corporation or association into which the Indenture Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Indenture Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 9.12. Resignation. The Indenture Trustee may at any time resign from the trusts hereby created by giving ninety (90) days’ written notice to Issuer, the Funding Agents and the Administrative Agent, and such resignation shall take effect at the end of such ninety (90) days, or upon the earlier appointment and acceptance of a successor Indenture Trustee, as provided in Section 9.14, hereof, or removal as provided in Section 9.13 hereof. Notwithstanding the foregoing, resignation of the Indenture Trustee shall not be effective until a successor or temporary Indenture Trustee is appointed and has accepted such appointment; provided, however, if an instrument of acceptance shall not have been delivered within one hundred twenty (120) days after giving such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor, and any attorneys’ fees and expenses incurred in connection with such petition shall be payable by Issuer, unless such failure is due to the gross negligence, bad faith or willful misconduct of the Administrative Agent or any Funding Agent in not exercising its rights under Section 9.14, in which event such fees and expenses shall be paid by the Administrative Agent or any such Funding Agent, as applicable.

     SECTION 9.13. Removal. The Indenture Trustee may be removed by the Administrative Agent or any Funding Agent at any time, by an instrument in writing delivered to the Indenture Trustee, with, prior to the occurrence of an Event of Termination, the written consent of the Issuer which consent shall not be unreasonably withheld. Notwithstanding the foregoing, removal of the Indenture Trustee shall not be effective until a successor is appointed and has accepted such appointment.

     SECTION 9.14. Appointment of Successor. In case the Indenture Trustee shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Administrative Agent and the Funding Agents with the consent (which consent shall not be unreasonably withheld) of Issuer by an instrument in writing signed by the Administrative Agent and the Funding Agents. If in a proper case no appointment of a successor Indenture Trustee shall be made pursuant to the foregoing provisions of this Section 9.14 within fifteen (15) days after the Indenture Trustee shall have given written notice as provided in Section 9.12 hereof, the Indenture Trustee, Issuer, the Administrative Agent, the Funding Agents or the Lenders may apply to a court of jurisdiction to appoint a successor Indenture Trustee. Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Indenture Trustee. Each such successor Indenture Trustee must be an eligible lender under the Higher Education Act and shall agree in writing to be bound by the provisions of Section 13.06.

     SECTION 9.15. Concerning Any Successor. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to Issuer the Administrative Agent and the Funding Agents an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, upon receipt of a request from the Administrative Agent or any Funding Agent, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor shall deliver all securities and moneys held by it as Indenture Trustee hereunder to its successor.

     SECTION 9.16. Appointment of Co-Trustee. It is the purpose of this Agreement that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as the Indenture Trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any other Transaction Document or any Student Loan or related agreement, and in particular in case of the enforcement thereof on default, or in case of a conflict of interest, or in case the Indenture Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Indenture Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Indenture Trustee appoint an additional institution, which must be a commercial bank with trust powers, as a separate or co-trustee. The following provisions of this Section 9.16 are intended to accomplish these ends. In the event that the Indenture Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Indenture Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

     Should any instrument in writing from Issuer be required by the separate or co-trustee so appointed by the Indenture Trustee for more fully and certainly vesting in and confirming to him, her or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Issuer. In case any separate or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee until the appointment of a new Indenture Trustee or a successor to such separate or co-trustee.

     SECTION 9.17. Successor Indenture Trustee as Trustee of Funds. In the event of a change of the Indenture Trustee the predecessor which has resigned or been removed shall cease to be trustee of any funds then held by it hereunder and the successor Indenture Trustee shall become such trustee.

     SECTION 9.18. Indemnification.

     (a) The Indenture Trustee shall not be under any obligation or duty to perform any act at the request of the Administrative Agent, any Funding Agent or Issuer or to institute or defend any suit in respect hereof or to exercise any remedy hereunder unless properly indemnified to its satisfaction subject to Section 9.07(i) hereof. The Indenture Trustee shall not be required to take notice, or be deemed to have knowledge, of any default of Issuer, except as provided in Section 9.07(g).

     (b) Issuer agrees to indemnify the Indenture Trustee for, and to hold it harmless against, any loss, liability or expense, including attorneys’ fees, incurred without gross negligence, bad faith or willful misconduct on the Indenture Trustee’s part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable counsel fees) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except as a result of gross negligence, bad faith or willful misconduct on its part and except any liability to the Department on account of the Indenture Trustee’s status as such.

     SECTION 9.19. Amendments; Waivers. Neither the Eligible Lender Trustee nor the Indenture Trustee shall extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 7.03(a), or, without the prior written consent of the Administrative Agent and each Funding Agent, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document.

ARTICLE X

ASSIGNMENT OF LENDER’S INTEREST

     SECTION 10.01. Restrictions on Assignments.

     (a) This Agreement and each Lender’s rights and obligations herein (including ownership of the Notes) shall be assignable, in whole or in part, by such Lender and its successors and assigns with the prior written consent of the Administrative Agent, the Funding Agent for the applicable Lender Group and the Issuer; provided, however, that the consent of the Issuer and the Administrative Agent shall not be unreasonably withheld and the consent of the Issuer shall not be required if an Event of Termination shall have occurred and be continuing; and provided, further, that no consent of the Issuer shall be required if the assignment is made (a) by any Committed Lender to CNAI, JPMC, any other Committed Lender, any Affiliate of CNAI or JPMC or any Committed Lender (other than a director or officer of CNAI, JPMC or such Committed Lender), to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by CNAI or JPMC or any Affiliate of CNAI or JPMC or (b) by any Conduit Lender to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by CNAI, JPMC or any Affiliate of CNAI or JPMC. Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to Issuer or the Collateral furnished to such assignor by or on behalf of the Lenders, Issuer, the Funding Agents or the Administrative Agent.

     (b) Each Lender may at any time grant to any Program Support Provider participating interests in the Advances. In the event of any such grant by such Lender of a participating interest to a Program Support Provider, except as set forth in paragraph (f) below, such Lender shall remain solely responsible for the performance of its obligations hereunder. Issuer agrees that each Program Support Provider shall be entitled to the benefits of Sections 4.02 and 4.03.

     (c) This Agreement and the rights and obligations of the Administrative Agent hereunder shall be assignable, in whole or in part, by the Administrative Agent and its successors and assigns with the consent of Issuer and the Funding Agents, which consent shall not be unreasonably withheld; provided that, if (i) such assignment is to an Affiliate of CNAI, (ii) it becomes unlawful for CNAI to serve as the Administrative Agent or (iii) an Event of Termination exists, no such consent of Issuer shall be necessary. This Agreement and the rights and obligations of each Funding Agent hereunder shall be assignable, in whole or in part, by any such Funding Agent and its successors and assigns with the consent of Issuer and the Administrative Agent, which consent shall not be unreasonably withheld; provided that, if (i) such assignment is to an Affiliate of such Funding Agent, (ii) it becomes unlawful for such Funding Agent to serve as a Funding Agent or (iii) an Event of Termination exists, no such consent of Issuer shall be necessary.

     (d) Issuer may not assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, the Funding Agents and the Lenders.

     (e) Without limiting any other rights that may be available under applicable law, the rights of the Lenders may be enforced through them or by their agents.

     (f) In the event that the Advances have been assigned in their entirety pursuant to one or more Program Support Agreements, and the Administrative Agent or any Funding Agent requests that Issuer acknowledge the assignment of the Advances to the Program Support Providers parties to such Program Support Agreements (or an agent on their behalf). Issuer agrees (i) to enter into such amendments to this Agreement and the other Transaction Documents as the Administrative Agent, the Funding Agents or the Lenders may reasonably request in order to reflect the substitution of such Program Support Providers, or an agent therefor, as the Lenders and the release of the Lenders of all further obligations hereunder, (ii) to authorize and deliver Uniform Commercial Code financing statements, or amendments thereto or assignments thereof, to reflect such assignment and substitution and (iii) to take such other actions as the Administrative Agent, the Funding Agents or the Lenders shall reasonably request in connection with such assignment, release and substitution.

     (g) Any Lender may, without consent of the Issuer, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of its rights and obligations hereunder (including the outstanding Advances); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Issuer, the Funding Agents, the Administrative Agent, the other Lenders and the Master Servicer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of principal or interest that is payable on account of any Advance or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Issuer to the Administrative Agent or any Funding Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Issuer acknowledges and agrees that the Lenders’ sources of funds may derive in part from their Participants. Accordingly, references in Sections 4.01, 4.02, 4.03, 13.05 and the other terms and provisions of this Agreement and the other Transaction Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of their Participants.

     (h) Notwithstanding any other provision of this Section 10.01, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of interest and repayment of Advances) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Issuer, any Funding Agent or the Administrative Agent; provided, that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

     SECTION 10.02. Rights of Assignee. Upon the assignment by a Lender in accordance with this Article X, the assignee receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Collateral (or such portion thereof as has been assigned).

     SECTION 10.03. Evidence of Assignment. Any assignment of a Lender’s rights and obligations hereunder, the Commitment and the Notes (or any portion thereof) to any Person may be evidenced by an Assignment and Assumption Agreement or such other instrument(s) or document(s) as may be satisfactory to the assigning Lender, the Funding Agent for to the assignor Lender’s Lender Group, the Administrative Agent and the assignee.

ARTICLE XI

INDEMNIFICATION

     SECTION 11.01. Indemnities.

     (a) General Indemnity. Without limiting any other rights that any such Person may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), Issuer hereby agrees to indemnify each of the Administrative Agent, the Funding Agents, the Lenders, the Valuation Agent, the Program Support Providers, the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer (if not an Affiliated Originator or an Affiliate of the Affiliated Originator), each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, employees and agents of any of the foregoing (each an “Indemnified Party”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the funding of the Advances or in respect of any Pledged Student Loan, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for Defaulted Pledged Student Loans (except as specifically provided herein). Without limiting the foregoing, Issuer shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

          (i) the adjustment or any non-cash reduction in the outstanding Principal Balance of any Pledged Student Loan other than as expressly permitted hereunder;

          (ii) the transfer by Issuer of any interest in the Collateral other than the grant of a security interest granted to the Indenture Trustee, for the benefit of the Secured Parties, pursuant to Section 1.03;

          (iii) any representation or warranty made or deemed made by Issuer (or any of its officers or Affiliates) under or in connection with any Transaction Document or any other information or report delivered by or on behalf of Issuer pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made;

          (iv) the failure by Issuer to comply with any applicable law, rule or regulation with respect to any Pledged Student Loan, including, with respect to any FFELP that is a Pledged Student Loan, the Higher Education Act or the nonconformity of any Pledged Student Loan with any such applicable law, rule or regulation, including, with respect to any FFELP Loan that is a Pledged Student Loan, the Higher Education Act;

          (v) the failure to vest and maintain vested in the Indenture Trustee, for the benefit of the Secured Parties, a first priority perfected security interest, in the Collateral, free and clear of any Lien, other than a Lien arising solely as a result of an act of the Lenders, the Funding Agents or the Administrative Agent, whether existing at the time of any Borrowing or at any time thereafter;

          (vi) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any item of the Collateral, whether at the time of any Borrowing or at any time thereafter;

          (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Student Loan or Guarantee Agreement in, or purporting to be in, the Collateral (including, without limitation, a defense based on such Student Loan or Guarantee Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

          (viii) any Regulatory Change after the date of this Agreement that results in any Non-Excluded Tax, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Advances, or any interest in the item of the Collateral;

     (ix) the failure by the Issuer to comply with any term, provision or covenant contained in any Transaction Document to which it is party;

     (x) any Lien (other than the Lien granted to the Indenture Trustee under this Agreement) attaching to any Student Loan or any Related Security or Collections with respect thereto, whether existing at the time that such Student Loan initially arose or at any time thereafter;

     (xi) any claim or action of whatever sort arising out of or in connection with the origination or servicing of any Student Loan or any other services which gave rise to any Student Loan to the extent such origination, servicing or services were provided by the Issuer or an Affiliate of the Issuer or, if such origination, servicing or services were provided by a Person not the Issuer or an Affiliate of the Issuer, to the extent the Issuer is entitled to recover such Indemnified Amounts from such non-Affiliate or another Person;

     (xii) the failure to pay when due any taxes and fees payable by the Issuer or any Originator in connection with the Collateral or the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements);

     (xiii) the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Issuer’s actions or failure to act in breach of this Agreement;

     (xiv) the commingling of Collections with any other funds of the Issuer or any Affiliate of the Issuer;

     (xv) any failure by the Issuer to give reasonably equivalent value to any Originator in consideration for the transfer by such Originator to the Issuer of any Student Loans, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

     (xvi) the failure of the Master Servicer or any Sub-Servicer perform its servicing and other obligations under the Transaction Documents or to remit any Collections pursuant to the instructions of the Administrative Agent, the Funding Agents or the Indenture Trustee given in accordance with this Agreement, whether by reason of the exercise of setoff rights or otherwise;

     (xvii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases made pursuant to this Agreement or any other Transaction Document delivered hereunder or in respect of any of the Student Loans related hereto;

     (xviii) any claim brought by any Person arising from any activity by the Issuer or an Affiliate of the Issuer in servicing, administering or collecting any Student Loan; or

     (xix) the sale or pledge by the Issuer or any Originator of any Student Loan in violation of any applicable law, rule or regulation.

The exclusion in clause (b) of the first sentence of this Section 11.01 shall not apply to any Indemnified Amounts described in clauses (i) through (xix) above. Any amounts subject to the indemnification provisions of this Section 11.01 shall be paid by the Issuer to the related Indemnified Party within five Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts; provided, however, that no amounts payable hereunder shall be paid to the Master Servicer if the Master Servicer is an Affiliated Originator or an Affiliate of the Affiliated Originator or of the Issuer until all amounts payable hereunder are made to the other Indemnified Parties.

     (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Issuer under Section 11.01(a)(viii), such Indemnified Party shall give prompt and timely notice of such attempt to Issuer. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

ARTICLE XII

SERVICING OF PLEDGED STUDENT LOANS AND ADMINISTRATION OF ISSUER

     SECTION 12.01. Duties of Master Servicer. The Master Servicer, for the benefit of Issuer and the Lenders (to the extent provided herein), shall appoint one or more Sub-Servicers approved by the Administrative Agent, the Funding Agents and the Required Lenders to manage, service, administer and make collections on the Pledged Student Loans. The Master Servicer shall (and shall cause each Sub-Servicer to) exercise reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to all comparable student loans that it services but in any event, in accordance with customary and usual standards of practice of prudent lenders and loan servicers administering similar student loans. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall and shall cause the applicable Sub-Servicer to manage, service, administer and make collections with respect to the Pledged Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments which collections will be received by the Eligible Lender Trustee) in accordance with, and otherwise comply with, all applicable federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Pledged Student Loans that are FFELP Loans for federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Pledged Student Loans for receipt of Guarantee Payments or would have an adverse effect on the Lenders or any other Secured Party.

     The Master Servicer’s duties (and the duties of the applicable Sub-Servicers on behalf of the Master Servicer) shall include collection and posting of all payments, responding to inquiries of borrowers on such Pledged Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons or billing notices to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and quarterly statements with respect thereto to the Administrative Agent and the Funding Agents. Unless otherwise expressly provided herein, the Master Servicer shall and shall cause the applicable Sub-Servicer to follow its customary standards, policies and procedures in performing its duties as servicer. Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver (and may cause the applicable Sub-Servicer to execute and deliver), on behalf of itself, Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Lenders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Pledged Student Loans; provided, however, that the Master Servicer agrees that it will not (nor will it permit a Sub-Servicer to) (a) permit any rescission or cancellation of a Pledged Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee, the Administrative Agent, each Funding Agent and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Pledged Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements of the Higher Education Act or any Guarantee Agreement; provided further, however, that the Master Servicer shall not agree (nor shall it permit any Sub-Servicer to agree) to any decrease of the interest rate on, or the principal amount payable with respect to, any Pledged Student Loan except in accordance with the applicable standards, guidelines and requirements of the Higher Education Act or any Guarantee Agreement or a Reduced Rate Program.

     The Eligible Lender Trustee on behalf of Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer to (or to cause the applicable Sub-Servicer to) maintain any and all collection procedures with respect to the Pledged Student Loans it services (or sub-services), including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Pledged Student Loan such as commencing a legal proceeding to enforce a Pledged Student Loan in the name of Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Lenders and the Secured Parties. The Eligible Lender Trustee or the Indenture Trustee shall upon the written request of the Master Servicer or the Administrative Agent furnish the Master Servicer or the Administrative Agent (or at written the direction of the Master Servicer or the Administrative Agent, the related Sub-Servicer) with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrative Agent (or related Sub-Servicer) to carry out their servicing and administrative duties hereunder (or under the related Sub-Servicing Agreement).

     The Master Servicer or the Administrator may hold the original Student Loan Notes representing Pledged Student Loans for not later than five days after the date of any Borrowing prior to forwarding those Student Loan Notes to Sub-Servicers. Each of the Master Servicer and the Administrator acknowledges and agrees that it will hold each such Student Loan Note as bailee pursuant to Section 9-313 of the UCC for the Indenture Trustee for the benefit of the Secured Parties.

     To the extent that any provisions of this Agreement conflict with any provisions of any other servicing or administration agreement between the Issuer and Master Servicer, the terms of this Agreement shall govern.

     SECTION 12.02. Collection of Pledged Student Loan Payments.

     (a) The Master Servicer shall (and shall cause the applicable Sub-Servicers to) make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Pledged Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable student loans that it services. With the written consent of the Administrative Agent and the Funding Agents, the Master Servicer (or at the direction of the Master Servicer, the related Sub-Servicer) may in its discretion waive any charge or any other fee that may be collected in the ordinary course of servicing a Pledged Student Loan. The Master Servicer shall (and shall cause the applicable Sub-Servicers to) remit all collections relating to the Pledged Student Loans to the Collection Account no later than the close of business on the second Business Day after receipt thereof; provided, however, that any Third Party Servicer may remit such collections to the Collection Account, as applicable, less frequently (but no less frequently than three times per month and at least once every fifteen days). The Master Servicer shall not (and shall not allow any Affiliated Originator to) deposit any amounts other than Collections (and other amounts required by the terms of this Agreement to be deposited into the Collection Account) into the Collection Account.

     (b) The Master Servicer shall (and shall cause the applicable Sub-Servicer to) make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Pledged Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to all comparable guarantee agreements and student loans that it services. In connection therewith, the Master Servicer is hereby authorized and empowered (or at the direction of the Master Servicer, the related Sub-Servicer is authorized and empowered) to convey to any Guarantor the Student Loan Note and the related loan documents representing any Pledged Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.

     (c) The Master Servicer shall cause the applicable Sub-Servicer to manage, service, administer and make collections with respect to the Pledged Student Loans in accordance with, and otherwise comply with, all applicable federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any applicable Guarantee Agreement.

     SECTION 12.03. Realization upon Pledged Student Loans. For the benefit of Issuer, the Lenders and the Secured Parties, the Master Servicer shall (and shall cause the applicable Sub-Servicer to) use reasonable efforts consistent with its customary servicing practices and procedures and including all efforts that may be specified under the Higher Education Act or any applicable Guarantee Agreement in its servicing (or sub-servicing) of any delinquent Pledged Student Loans.

     SECTION 12.04. No Impairment or Amendment. The Master Servicer shall not (nor shall it permit the applicable Sub-Servicer to) impair the rights of Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Lenders or any Secured Party in such Pledged Student Loans. The Master Servicer shall not extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 7.03(a), or, without the prior written consent of the Administrative Agent and the Funding Agents, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document.

     SECTION 12.05. Purchase of Pledged Student Loans. The Master Servicer shall inform the Administrative Agent, the Funding Agents and the Indenture Trustee promptly, in writing, upon the discovery of any breach pursuant to Section 12.01, 12.02, 12.03 or 12.04. Unless any such breach shall have been cured within sixty (60) days following such discovery (or, at the Master Servicer’s election, the last day of the first month following such discovery), the Master Servicer shall purchase any Pledged Student Loan in which the interests of the Lenders or the other Secured Parties are materially and adversely affected as determined by the Administrative Agent, the Funding Agents or the Lenders by such breach as of the first day succeeding the end of such sixty (60) day period that is the last day of a Settlement Period for an amount equal to the outstanding Principal Balance of such Student Loan, plus accrued and unpaid interest thereon (to the extent not previously capitalized), plus any Unamortized Premium thereon plus any unreimbursed Monthly Advance with respect thereto (the “Servicer Repurchase Amount"’). Such Servicer Repurchase Amount shall be deposited by the Master Servicer into the Collection Account on such date and applied as a repayment of the Total Outstanding Advances on such date in accordance with Section 2.03(c). If the Master Servicer takes any action or fails to take any action (including, without limitation, all actions taken or not taken by a Sub-Servicer on its behalf) during any Settlement Period pursuant to the sections referred to above that materially impairs the rights of Issuer, the Indenture Trustee, the Eligible Lender Trustee, the Administrative Agent, the Funding Agents or the Lenders in any Pledged Student Loan or otherwise than as provided in such sections, the Master Servicer shall purchase such Pledged Student Loan as of the last day of such Settlement Period for an amount equal to Servicer Repurchase Amount (and such Servicer Repurchase Amount shall be deposited by the Master Servicer into the Collection Account on such date and applied as a repayment of the Total Outstanding Advances on such date in accordance with Section 2.03(c)). Notwithstanding the foregoing, the Master Servicer, at its option, may permit or cause a Sub-Servicer to purchase a Pledged Student Loan in its stead, in the manner and for the reasons set forth above.

     SECTION 12.06. Reporting. (a) On or before the 20th day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Master Servicer shall (or shall cause each Sub-Servicer to) deliver to the Administrative Agent and the Funding Agents a Monthly Report (which may be the same Monthly Report referred to in Section 7.02(c) hereof) with respect to the preceding calendar month.

     (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of CFS, copies of the financial statements of CFS, that are in conformity with generally accepted accounting principles, along with a certificate by an authorized officer of CFS certifying that such copies are the true and complete copies of the financial statements and that such financial statements fairly present in all material respects the financial condition of CFS as of the date delivered; and

     (c) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of CFS, copies of the financial statements of CFS prepared and duly certified by any nationally recognized public accounting firm approved by the Administrative Agent, in conformity with generally accepted accounting principles, along with a certificate by an authorized officer of CFS certifying that such copies are the true and complete copies of the financial statements and that such financial statements fairly present in all material respects the financial condition of CFS as of the date delivered.

     SECTION 12.07. Annual Statement as to Compliance; Notice of Default; SAS 70 Reports.

     (a) The Master Servicer shall (and the Master Servicer shall cause each Sub-Servicer to) deliver to the Indenture Trustee and the Administrative Agent, on or before July 30 of each year beginning July 30, 2005, an officers’ certificate of the Master Servicer (and each Sub-Servicer) as the case may be, dated as of December 31 of the preceding year, stating that (i) a review (the scope of which shall be satisfactory to the Administrative Agent and the Funding Agents) of the activities of the Master Servicer (and each Sub-Servicer on its behalf), during the preceding 12-month period has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer (or such Sub-Servicer), as the case may be, has fulfilled all its obligations under this Agreement (or the related Sub-Servicing Agreement), as applicable, throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

     (b) The Master Servicer shall deliver to the Indenture Trustee, the Funding Agents and the Administrative Agent promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an officers’ certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Termination or a Servicer Event of Default.

     (c) The Master Servicer shall deliver to the Administrative Agent and each Funding Agent on an annual basis within ten (10) days after receipt thereof copies of SAS 70 reports for each Sub-Servicer, or if not available the annual compliance audit for each Sub-Servicer required by Section 428(b)(l)(4) of the Higher Education Act, as amended.

     SECTION 12.08. Access to Certain Documentation and Information Regarding Pledged Student Loans; Audits. (a) Upon reasonable prior notice, the Master Servicer shall (and shall cause the Sub-Servicers to) provide to the Indenture Trustee, each Funding Agent and the Administrative Agent access to the all files and documents in its possession relating to the Pledged Student Loans. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Master Servicer (or the applicable Sub-Servicer). Nothing in this Section 12.08 shall affect the obligation of the Master Servicer (or the applicable Sub-Servicer on its behalf) to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer (or the applicable Sub-Servicer) to provide access to information as a result of such obligation shall not constitute a breach of this Section 12.08.

     (b) The Master Servicer shall cooperate fully with the Administrative Agent, the Funding Agents and the Lenders or any auditor or representative appointed by the Administrative Agent and the Lenders in an agreed upon procedures audit with respect to all Pledged Student Loans covering each of the items and procedures listed on Appendix F hereto (which shall include inspection of the legend on each Student Loan Note that is not a master promissory note); provided, however, that except after the occurrence and during the continuation of an Event of Termination, the Administrative Agent, the Funding Agents and the Lenders shall not request more than one such audit with respect to the Master Servicer and each Affiliated Servicer in any calendar year. In addition to the foregoing, and, subject to the terms of the applicable Sub-Servicing Agreements, the Master Servicer shall cause each Third Party Servicer to cooperate fully with the Administrative Agent, the Funding Agents and the Lenders or any auditor or representative appointed by the Administrative Agent, the Funding Agents and the Lenders in an agreed upon procedures audit with respect to all Pledged Student Loans (which shall include inspection of the legend on each Student Loan Note that is not a master promissory note); provided, however, that except after the occurrence and during the continuation of an Event of Termination, the Administrative Agent, the Funding Agents and the Lenders shall not request more than one such audit with respect to each Third Party Servicer in any calendar year.

     SECTION 12.09. Servicer Expenses. The Master Servicer shall be required to pay or cause to be paid all expenses incurred by it (or its agents acting on its behalf) in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer and expenses incurred in connection with distributions and reports to be delivered by it hereunder, enforcement of Defaulted Pledged Student Loans and the costs of all agreed upon procedures audits described in Section 12.08.

     SECTION 12.10. Appointment of Sub-Servicers. The Master Servicer shall appoint one or more Sub-Servicers to perform all of its obligations as Master Servicer hereunder, and without notice or consent, delegate specific duties to sub-contractors who are in the business of performing such duties; provided, however, that the Master Servicer shall remain obligated and be liable to Issuer, the Administrative Agent, the Funding Agents, the Lenders and the other Secured Parties for the servicing and administering of the Pledged Student Loans, in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Sub-Servicers or other delegation of such duties and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Pledged Student Loans. The fees and expenses of each Sub-Servicer (and any such sub-contractors) shall be as agreed between the Master Servicer and the applicable Sub-Servicer or a sub-contractor from time to time and none of Issuer, Lenders, the Funding Agents, the Administrative Agent, Indenture Trustee, Eligible Lender Trustee or any Secured Party shall have any responsibility therefor.

     SECTION 12.11. Maintenance of Fidelity Bond and Errors and Omission Policy. The Master Servicer shall maintain such policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and agents with a policy limit of not less than $10,000,000 and with no deductible and a general liability policy covering the Master Servicer and its subsidiaries with a policy limit of not less than $150,000,000 with no deductible. The Master Servicer shall cause each Sub-Servicer to maintain in full force and effect, such policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and agents in accordance with the applicable Sub-Servicing Agreement and as approved by the Administrative Agent and the Funding Agents.

     SECTION 12.12. Representations of Master Servicer. The Master Servicer makes the following representations on which Issuer, the Funding Agents, the Lenders and each Secured Party is deemed to have relied in entering into this Agreement and appointing the Master Servicer, as Master Servicer hereunder.

     (a) Organization and Good Standing. The Master Servicer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Virginia, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to master service the Pledged Student Loans.

     (b) Due Qualification. The Master Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the master servicing of the Pledged Student Loans as required by this Agreement) shall require such qualifications.

     (c) Power and Authority of the Master Servicer. The Master Servicer has the corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party have been duly authorized by the Master Servicer by all necessary corporate action.

     (d) Binding Obligation. This Agreement and each of the other Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Master Servicer enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally, and subject to general principles of equity.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under the certificate of formation or operating agreement of the Master Servicer, or any indenture, agreement or other instrument to which the Master Servicer is a party or by which it shall be bound nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); which breach or default could reasonably be expected to have a Material and

Adverse Effect on the condition of the Master Servicer, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor violate any law or, to the knowledge of the Master Servicer, any order, rule or regulation applicable to the Master Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties.

     (f) No Proceedings. There are no proceedings, or, to the Master Servicer’s best knowledge, investigations pending, or, to the Master Servicer’s best knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, and the other Transaction Documents, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material and Adverse Effect on the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.

     (g) No Amendment or Waiver. No provision of a Pledged Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the files relating to such Pledged Student Loan.

     (h) Collection Practices. The servicing and collection practices used by the Master Servicer (or each Sub-Servicer on its behalf) with respect to the Pledged Student Loans have been in all respects in compliance with Accepted Servicing Procedures, and all applicable laws and regulations.

     (i) Location of Files Relating to Pledged Student Loans. The files and records relating to each Pledged Student Loan are kept in the offices of the applicable Sub-Servicer on behalf of the Master Servicer identified to the Administrative Agent in writing prior to the date hereof, or at such other office identified to the Administrative Agent in writing, and all such files have been delivered to and are in the possession of the applicable Sub-Servicer.

     (j) Not an Investment Company. The Master Servicer is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (k) Accuracy of Information. All information supplied by, or on behalf of, the Master Servicer in writing to the Indenture Trustee, the Funding Agents or the Administrative Agent in connection with this Agreement, any Transaction Document or the transactions contemplated thereby is true and accurate in all material respects. No information furnished by the Master Servicer to the Indenture Trustee, any Funding Agent or the Administrative Agent in connection with this Agreement, any Transaction Document or the transactions contemplated thereby contained any untrue statement of material fact or omitted any material fact necessary in order to prevent the statements contained therein in light of the circumstances under which such statements were or are made from being misleading in any material respect.

     (l) Possession of Purchase and Sale Agreements. The Master Servicer has in its possession an original of each Purchase and Sale Agreement described in Section 5.02(m) hereof (including each Purchase and Sale Agreement described in parentheticals to such Sections).

     SECTION 12.13. Sub-Servicing Limitations. The Master Servicer shall not permit any Pledged Student Loans to be serviced by any Sub-Servicer (other than the Sub-Servicers servicing the Pledged Student Loans on the date hereof) without first obtaining the written consent of the Administrative Agent, the Funding Agents and the Required Lenders and demonstrating to the satisfaction of the Administrative Agent that all requirements and conditions required by the Administrative Agent applicable to such new Sub-Servicer have been satisfied in all material respects for such Sub-Servicer, which satisfaction shall be evidenced by such written consent, and delivering to the Administrative Agent an opinion of counsel addressed to the Lenders, the Funding Agents, Issuer, the Indenture Trustee and the Administrative Agent in form and substance and written by counsel acceptable to the Administrative Agent including, without limitation, an opinion to the effect that each action necessary to perfect a first priority security interest in each of the Pledged Student Loans being or to be serviced by such Sub-Servicer has been accomplished and that the perfection and priority of the Indenture Trustee’s security interest in the Collateral will not be affected by the use of such Sub-Servicer, or if it will be affected, setting forth the steps necessary to continue such perfection and priority, and completing such steps to the satisfaction of the Administrative Agent at the Master Servicer’s expense.

     SECTION 12.14. Indemnities of Master Servicer. The Master Servicer agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from any of the following:

     (i) reliance on any representation or warranty made or deemed made by the Master Servicer or any Sub-Servicer under this Agreement or any other Transaction Document to which it is a party, which shall have been false or incorrect when made or deemed made;

     (ii) the failure by the Master Servicer or any Sub-Servicer to comply with any term, provision or covenant contained in any Transaction Document to which it is party or with any applicable law, rule or regulation with respect to any Pledged Student Loan or the Related Security;

     (iii) the commingling of Collections with any other funds; and

     (iv) any claim brought by any Person arising from any activity by the Master Servicer or any Sub-Servicer in servicing, administering or collecting any Student Loan; and

     (v) any action or omission by the Master Servicer or any Sub-Servicer that reduces or impairs the rights of the Administrative Agent, any Funding Agent or any Lender with respect to any Collateral or the value of any such Collateral.

Any amounts subject to the indemnification provisions of this Section 12.12 shall be paid by the Master Servicer to the related Indemnified Party within five (5) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts.

     SECTION 12.15. Collegiate Funding Master Servicing, L.L.C. Not To Resign as Master Servicer. Without the prior written consent of the Administrative Agent, the Funding Agents and the Required Lenders, Collegiate Funding Master Servicing, L.L.C. shall not resign from the obligations and duties hereby imposed on it as Master Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Collegiate Funding Master Servicing, L.L.C. as Master Servicer shall be communicated to the Eligible Lender Trustee, the Administrative Agent and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an opinion of counsel (in form and substance reasonable acceptable to the Administrative Agent) to such effect delivered concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee, the Eligible Lender Trustee, the Administrative Agent or a successor Master Servicer reasonably acceptable to the Administrative Agent, the Funding Agents and the Required Lenders shall have assumed the responsibilities and obligations of Collegiate Funding Master Servicing, L.L.C., as Master Servicer hereunder.

     SECTION 12.16. Servicer Default. If any Servicer Event of Default with respect to the Master Servicer shall occur and be continuing then, and in each and every case, so long as the Servicer Event of Default shall not have been remedied, the Administrative Agent at the request of the Lenders or any Funding Agent, by notice then given in writing to the Master Servicer may terminate all the rights and obligations of the Master Servicer in such capacity under this Agreement and each of the other Transaction Documents to which it is a party, as Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Student Loan Notes or the Pledged Student Loans or otherwise, shall, without further action, pass to and be vested in the Administrative Agent or such successor Master Servicer as may be appointed by the Administrative Agent at the request of the Lenders or any Funding Agent; and, without limitation, the Administrative Agent and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Pledged Student Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement and all agreements with the Sub-Servicers, including the transfer to the successor Master Servicer of its rights under all existing Sub-Servicing Agreements and for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Pledged Student Loan. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of each Pledged Student Loan to the successor Master Servicer and amending this Agreement, the Sub-Servicing Agreements and any other Transaction Documents to reflect such succession as Master Servicer pursuant to this Section 12.15 shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses.

     SECTION 12.17. Appointment of Successor. Upon receipt by the Master Servicer of notice of termination pursuant to Section 12.15, or the resignation by the Master Servicer in accordance with the terms of this Agreement, the predecessor Master Servicer shall continue to perform its functions as Master Servicer under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date one hundred twenty (120) days from the delivery to the Administrative Agent and each Funding Agent of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer shall become unable to act as Master Servicer as specified in the notice of resignation and accompanying opinion of counsel. In the event of the termination hereunder of a Master Servicer, the Administrative Agent, the Funding Agents and the Required Lenders shall appoint a successor Master Servicer and the successor Master Servicer shall accept its appointment by a written assumption in form acceptable to the Administrative Agent and each Funding Agent. In the event that a successor Master Servicer has not been appointed at the time when the predecessor Master Servicer has ceased to act as Master Servicer hereunder, the Administrative Agent without further action shall automatically be appointed the successor Master Servicer.

     SECTION 12.18. Master Servicer Fee. For servicing the Pledged Student Loans under the Agreement, the Master Servicer shall be paid an amount equal to (i) the Master Servicer’s Fee less (ii) the amount of fees paid directly to the Sub-Servicers pursuant to clause third of Section 3.03(b), for each calendar month payable on each Settlement Date pursuant to clause third of Section 3.03(b).

     SECTION 12.19. Representations of Administrator. The Administrator makes the following representations on which Issuer and each Secured Party is deemed to have relied in entering into this Agreement and appointing the Administrator, as Administrator hereunder.

     (a) Organization and Good Standing. The Administrator is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Virginia, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to administer the Issuer and the Pledged Student Loans.

     (b) Due Qualification. The Administrator is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) Power and Authority of the Administrator. The Administrator has the corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party have been duly authorized by the Administrator by all necessary corporate action.

     (d) Binding Obligation. This Agreement and each of the other Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Administrator enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally, and subject to general principles of equity.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under the certificate of formation or operating agreement of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); which breach or default could reasonably be expected to have a Material and Adverse Effect on the condition of the Administrator, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

     (f) No Proceedings. There are no proceedings, or, to the Administrator’s best knowledge, investigations pending, or, to the Administrator’s best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, and the other Transaction Documents, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material and Adverse Effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.

     (g) Not an Investment Company. The Administrator is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (h) Accuracy of Information. All information supplied by, or on behalf of, the Administrator in writing to the Indenture Trustee, the Administrative Agent or any Funding Agent in connection with this Agreement, any Transaction Document or the transactions contemplated thereby is true and accurate in all material respects. No information furnished by the Administrator to the Indenture Trustee, the Administrative Agent or any Funding Agent in connection with this Agreement, any Transaction Document or the transactions contemplated thereby contained any material misstatement.

     SECTION 12.20. Indemnities of Administrator. The Administrator agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from any of the following:

     (i) reliance on any representation or warranty made or deemed made by the Administrator under this Agreement or any other Transaction Document to which it is a party, which shall have been false or incorrect when made or deemed made;

     (ii) the failure by the Administrator to comply with any term, provision or covenant contained in any Transaction Document to which it is party or with any applicable law, rule or regulation with respect to any Pledged Student Loan or the Related Security;

(iii) the commingling of Collections by the Administrator with any other funds; and

     (iv) any claim brought by any Person arising from any activity by the Administrator in servicing, administering or collecting any Student Loan or in administering the Issuer; and

     (v) any action or omission by the Administrator that reduces or impairs the rights of the Administrative Agent, any the Funding Agent or any Lender with respect to any Collateral or the value of any such Collateral.

Any amounts subject to the indemnification provisions of this Section 12.20 shall be paid by the Administrator to the related Indemnified Party within five (5) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts.

     SECTION 12.21. Administrator’s Fee. For acting as Administrator pursuant to this Agreement, the Administrator shall be paid an amount equal to the Administrator’s Fee for each calendar month payable on each Settlement Date pursuant to clause fourteenth of Section 3.03(b).

ARTICLE XIII

MISCELLANEOUS

     SECTION 13.01. Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by Issuer or Master Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by the Issuer, the Master Servicer, the Administrative Agent, the Indenture Trustee, each Funding Agent and the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, without the consent of each affected Committed Lender, (a) amend the definitions of Eligible Student Loan, Defaulted Student Loan or Required Lenders contained in this Agreement or modify the then existing Excess Concentration Amounts; (b) amend, modify or waive any provision of this Agreement in any way which would (i) reduce the amount of principal or interest that is payable on account of any Advance or delay any scheduled date for payment thereof; (ii) reduce fees payable by the Issuer to the Administrative Agent, the Funding

Agents or the Conduit Lenders which relate to payments to Committed Lenders or delay the dates on which such fees are payable; or (iii) modify any provisions relating to reserves so as to reduce such reserves; (c) agree to the payment of a different rate of interest on the Advances pursuant to Section 2.02(a)(ii) of this Agreement; (d) amend or waive the Event of Termination relating to the bankruptcy of the Issuer or any Affiliated Originator in Section 8.01 of this Agreement; (e) amend this Section 13.01 in any way other than expanding the list of amendments, waivers or consents that require the consent of each Committed Lender; and provided further, that the consent of a Committed Lender shall be required to (a) increase the amount of its Commitment and (b) extend the termination date of its Commitment. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. To the extent the consent of any of the parties hereto (other than the Issuer and the Master Servicer) is required under any of the Transaction Documents, the determination as to whether to grant or withhold such consent shall be made by such party in its sole discretion without any implied duty toward any other Person, expect as otherwise expressly provided herein or therein. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Lenders may also be required to obtain the approval of some or all of the Program Support Providers or to obtain confirmation from certain Rating Agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Promissory Notes.

     SECTION 13.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Exhibit 13.02 of this Agreement or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     SECTION 13.03. No Waiver; Remedies. No failure on the part of Issuer, the Administrative Agent, any Funding Agent, any Affected Party, any Indemnified Party, the Indenture Trustee, the Eligible Lender Trustee or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (unless waived in writing); nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 13.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Issuer, the Administrative Agent, the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer, the Funding Agents, the Lenders, and their respective successors and assigns, and the provisions of Section 4.02 and Article XI shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 10.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made or deemed made by Issuer pursuant to Article VI and the indemnification and payment provisions of Articles IX and XI and Sections 2.06, 4.02, 13.05, 13.06 and 13.12 shall be continuing and shall survive any termination of this Agreement.

     SECTION 13.05. Costs, Expenses and Taxes. In addition to its obligations under Article XI, Issuer agrees to pay within three Business Days of demand:

     (a) all reasonable costs and expenses incurred by the Administrative Agent, any Program Support Provider, the Indenture Trustee, the Eligible Lender Trustee, the Funding Agents and the Lenders and their respective Affiliates in connection with due diligence, negotiation, preparation, execution and delivery, the administration (including periodic auditing) the amendment to, or waiver of, or the enforcement of, or any actual or claimed breach of, this Agreement and the other Transaction Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of Issuer’s or the Master Servicer’s books and records either prior to the execution and delivery hereof or pursuant to Section 7.01(c) or any Sub-Servicing Agreement; and

     (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 13.06. No Proceedings. Issuer, the Indenture Trustee, the Funding Agents, and the Administrative Agent each hereby agrees that it will not institute against any Conduit Lender, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Promissory Notes issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Promissory Notes shall have been outstanding. The foregoing shall not limit Issuer’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Issuer. The provisions of this Section 13.06 shall survive the termination of this Agreement.

     SECTION 13.07. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     SECTION 13.08. Integration. This Agreement and the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     SECTION 13.09. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF INDENTURE TRUSTEE AND THE SECURED PARTIES IN THE COLLATERAL IS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 13.10. Waiver Of Jury Trial; Submission to Jurisdiction. EACH OF THE ISSUER, THE MASTER SERVICER AND THE ADMINISTRATOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL. EACH OF THE ISSUER, THE ADMINISTRATOR AND THE MASTER SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ADJUDICATING ANY CLAIM OR CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND, FOR SUCH PURPOSE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE THEREIN OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF ANY LENDER, ANY FUNDING AGENT, THE ADMINISTRATIVE AGENT OR THE INDENTURE TRUSTEE TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 13.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 13.12. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of the Issuer, the Master Servicer, the Funding Agents, the

Lenders, the Administrative Agent, the Program Support Providers, the Indenture Trustee or the Eligible Lender Trustee contained in this Agreement shall be had against any stockholder, member, employee, officer, director, or incorporator of any such Person; provided, however, that nothing in this Section 13.12 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

     SECTION 13.13. Confidentiality.

     (a) Notwithstanding any other provision herein, each of the parties hereto (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction (the “Transaction”) contemplated by this Agreement and the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

     (b) Subject to the provisions of the foregoing paragraph (a), each of the Issuer, the Administrator and the Master Servicer agrees that it shall not (and shall not allow any of its Affiliates to) disclose to any Person or entity the existence of this Agreement, the other Transaction Documents or the terms hereof (including, without limitation, any specific pricing information provided by the Administrative Agent, the Funding Agents and Affiliates of the Administrative Agent and any Funding Agent or the amount or terms of any fees payable to the Administrative Agent, any Funding Agent and Affiliates of the Administrative Agent and any Funding Agent in connection with the Transaction) or the structure of the Transaction, any related structures developed by the Administrative Agent, any Funding Agent and Affiliates of the Administrative Agent or any Funding Agent for the Issuer or the Master Servicer, any related analyses, computer models, information or documents, any written or oral reports from the Administrative Agent, the Funding Agents and Affiliates of the Administrative Agent and any Funding Agent to the Issuer or the Master Servicer or any related written information, to the extent that such items do not constitute Structure and Tax Aspects under Internal Revenue Code Sections 6011, 6111 and 6112 or the regulations promulgated thereunder, or the existence and status of any ongoing negotiations between the Issuer and its Affiliates and the Administrative Agent, the Funding Agents and Affiliates of the Administrative Agent and the Funding Agents concerning the Transaction (collectively, the “Product Information”), except to its and its Affiliates’ employees, officers, directors, advisors, representatives, accountants, legal counsel and agents (collectively, the “Company Representatives”) who have a need to know the Product Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions of this Section 13.13 and to use such Product Information only in connection with the Transaction and not for any other purpose. The Issuer will be responsible for any failure of any Company Representative to comply with the provisions of this Section 13.13. “Product Information” shall not include, however, information that is a matter of general public knowledge or has heretofore been or is hereafter published in any source generally available to the public other than as a result of a disclosure by any person required to keep such information confidential as provided in this section. The Issuer and the Master Servicer may disclose Product Information to the extent required by applicable law, regulation, subpoena or other legal process.

     (c) Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Issuer and the Master Servicer and their respective Affiliates which such Secured Party receives pursuant to the Transaction Documents (collectively, the “Issuer Information”) confidential and to disclose Issuer Information only to those of its officers, employees, advisors, representatives, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the “Secured Party Representatives”), to the rating agencies or to their Program Support Providers which, in each case, may have a need to know or review such Issuer Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility (ii) to use the Issuer Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 13.13(c).

     (d) Notwithstanding anything in this Agreement or in any other Transaction Document, the Issuer Information may be disclosed by any Secured Party (i) to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality similar to this Section 13.13, (ii) to the Rating Agencies, (iii) to any actual or potential subordinated investor in any Conduit Lender or liquidity provider if such investor or liquidity provider, as the case may be, has signed a confidentiality agreement substantially on the terms of this Section 13.13, (iv) to dealers and investors in respect of promissory notes of any Conduit Lender and credit enhancers in accordance with the customary practices of such Conduit Lender for disclosures to dealers, investors or credit enhancers, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Issuer or any of its affiliates by name and (v) to any other person or entity with the Issuer’s prior written consent.

     (e) Notwithstanding anything in this Agreement or in any other Transaction Document, the Issuer Information may be disclosed by any Secured Party (i) to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality similar to this Section 13.13, (ii) to the Rating Agencies, (iii) to any actual or potential subordinated investor in any Conduit Lender or liquidity provider if such investor or liquidity provider, as the case may be, has signed a confidentiality agreement substantially on the terms of this Section 13.13, (iv) to dealers and investors in respect of promissory notes of any Conduit Lender and credit enhancers in accordance with the customary practices of such Conduit Lender for disclosures to dealers, investors or credit enhancers, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Issuer or any of its affiliates by name and (v) to any other person or entity with the Issuer’s prior written consent.

     (f) The provisions of this Section 13.13 shall survive the termination of this Agreement.

     SECTION 13.14. Limitation of Liability. No claim may be made by the Issuer, Master Servicer, any of their Affiliates, or any other Person against the Lenders, the Funding Agents, any Program Support Provider, the Administrative Agent, the Indenture Trustee or the Eligible Lender Trustee or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Issuer and the Master Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 13.15. Amendment and Restatement. Effective as of the date hereof, (a) this Agreement shall amend and restate in its entirety the Original Indenture but shall not constitute a novation thereof, and (b) each reference to the Original Indenture in any of the Transaction Documents, or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement.

     SECTION 13.16. Sale and Assignment.

     (a) In consideration of the payment of $158,900,000 at or before 11:00 a.m. (New York time) on the date hereof and concurrently with the effectiveness hereof, (i) CAFCO, LLC hereby sells and assigns to Jupiter Securitization Corporation, and Jupiter Securitization Corporation hereby purchases and assumes from CAFCO, LLC, a 100% interest in (1) the outstanding Advances held by CAFCO, LLC before giving effect to this Section 13.16, and (2) CAFCO, LLC’s rights and obligations as a Conduit Lender under this Agreement.

     (b) In consideration of the payment of $5,800,000 at or before 11:00 a.m. (New York time) on the date hereof and concurrently with the effectiveness hereof, (i) CRC Funding, LLC hereby sells and assigns to Jupiter Securitization Corporation, and Jupiter Securitization Corporation hereby purchases and assumes from CRC Funding, LLC, a 1.160232046% interest in (1) the outstanding Advances held by CRC Funding, LLC before giving effect to this Section 13.16, and (2) CRC Funding, LLC’s rights and obligations as a Conduit Lender under this Agreement.

     (c) In consideration of the payment of $164,700,000 at or before 11:00 a.m. (New York time) on the date hereof and concurrently with the effectiveness hereof, (i) CRC Funding LLC hereby sells and assigns to Falcon Asset Securitization Corporation, and Falcon Asset Securitization Corporation hereby purchases and assumes from CRC Funding LLC, a 32.946589318% interest in (1) the outstanding Advances held by CRC Funding LLC before giving effect to this Section 13.16, and (2) CRC Funding LLC’s rights and obligations as a Conduit Lender under this Agreement.

     (d) Citibank hereby sells and assigns to JPMC, and JPMC hereby purchases and assumes from Citibank, a 50.0% interest in and to Citibank’s rights and obligations as a Committed Lender under this Agreement; provided, however, that neither JPMC nor Citibank shall have rights or obligations with respect to any Lender Group except that in which it is a member.

     (e) Each of CRC Funding, LLC, CAFCO, LLC and Citibank (a) represents and warrants that to each of JPMC, Jupiter Securitization Corporation and Falcon Asset Securitization Corporation (i) it is the legal and beneficial owner of the interests assigned under this Section 13.16; (ii) the assigned interests are free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (iv) it is not aware of the existence of any Event of Termination, or any event which with the giving of notice or passage of time would be an Event of Termination, as of the Closing Date, nor is it aware of any waiver of any material provision of the Transaction Documents having been given; and (v) the Transaction Documents provided to each of JPMC, Jupiter Securitization Corporation and Falcon Asset Securitization Corporation are the current versions of such documents and the financial statements provided to each of JPMC, Jupiter Securitization Corporation and Falcon Asset Securitization Corporation are those referred to in the Indenture; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document (other than those made in clause (a) above), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Issuer, any Guarantor, the Master Servicer, the Administrator or any Sub-Servicer, the Eligible Lender Trustee, the Indenture Trustee or any Originator or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by Master Servicer, Issuer, Administrator or any of their Affiliates or any other Person of any of their respective obligations under any Transaction Document.

     (f) Each of JPMC, Jupiter Securitization Corporation and Falcon Asset Securitization Corporation (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated by this Section 13.16 and to become a Lender under this Agreement, (ii) from and after the Closing Date, it shall be bound by the provisions of this Agreement as a Lender and, to the extent of the interests assigned to it hereunder, shall have the obligations of a Lender hereunder and (iii) it has received a copy of the Transaction Documents, together with copies of the financial statements delivered to it, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the interests hereunder on the basis of which it has made such analysis and decision independently and without reliance on CNAI, Citibank, CRC Funding, LLC, CAFCO, LLC or any other Lender and (b) agrees that (i) it will, independently and without reliance on CNAI, Citibank, CRC Funding, LLC, CAFCO, LLC or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COLLEGIATE FUNDING SERVICES RESOURCES I, LLC, as Issuer

By: /s/ Kevin Landgraver
Name: Kevin Landgraver
Title: Treasurer

Amended and Restated Indenture

CRC FUNDING, LLC, as a Conduit Lender

By: CITICORP NORTH AMERICA, INC., as its attorney-in-fact

By: /s/ Roger W. Saylor
Name: Roger W. Saylor
Title: Director and Vice President

CAFCO, LLC, as a Conduit Lender

By: CITICORP NORTH AMERICA, INC., as its attorney-in-fact

By: /s/ Roger W. Saylor
Name: Roger W. Saylor
Title: Director and Vice President

Amended and Restated Indenture

FALCON ASSET SECURITIZATION CORPORATION, as a Conduit Lender
By: /s/ Jeffrey Goldberg
Name: Jeffrey Goldberg
Title: Authorized Signatory

JUPITER SECURITIZATION CORPORATION, as a Conduit Lender

By: /s/ Jeffrey Goldberg
Name: Jeffrey Goldberg
Title: Authorized Signatory

Amended and Restated Indenture

Commitment:
$0	CITIBANK, N.A., as Committed Lender with respect to CAFCO, LLC

	By:	/s/ Roger W. Saylor

Name: Roger W. Saylor
Title: Director and Vice President

Commitment:
$500,000,000	CITIBANK, N.A., as Committed Lender with respect to CRC Funding, LLC

	By:	/s/ Roger W. Saylor

Name:Roger W. Saylor
Title:Director and Vice President

Commitment:
$250,000,000	JPMORGAN CHASE BANK, as Committed Lender with respect to Jupiter Securitization Corporation

	By:	/s/ Jeffery Goldberg

Name:Jeffery Goldberg
Title:Authorized Signatory

Commitment:
$250,000,000	JPMORGAN CHASE BANK, as Committed Lender with respect to Falcon Asset Securitization Corporation

	By:	/s/ Jeffery Goldberg

Name: Jeffery Goldberg
Title: Authorized Signatory

Amended and Restated Indenture

CITICORP NORTH AMERICA, INC., as Administrative Agent and as a Funding Agent

By:	/s/ Roger W. Saylor

Name: Roger W. Saylor
Title: Director and Vice President

JPMORGAN CHASE BANK, as a Funding Agent

By:	/s/ Jeffery Goldberg

Name: Jeffrey Goldberg
Title: Authorized Signatory

THE BANK OF NEW YORK, as Eligible Lender Trustee, as Indenture Trustee and as Securities Intermediary

By:	/s/ Tricia Heintz

Name: Tricia Heintz
Title: Agent

Amended and Restated Indenture

COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION, L.L.C., as Administrator

By:	/s/ Kevin Landgraver
Name: Kevin Landgraver
Title: Treasurer

COLLEGIATE FUNDING MASTER SERVICING, L.L.C., as Master Servicer

By:	/s/ Kevin Landgraver
Name: Kevin Landgraver
Title: Treasurer

Amended and Restated Indenture

APPENDIX A

DEFINITIONS

     This is Appendix A to the Amended and Restated Indenture, dated as of November 4, 2004 among Collegiate Funding Services Resources I, LLC, as Issuer, CRC Funding, LLC, CAFCO, LLC, Falcon Asset Securitization Corporation and Jupiter Securitization Corporation, as Conduit Lenders, the other financial institutions from time to time party thereto, as Conduit Lenders, the financial institutions from time to time party thereto, as Committed Lenders, JPMorgan Chase Bank and Citicorp North America, Inc., as Funding Agents, Citicorp North America, Inc., as Administrative Agent, The Bank of New York, as Indenture Trustee and as Eligible Lender Trustee, Collegiate Funding Portfolio Administration, L.L.C., as Administrator, and Collegiate Funding Master Servicing, L.L.C. as Master Servicer (as amended, supplemented or otherwise modified from time to time, this “Agreement”). Each reference in this Appendix A to any Section, the Preamble, Appendix or Exhibit refers to such Section of or Appendix, Preamble or Exhibit to this Agreement.

     A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated below (such definitions to be applicable to both the singular and plural forms of such terms):

     “Accepted Servicing Procedures” means that the Master Servicer shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections on the Pledged Student Loans with reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to all comparable student loans that it services but, in any event, in accordance with customary and usual standards of practice of prudent lenders and loan servicers administering similar student loans. The Master Servicer shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections with respect to the Pledged Student Loans in accordance with, and otherwise comply with, all applicable federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any applicable Guarantee Agreement. These procedures shall include collection and posting of all payments, responding to inquiries of borrowers on such Pledged Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending billing statements or payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and quarterly statements with respect thereto to the Administrative Agent and the Funding Agents. The Master Servicer shall (or shall cause the applicable Sub-Servicer to) follow its customary standards, policies and procedures in performing its duties as Master Servicer (or Sub-Servicer, as the case may be).

     “Account Control Agreement” means each Account Control Agreement among the Issuer, the Indenture Trustee and the Securities Intermediary with respect to an Account, in the form and substance attached as Exhibit A.

     “Accounts” means the Disbursement Account, the Collection Account, the Reserve Account and the Residual Payments Account.

     “Add-on Loan” means a Federal Consolidation Loan made by the Issuer to a student within 180 days after such student has consolidated other Student Loans.

     “Administrative Expenses” means the administrative and operating expenses of the Issuer, excluding the Master Servicer’s Fee and the Administrator’s Fee.

     “Administrator” has the meaning set forth in the preamble.

     “Administrator’s Fee” means an aggregate amount equal to (i) for each Settlement Period other than the initial Settlement Period, the product of (a) the outstanding weighted average Principal Balance of all Pledged Student Loans during such Settlement Period multiplied by (b) 0.0083% and (ii) for the initial Settlement Period, the product of (a) the outstanding weighted average Principal Balance of all Pledged Student Loans during such Settlement Period multiplied by (b) 0.0083% multiplied by (c) a fraction equal to the number of days in the initial Settlement Period divided by 30; in each case, payable to the Master Servicer and/or the Sub-Servicers pursuant to Section 3.03(b) and the provisions of Section 12.21 of the Agreement.

     “Advance” has the meaning set forth in Section 1.01.

     “Affected Party” means each of the Lenders, each Program Support Provider, the Eligible Lender Trustee and any assignee or participant of any Lender or any Program Support Provider.

     “Affiliate” when used with respect to a Person, means any other Person controlling, controlled by, or under common control with, such Person.

     “Affiliated Originators” means those Affiliates of the Issuer set forth on Appendix B and such other affiliated originators as may be approved by the Administrative Agent, the Funding Agents and the Required Lenders from time to time in writing, in each case that are party to a Purchase and Sale Agreement.

     “Affiliated Servicer” means each of CFS-SunTech Servicing LLC, and each other Sub-Servicer that is an Affiliate of the Issuer.

     “Administrative Agent” has the meaning set forth in the preamble.

     “Agreement” has the meaning set forth in the first paragraph of this Appendix A.

     “Alternate Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the highest of:

     (a) with respect to the calculation of “Alternate Base Rate” (i) for any Lender in a Lender Group of which CNAI is the Funding Agent, the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank’s base rate and (ii) for any Lender in a Lender Group of which JPMC is the Funding Agent, the rate of interest announced publicly by JPMC in New York, New York, from time to time as JPMC’s base rate;

     (b) the Federal Funds Rate (as defined below) most recently determined by the applicable Reference Bank plus 0.50%; and

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     (c) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case, adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Reference Bank in connection with extensions of credit.

     “Approvals” has the meaning set forth in Section 6.01(d).

     “Approved Origination Agreement” means (i) the Loan Origination and Servicing Agreement entered into as of July 23, 2003 by and between CFS-SunTech Servicing LLC and CFO; (ii) the Sub-Servicing & Student Loan Origination and Servicing Agreement dated on or about July 23, 2003 among Great Lakes Educational Loan Services, Inc., the Master Servicer and CFO; and (iii) the Student Loan Origination and Servicing Agreement dated on or about July 23, 2003 among LoanStar Systems, Inc., CFO, the Issuer and the Master Servicer, (iv) the Origination, Disbursement, Interim Sub Servicing and Purchasing Master Agreement dated February 19, 2004 among Higher Education Loan Authority of the State of Missouri, CFO, the Issuer, the Eligible Lender Trustee and the Master Servicer, (v) the Lender Participation Agreement and Contract of Insurance dated September 23, 2003 among Kentucky Higher Education Assistance Authority, CFO and the Issuer, (vi) Lender Agreement for Full Service Package dated July 30, 2003 among Massachusetts Higher Education Assistance Corporation, the Eligible Lender Trustee and CFO, (vii) Lender Agreement for Full Service Package dated March 18, 2004 among Massachusetts Higher Education Assistance Corporation, the Eligible Lender Trustee and CFO and (viii) each other Origination Agreement in such form which is approved by the Administrative Agent, the Funding Agents and the Required Lenders in writing prior to the execution thereof.

     “Asset Coverage Ratio” for any Calculation Date means the ratio of (i) Collateral Value to (ii) the sum of the Total Outstanding Advances, accrued and unpaid interest (to the extent not previously capitalized), Fees and Master Servicer’s Fees as of such Calculation Date.

     “Assignment and Acceptance” means an Assignment and Acceptance Agreement in substantially the form and substance of Exhibit 10.01(a) attached hereto and delivered to the Administrative Agent, the Funding Agent for the assignor Lender and the Funding Agent for the assignee Lender in connection with an assignment of a Lender’s obligations hereunder in accordance with Section 10.01(a).

     “Available Funds” means (i) all Collections, (ii) all Reassignment Amounts, (ii) all Monthly Advances and (iv) all Investment Earnings.

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     “Borrowing” means the aggregate Advances made on a Borrowing Date.

     “Borrowing Date” means each date on which a Borrowing is consummated, which date shall be a Business Day.

     “Borrowing Deficit” has the meaning set forth in Section 1.02(c).

     “Borrowing Notice” has the meaning set forth in Section 1.02(a).

     “Business Day” means a day on which the commercial banks in New York City are not authorized or required to be closed for business.

     “Calculation Date” means (a) the last date of each Settlement Period utilized in providing the Monthly Report and in determining the Asset Coverage Ratio or (b) if different, (i) with respect to the determination of Asset Coverage Ratio in connection with the release of Released Student Loans pursuant to Section 1.04, the last date of the Settlement Period immediately preceding such release or such other date as determined by the Administrative Agent, (ii) with respect to the determination of Asset Coverage Ratio in connection with a Borrowing pursuant to Section 5.02(d), the last date of the Settlement Period immediately preceding such Borrowing after giving effect to such Borrowing, (iii) with respect to the determination of Asset Coverage Ratio in connection with the occurrence of a Material Adverse Change in the condition of any Private Loan Guarantor or Sub-Servicer, the last date of the Settlement Period immediately preceding such release or such other date as determined by the Administrative Agent, (iv) any other date as may be mutually agreed upon by the Administrative Agent and the Master Servicer or (v) any date upon which the Valuation Agent conducts a Portfolio Valuation pursuant to Section 8.02(e).

     “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with United States generally accepted accounting principles.

     “Career School/Non Degree Granting Institution Loan” means except as otherwise approved as such in writing by the Administrative Agent, the Funding Agents and the Required Lenders, a FFELP Loan, the borrower of which is attending an accredited institution, which is a career school or is not a degree granting institution; provided, however, that Student Loans to students attending DeVry Institute and The University of Phoenix shall not constitute Career School/Non Degree Granting Institution Loans.

     “CFO” Collegiate Funding Originations, LLC, a Delaware limited liability company.

     “CFO Purchase and Sale Agreement” means the Purchase and Sale Agreement dated as of July 23, 2003 among CFO, the Issuer, and the Eligible Lender Trustee.

     “CFS” means Collegiate Funding Services, L.L.C., a Delaware limited liability company.

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     “Citibank” means Citibank, N.A.

     “Closing Date” means November 4, 2004.

     “CNAI” has the meaning set forth in the preamble.

     “CNAI Fee Letter” has the meaning set forth in Section 4.01.

     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated thereunder.

     “Collateral” means all of Issuer’s (and the Eligible Lender Trustee’s) right, title and interest in, to and under the following: (i) the Financed Student Loans and any additional Student Loans which are not Financed Student Loans but which have been purchased, originated, funded or otherwise acquired with funds on deposit in the Collection Account pursuant to the provisions of Section 3.03(e) and each other Student Loan that is otherwise financed pursuant to this Agreement (collectively, the “Pledged Student Loans”); (ii) the Related Security, (iii) all right, title and interest with respect to the Pledged Student Loans under the Guarantee Agreements; (iv) all Interest Subsidy Payments and Special Allowance Payments with respect to any Pledged Student Loan that is an FFELP Loan; (v) all borrower interest with respect to Pledged Student Loans; (vi) the Accounts and any other account established by Issuer pursuant to the Agreement in the name of the Indenture Trustee for the benefit of the Secured Parties, and all investments therein; (vii) all funds on deposit in the accounts described in clause (vi), together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; (viii) all right, title and interest under each Purchase and Sale Agreement, each Sub-Servicing Agreement, each purchase agreement, the other Transaction Documents and each other document, instrument, certificate and agreement relating to the collecting, servicing and administration of any Pledged Student Loan, the Issuer or the transactions contemplated by the Transaction Documents (other than such right, title and interest as it relates solely to Student Loans which no longer constitute part of the Collateral); (ix) the Demand Note, all additional indebtedness from time to time owed to the Issuer by CFS and related to the Demand Note, and the instruments evidencing such indebtedness, the Residual Payments Account, the Residual Payments Account Control Agreement, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the foregoing, and all of Issuer’s rights as secured party with respect to the foregoing and the collateral pledged thereunder; (x) all books and records (including computer tapes and disks) related to the foregoing; (xi) all other personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) and (xii) all Collections and other proceeds of any and all of the foregoing.

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     “Collateral Value” means (i) the lesser of (a) the Net Pool Balance less any discount paid by Issuer on Private Loans which do not have the benefit of a Private Loan Guarantee Agreement less (without duplication) any discount reflected in the Advances made in connection with Borrowings to finance any Private Loans and (b) if the Valuation Agent has performed a Portfolio Valuation with respect to all of the Pledged Student Loans as of the last Calculation Date, the result of the Portfolio Valuation that causes it to be consistent with a program rated the equivalent of “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes, plus (ii) Collections in bank accounts maintained in the name of the Indenture Trustee in which no funds other than Collections are deposited and the balances of which are swept into the Collection Account within 15 days pursuant to the applicable Sub-Servicing Agreements, plus (iii) without duplication, funds (including Eligible Investments) held in the Collection Account, Reserve Account (excluding all upfront and origination fees on deposit therein in connection with Private Loans that do not have the benefit of a Private Loan Guarantee Agreement) and Disbursement Account (other than Monthly Rebate Fees).

     “Collection Account” means the account established at a Qualified Institution, in the name of the Indenture Trustee, for the benefit of the Secured Parties, which account has been designated as the Collection Account, and any other account designated as the Collection Account by the Indenture Trustee or the Administrative Agent.

     “Collections” means (i) all funds which are received by Issuer, the Master Servicer, any Sub-Servicer or the Indenture Trustee or any other Person on behalf of Issuer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, all Interest Subsidy Payments, Special Allowance Payments, Guarantee Payments, Reimbursement Payments, finance charges, interest and all other charges) in respect of the Pledged Student Loans, or applied to such amounts owed by such Obligors, (ii) all funds received pursuant to the Sub-Servicing Agreements, including all payments representing the purchase price of any repurchased Pledged Student Loan, (iii) all funds drawn on the Premium Letter of Credit (provided that such funds shall only be applied in favor of CAFCO, LLC and CRC Funding, LLC), (iv) all funds received by Issuer, the Indenture Trustee or the Master Servicer pursuant to the Purchase and Sale Agreements or from any other source in respect of the Pledged Student Loans and (v) all proceeds of the Demand Note.

     “Committed Lender” has the meaning set forth in the preamble.

     “Committed Lender Termination Date” has the meaning set forth in Section 1.07.

     “Commitment” means the obligation of a Committed Lender to make Advances pursuant to this Agreement in an amount not to exceed, in aggregate, the amount set forth opposite such Committed Lender’s name on the signature pages to this Agreement, as such amount may be modified from time to time in accordance with the terms of the Agreement.

     “Company Representatives” has the meaning set forth in Section 13.13(b).

     “Conduit Lender” has the meaning set forth in the preamble.

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     “Covered Claim” means (a) any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements arising out of or related to the Transaction Documents or the funding of the Advances or in respect of any Pledged Student Loan, including without any limitation Indemnified Amounts payable under Section 11.01 of this Agreement, but excluding recourse for any Defaulted Student Loan which is a Defaulted Student Loan solely due to the default of the Obligor on the Student Loan and (b) any indemnity claim and any claim arising from (i) the failure to comply with any Transaction Document, (ii) from the inaccuracy of any representation or warranty, or (iii) from any action, event, circumstances or condition that would give rise to an indemnity claim or repurchase obligation.

     “Coverage Condition” means the requirement that for any Calculation Date the Asset Coverage Ratio is greater than or equal to 100.1%.

     “Coverage Condition Certificate” means a certificate certifying as to the Coverage Condition substantially in the form of Exhibit 5.02(d) to the Agreement.

     “Credit and Collection Policy” means the policies and procedures attached hereto as Appendix E with respect to the origination and collection of Private Loans as such policies and procedures may be amended from time to time with the written consent of the Administrative Agent and each Funding Agent.

     “Custody Agreement” means a custody agreement made by a Sub-Servicer in favor of the Indenture Trustee with respect to the Pledged Student Loans.

     “Default Ratio” means the Federal Default Ratio and/or the Private Loan Default Ratio, as applicable.

     “Defaulted Amount” means, as of any date, with respect to any Private Loan that is a Defaulted Pledged Student Loan and (x) that does not have the benefit of a Private Loan Guarantee Agreement or (y) that does have the benefit of a Private Loan Guarantee Agreement but the related Private Loan Guarantor has failed to make when due the appropriate Guarantee Payment with respect thereto or with respect to which payment shall not have been made within 120 days of request therefor, the aggregate outstanding Principal Balance plus accrued interest of such Private Loan.

     “Defaulted Pledged Student Loan” means any Pledged Student Loan that is a Defaulted Student Loan.

     “Defaulted Student Loan” means any Student Loan (i) that is defaulted with respect to any applicable servicing requirements; (ii) (A) with respect to any FFELP Loan, as to which any payment, or portion thereof, is defaulted under the terms of the FFELP Program unless such Student Loan is in Deferment or (B) with respect to any Private Loan, is more than 120 days past due from the original due date therefor; or (iii) the Obligor of which is the subject of an Event of Bankruptcy or is deceased or disabled.

     “Defaulting Committed Lender” has the meaning set forth in Section 1.02(c).

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     “Deferment” means (i) with respect to Federal Loans, the period permitted by the Higher Education Act and the policies of the applicable FFELP Guarantor as being a period during which a borrower under a Federal Loan may postpone making payments of principal or interest and (ii) with respect to Private Loans, the period specified in the Credit and Collection Policies governing such Private Loan.

     “Demand Note” means that certain Amended and Restated Non-Recourse Demand Note made by CFS to the order of the Issuer dated November 4, 2004 in the original principal amount of $20,000,000 which evidences indebtedness of CFS to the Issuer payable on demand pursuant to the terms of the Demand Note, the Residual Payments Account Control Agreement and this Agreement, and which note was provided to the Issuer as part of the initial capitalization of the Issuer, and which is secured by the Demand Note Collateral, as the same may from time to time be amended, restated, supplemented or otherwise modified, and any instrument given substitution or as a replacement therefor at any time.

     “Demand Note Collateral” means the collateral described in the Demand Note.

     “Department” means the United States Department of Education, or any successor thereto or to the functions thereof.

     “Disbursement Account” means the account established at a Qualified Institution, in the name of the Indenture Trustee, for the benefit of the Secured Parties, which account has been designated as the Disbursement Account, and any other account designated as the Disbursement Account by the Administrative Agent or by the Indenture Trustee with the written consent of the Administrative Agent.

     “Dollars” means dollars in lawful money of the United States of America.

     “Due Diligence Error Rate” means, with respect to the Master Servicer or any Sub-Servicer, the error rate of such servicer in complying with the Due Diligence Requirements as such error rate is determined by the annual compliance audit of the Master Servicer’s or such Sub-Servicer’s FFELP Program loan portfolio conducted by a qualified certified independent accountant pursuant to the Higher Education Act.

     “Due Diligence Requirements” means the due diligence requirements established from time to time pursuant to the Higher Education Act and any regulations promulgated by the Secretary of Education thereunder from time to time regarding the activities required to be performed by or on behalf of a lender with respect to delinquent or defaulted loans, including the requirements set forth in 34 C.F.R. § 682.411.

     “Eligible Borrower” means, (i) with respect to any FFELP Loan, an Obligor who is eligible under the Higher Education Act to be the obligor of a Student Loan for financing a program of education at an Eligible Institution or for consolidating two or more such Student Loans, including an Obligor who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to Section 428A, 428B, 428C or 428H of the Higher Education Act (20 U.S.C. §§1078-1. 1078-2, 1078-3, or 1078-8) and (ii) with respect to any Private Loan, is a matriculated student at an Eligible Institution.

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     “Eligible Pledged Student Loan” means a Pledged Student Loan that is an Eligible Student Loan as of the date it became a Pledged Student Loan.

     “Eligible Institution” means an institution that is (i) an accredited institution of higher education, (ii) a vocational school or (iii) any other institution that, in all of the above cases, is an “eligible institution” as defined in the Higher Education Act.

     “Eligible Investments” means cash or any one or more of the following obligations or securities:

     (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government;

     (b) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A–1 (or better) by S&P (or its successors) or P-1 (or better) by Moody’s (or its successors);

     (c) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P (or its successors) or P-1 (or better) by Moody’s (or its successors);

     (d) marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment the highest credit rating by Moody’s (or its successors) and S&P (or its successors); and

     (e) shares in mutual funds rated “Aa2” or higher by Moody’s or rated “AA” or higher by S&P (in any amount) issued by a bank, trust company or insurance company with its principal place of business in the United States of America which has a combined capital, surplus and undivided profits of at least $100 million;

     provided, that all such Eligible Investments in clauses (a) through (e) above shall mature in accordance with the provisions specified in Section 3.01(f) of the Agreement and provided further that the Issuer and the Indenture Trustee have not been notified in writing by the Administrative Agent that such investment is “ineligible”.

     “Eligible Lender Trust Agreement” means each eligible lender trust agreement between the Eligible Lender Trustee and the Issuer.

     “Eligible Lender Trustee” has the meaning set forth in the preamble.

     “Eligible Lender Trustee Event of Default” means (i) the Eligible Lender Trustee shall fail in any material respect to perform or observe any term, covenant or agreement that is an obligation of the Eligible Lender Trustee under this Agreement, an Eligible Lender Trust Agreement or any Transaction Document and such failure continues unremedied for thirty days

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after (a) written notice thereof shall have been given by the Administrative Agent to the Issuer or the Eligible Lender Trustee or (b) the Eligible Lender Trustee or the Issuer has actual knowledge thereof or (ii) any representation or warranty made or deemed to be made by the Eligible Lender Trustee (or any of its officers) under or in connection with an Eligible Lender Trust Agreement or any Transaction Document shall prove to have been false or incorrect in any material respect when made and, if such condition is capable of being remedied, such condition shall remain unremedied for 30 days after (a) written notice thereof shall have been given by the Administrative Agent to the Issuer or the Eligible Lender Trustee or (b) the Eligible Lender Trustee or the Issuer has actual knowledge thereof.

     “Eligible Lender Trustee Fee Letter” has the meaning set forth in Section 4.01.

     “Eligible Student Loan” means a Student Loan, on any date of determination:

     (a) which was generated in the United States, its territories, its possessions or other areas subject to its jurisdiction on behalf of the Issuer or CFO (or any other Affiliated Originator) either directly or indirectly through the Eligible Lender Trustee pursuant to an Approved Origination Agreement and transferred to the Issuer pursuant to the CFO Purchase and Sale Agreement (or such other Purchase and Sale Agreement entered into between the Issuer and the applicable Affiliated Originator), or in the ordinary course of its business purchased by CFO (or any other Affiliated Originator) from a Third Party Originator pursuant to a Purchase and Sale Agreement and sold to the Issuer, either directly or through the Eligible Lender Trustee, pursuant to the terms of the CFO Purchase and Sale Agreement (or such other Purchase and Sale Agreement entered into between the Issuer and the applicable Affiliated Originator)(it being understood that if such Student Loan is acquired by the Issuer pursuant to a Purchase and Sale Agreement (other than the Purchase and Sale Agreements defined in clause (i) of the definition thereof), the Administrative Agent, the Funding Agents and the Lenders shall, if so requested, have received prior to such acquisition a favorable opinion or opinions of counsel to the applicable Originator(s) thereunder in form and substance reasonably satisfactory to the Administrative Agent, the Funding Agents and the Lenders) or which is an Add-on Loan related to a Federal Consolidation Loan that is an Eligible Student Loan;

     (b) that constitutes an instrument, account or a general intangible as defined in the Uniform Commercial Code as in effect in the jurisdiction that governs the perfection of the interests of Issuer therein and the perfection of the Indenture Trustee’s interest therein;

     (c) the borrower thereof is an Eligible Borrower;

     (d) the borrower thereof is a United States citizen or United States national;

     (e) (i) if such Student Loan is an FFELP Loan that is a subsidized Stafford Loan, such Student Loan qualifies the Lenders to receive Interest Subsidy Payments and Special Allowance Payments from the Department; (ii) if such Student Loan is an FFELP Loan that is a Federal Consolidation Loan, such Student Loan qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments from the Department and (iii) if such Student Loan is an FFELP Loan that is a PLUS Loan, a SLS Loan or an Unsubsidized Loan,

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such Student Loan qualifies the holder thereof to receive Special Allowance Payments from the Department;

     (f) is not a Defaulted Student Loan;

     (g) that provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the Principal Balance thereof by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws, including, (i) with respect to any FFELP Loan, those of the Higher Education Act or any applicable Guarantee Agreement, as applicable and (ii) with respect to any Private Loan, those of any applicable Guarantee Agreement and the Credit and Collection Policy;

     (h) with regard to which the warranty of Issuer in Section 6.01(g) is true and correct;

     (i) the sale or assignment of which to Issuer pursuant to a Purchase and Sale Agreement and the granting of a security interest to the Indenture Trustee pursuant to the Agreement does not contravene or conflict with any law or regulation, or require the consent or approval of, or notice to, any Person;

     (j) that is denominated and payable only in Dollars in the United States;

     (k) that together with the related Student Loan Note therefor represents the genuine, legal, valid and binding payment obligation of the related borrower, enforceable by or on behalf of the holder thereof against such borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors’ rights generally and subject to general principles of equity; and that has not been satisfied, subordinated or rescinded and no right of rescission, setoff, counterclaim or defense has been asserted or, to Issuer’s knowledge, overtly threatened in writing with respect to such Student Loan;

     (l) that complied at the time it was originated or made, and on the date that such Student Loan becomes a Pledged Student Loan complies, and Issuer and its agents, with respect to such Student Loan, have at all times complied, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including, without limitation, (i) with respect to any FFELP Loan, the Higher Education Act and the Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation B and other applicable consumer credit laws and equal credit opportunity laws, as applicable to such FFELP Loan, (ii) with respect to any FFELP Loan, all applicable FFELP Guarantee Agreements and (iii) with respect to any Private Loan complies with all applicable Private Loan Guarantee Agreements and all regulations;

     (m) with respect to any FFELP Loan, it is the subject of a valid FFELP Guarantee Agreement with an eligible FFELP Guarantor under the Higher Education Act (A) as to which a Guarantor Event of Default has not occurred and (B) which (i) qualifies the holder thereof to receive Guarantee Payments equal to at least 98.00% of principal and interest from the Guarantor and qualifies the Guarantor to receive Reimbursement Payments thereon from the Department, (ii) with respect to which neither the Issuer nor the Eligible Lender Trustee is in default in any

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material respect the performance of any of its covenants and agreements made in the applicable Guarantee Agreement, (iii) with respect to which all amounts due and payable to the Department or a Guarantor, as the case may be, have been paid in full, and (iv) with respect to which no Unanticipated Change has occurred affecting such FFELP Loan which has not been approved by the Administrative Agent and the Funding Agents;

     (n) with respect to any FFELP Loan, the payment terms of which have not been altered or amended other than in accordance with the Higher Education Act and in accordance with a Reduced Rate Program and the interest rate of which is the highest rate allowed by the Higher Education Act;

     (o) that is the subject of a valid Sub-Servicing Agreement and as to which a Servicer Event of Default has not occurred;

     (p) if such Student Loan is not an FFELP Loan, it is a Private Loan that (i) was initially originated by a national banking association and (ii) complies in all material respects with the applicable Credit and Collection Policy and all other requirements of the related Private Loan Guarantor and such other requirements have been approved by the Administrative Agent and each Funding Agent;

     (q) if such Student Loan is a Private Loan that does not have the benefit of a Private Loan Guarantee Agreement, such Student Loan is part of a Student Loan program which has been underwritten and approved by the Administrative Agent and the Funding Agents and all origination fees with respect to such Private Loan have been deposited into the Reserve Account;

     (r) if such Student Loan is a Private Loan, all of the conditions set forth in Section 5.02(j) for a Borrowing with respect to such Student Loan and for its inclusion in the Coverage Condition shall have been satisfied;

     (s) that with respect to any Private Loan that has the benefit of a Private Loan Guarantee Agreement (i) is the subject of a valid Private Loan Guarantee Agreement with a Private Guarantor and as to which neither a Guarantor Event of Default nor a Material Adverse Change with respect to the applicable Guarantor has occurred, (ii) qualifies the Lenders to receive Guarantee Payments equal to at least 100% of principal and interest from the Guarantor, (iii) with respect to which Issuer is not in default in any material respect the performance of any of its covenants and agreements made in the applicable Guarantee, and (iv) with respect to which all amounts due and payable to a Guarantor, as the case may be, have been paid in full;

     (t) if such Student Loan is a Private Loan, the interest rate payable on such Private Loan is not less than or equal to an interest rate equal to the prime rate minus 0.50% per annum;

     (u) the inclusion of such Student Loan as an Eligible Student Loan shall not result in an Event of Termination;

     (v) with respect to which there has been no amendment to the Higher Education Act or any other federal law since the Closing Date, which would (i) reduce the rate of return on such Student Loan, (ii) reduce the guaranteed value of such Student Loan, (iii) impose any additional

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requirements on servicers of such Student Loan or (iv) otherwise adversely affect in any manner the interests of the Administrative Agent, the Funding Agents or the Lenders in such Student Loan unless, in each case, the Issuer, the Administrative Agent, the Funding Agents and the Lenders have all agreed in writing on an appropriate valuation for such Student Loan;

     (w) with respect to which the associated Student Loan Note is either (i) in the possession of a Third Party Servicer or (ii) in the possession of an Affiliated Servicer and, with respect to Student Loan Notes that is not represented by a master promissory note, marked with the legend set forth in Section 7.01(q); and

     (x) with respect to which the Student Loan Note, if in electronic form or including an electronic signature, complies with all regulations, standards and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the U.S. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time, and the electronic record of such Student Loan Note, or if applicable, such electronic signature, is maintained in a location, and using a method consented to in writing by the Administrative Agent, the Funding Agents and the Required Lenders and is subject to any bailment or custody arrangements required by the Administrative Agent, the Funding Agents and the Required Lenders.

     “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

     “ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Issuer, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with Issuer, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Issuer, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     “Eurodollar Rate” means, for any Settlement Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1.00%) determined pursuant to the following formula:

Eurodollar Rate	=	LIBOR

1.00 - Eurodollar Reserve Percentage

     Where,

     “Eurodollar Reserve Percentage” means, for any Settlement Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1.00%) in effect on the date LIBOR for such Settlement Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to “Eurocurrency” funding (currently referred to as “Eurocurrency liabilities”) having a term comparable to such Settlement Period.

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     “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

               (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

               (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

     “Event of Termination” has the meaning set forth in Section 8.01.

     “Excess Concentration Amount” means the sum of (i) the Private Loan Excess Amount; (ii) the Unguaranteed Private Loan Excess Amount; (iii) the Career School/Non Degree Granting Institution Loan Excess Amount; (iv) the Reduced Rate Program Excess Amount; and (v) the Rehab Loan Excess Amount where:

          “Private Loan Excess Amount” means the outstanding Principal Balance (including accrued but unpaid interest to the extent not previously capitalized) of Eligible Student Loans which are Private Loans which exceed 15% of the Net Pool Balance;

          “Unguaranteed Private Loan Excess Amount” means the outstanding Principal Balance (including accrued but unpaid interest to the extent not previously capitalized) of Eligible Student Loans which are Private Loans but which do not have the benefit of a Private Loan Guarantee Agreement;

          “Career School/Non Degree Granting Institution Loan Excess Amount” means the outstanding Principal Balance of Eligible Student Loans which are FFELP Loans which are Career School/Non Degree Granting Institution Loans which exceed 5% of the outstanding Principal Balance of Eligible Student Loans that are FFELP Loans;

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          “Reduced Rate Program Excess Amount” means the outstanding Principal Balance of Eligible Student Loans which are FFELP Loans which are subject to a Reduced Rate Program of the type described in clause (a) of the definition of “Reduced Rate Program” which exceed 20% of the outstanding Principal Balance of all Eligible Student Loans that are FFELP Loans; and

          “Rehab Loan Excess Amount” means the outstanding Principal Balance of Eligible Student Loans which are Rehab Loans.

     “Excess Spread” means, the annualized percentage, calculated on the last day of each month, which is a fraction, the numerator of which is the positive difference, if any, between (x) the Expected Interest Collections for such month with respect to the Pledged Student Loans and (y) the sum of (i) all fees payable to the Master Servicer or any Sub-Servicers for such month with respect to the Pledged Student Loans, (ii) all other Fees payable hereunder for such month, (iii) all Monthly Rebate Fees for such month, and (iv) all interest payable to the Lenders in respect of the Advances for such month pursuant to Section 2.02 and the denominator of which is the weighted average Principal Balance of all Pledged Student Loans during such month.

     “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

     “Expected Interest Collections” means, for any calendar month, the sum of (i) the amount of interest due or accrued with respect to the Pledged Student Loans and payable by the related Obligors thereof during such calendar month (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued with respect to Pledged Student Loans during such calendar month whether or not actually received and (iii) Investment Earnings for such calendar month.

     “Facility” means any contracted arrangement to which Falcon Asset Securitization Corporation or Jupiter Securitization Corporation is a party relating to the transfer, purchase or financing of financial assets.

     “Facility Termination Date” means the earliest to occur of (a) with respect to the Committed Lenders’ Commitments hereunder, July 18, 2005 or, if the Facility Termination Date has been extended pursuant to Section 1.07, such later date, (b) with respect to the Conduit Lenders, the earlier of (i) the Maturity Date unless such date is extended with the consent of the parties hereto and (ii) the termination of the commitment of any Program Support Provider to the related Conduit Lender with respect to this Agreement (unless such Program Support Provider is replaced in accordance with the terms and conditions of the related Program Support Agreement or, assuming that such Program Support Provider is also a Committed Lender, the Program Limit is reduced in accordance with Section 1.07(b), (c) the date determined pursuant to Section 8.02, (d) the Premium Letter of Credit Expiration Date and (e) the date specified by the Issuer upon at least sixty (60) Business Day’s prior written notice to the Administrative Agent, each Funding Agent and each of the Lenders.

     “FDIC” means the Federal Deposit Insurance Corporation, or any agency succeeding substantially to its responsibilities.

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to Amended and Restated Indenture

     “Federal Consolidation Loan” means a loan made to an Obligor pursuant to which the Obligor consolidates two or more of its PLUS Loans, SLS Loans or Stafford Loans in accordance with the Higher Education Act.

     “Federal Default Ratio” means the ratio, computed as of the last day of any Settlement Period, expressed as a percentage, of (i) the Unguaranteed Amount of the aggregate Principal Balance of all FFELP Loans which have become Defaulted Pledged Student Loans during such Settlement Period, divided by (ii) the weighted average aggregate Principal Balance of all FFELP Loans in Repayment status during such Settlement Period.

     “Federal Funds Rate” means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)”. If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

     “Fees” means (without duplication) all fees payable by Issuer pursuant to the CNAI Fee Letter, the JPMC Fee Letter, the Indenture Trustee Fee Letter, the Eligible Lender Trustee Fee Letter, the Letter of Credit Provider Fee Letter and this Agreement.

     “FFELP Guarantee Agreement” means any of, and “FFELP Guarantee Agreements” means all of, the agreements pursuant to which a FFELP Guarantor guarantees Student Loans that are FFELP Loans included or to be included in the Pledged Student Loans in effect on the Closing Date and any such agreements that thereafter become effective that are approved in writing by the Administrative Agent, the Funding Agents and the Required Lenders, in each case as the same may be amended, supplemented or otherwise modified from time to time.

     “FFELP Guarantors” means the entities set forth on Appendix C attached hereto and any other guaranty agency which is authorized to act as a guarantor of FFELP Loans under the FFELP Program, which is in compliance with all regulatory requirements and guidelines, and which has not been specifically excluded by the Administrative Agent, any Funding Agent or the Lenders as a FFELP Guarantor by written notice to Issuer from the Administrative Agent at the time the Student Loan being guaranteed by such guarantor becomes a Pledged Student Loan.

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to Amended and Restated Indenture

     “FFELP Loan” means a Federal Consolidation Loan, a PLUS Loan, a SLS Loan or a Stafford Loan.

     “FFELP Program” means the Federal Family Education Loan Program authorized under the Higher Education Act, including Federal Stafford Loans authorized under Sections 427 and 428 thereof, Federal Supplemental Loans for Students authorized under Section 428A thereof, Federal PLUS Loans authorized under Section 428B thereof, Federal Consolidation Loans authorized under Section 428C thereof and Unsubsidized Loans authorized under Section 428H thereof.

     “Final Payout Date” means the date immediately following the later to occur of (i) the Maturity Date and (ii) the date on which the principal and interest of the Notes shall have been paid in full and all other amounts payable by Issuer under the Transaction Documents shall have been paid in full.

     “Financed Premium Amount” means, at any time of determination in the case of any Student Loan that is an Eligible Student Loan and that may be financed at a premium, the lesser of (a) an amount equal to the product of (i) the Principal Balance of such Student Loan times (ii) the rate set forth on Schedule of FFELP Premium Base Amounts as the rate in connection with premiums available for funding under the Agreement with respect to such Student Loan at such time and (b) the highest Financed Premium Amount which shall cause the Weighted Average Financed Premium for all FFELP Loans, or for any purchased portfolio of FFELP Loans, to not exceed 2.50% of outstanding Principal Balance of such Student Loans plus accrued but unpaid interest of such Student Loans (to the extent not previously capitalized) unless the Valuation Agent or an Affiliate of the Valuation Agent shall have conducted a Portfolio Valuation with respect to such Student Loans and the Administrative Agent, the Funding Agents and the Required Lenders determine based on the results of such Portfolio Valuation that the Collateral Value of such Student Loans is sufficient to support such a higher percentage.

     “Financed Student Loan” means each Student Loan acquired or funded, or purported to be acquired or funded, with the proceeds of Advances.

     “Funding Agent” has the meaning set forth in the preamble.

     “Funding Agent’s Account” means, (i) with respect to CNAI, the special account number 40517805 of the Indenture Trustee maintained at the office of Citibank, N.A. at New York, New York, or such other account as may be so designated in writing by CNAI to Issuer and the Indenture Trustee and (ii) with respect to JPMC the special account number 752176830000 of the Indenture Trustee maintained at the office of JPMC at New York, New York, or such other account as may be so designated in writing by JPMC to Issuer and the Indenture Trustee.

     “Funding Agent’s Office” means (i) with respect to CNAI, the office of Citicorp North America, Inc. at 450 Mamaroneck Avenue, Harrison, New York 10528, or such other address as shall be designated by CNAI in writing to Issuer and the Lenders in any Lender Group of which CNAI is the Funding Agent and (ii) with respect to JPMC, the office of JPMC at 270 Park Avenue, 10th Floor, New York, New York 10017, or such other address as shall be designated by

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to Amended and Restated Indenture

JPMC in writing to Issuer and the Lenders in any Lender Group of which JPMC is the Funding Agent.

     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     “Group Limit” means, for each Lender Group, the sum of the Commitments of the Committed Lenders in such Lender Group.

     “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such indebtedness or obligation.

     “Guarantee Agreement” means any of, and “Guarantee Agreements” means all of, the FFELP Guarantee Agreements and the Private Loan Guarantee Agreements.

     “Guarantee Payment” means any payment by a Guarantor pursuant to a Guarantee Agreement in respect of a Pledged Student Loan.

     “Guaranteed Amount” means with respect to a Student Loan, the amount of such Student Loan guaranteed under a Private Loan Guarantee Agreement.

     “Guarantor” means a FFELP Guarantor and/or a Private Loan Guarantor, as applicable.

     “Guarantor Event of Default” means (a) with respect to any FFELP Guarantor, the Guarantor becomes ineligible to act as a guarantee agency under the Higher Education Act; (b) with respect to any Private Loan Guarantor, the occurrence of an Event of Bankruptcy with respect to such Guarantor; (c) with respect to any Private Loan Guarantor, the rating by the Rating Agencies on the long-term unsecured debt of such Guarantor shall fall below BBB- by S&P or below Baa3 by Moody’s; and (d) with respect to any Guarantor, an event of default occurs under its Guarantee Agreement.

     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act, together with any rules (including,

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to Amended and Restated Indenture

without limitation, the Common Manual), regulations and interpretations promulgated thereunder.

     “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by any mortgage, encumbrance, lien, pledge, charge or security interest of any kind on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under letters of credit and similar instruments, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured. The Indebtedness of any Person shall include the indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such indebtedness provide that such Person is not liable therefor.

     “Indemnified Amounts” has the meaning set forth in Section 11.01.

     “Indemnified Party” has the meaning set forth in Section 11.01.

     “Indenture Trustee” has the meaning set forth in the preamble.

     “Indenture Trustee Fee Letter” has the meaning set forth in Section 4.01.

     “Indenture Trustee’s Fees” means the fees paid to the Indenture Trustee by Issuer pursuant to the Indenture Trustee Fee Letter.

     “Intercreditor Agreement” means the Intercreditor Agreement dated as of July 23, 2003 among the Issuer, CFS, Administrative Agent, the Indenture Trustee and TCW/Crescent Mezzanine Management III, L.L.C. as supplemented by that certain Assumption Agreement dated as of October 30, 2003 among the Issuer, the Administrative Agent, the Indenture Trustee, CFS, Collegiate Funding of Delaware, LLC and JPMorgan Chase Bank and as otherwise amended, restated, supplemented or otherwise modified from time to time.

     “Interest Subsidy Payments” means payments, designated as such, consisting of interest subsidies to Issuer by the Department in respect of Student Loans that are FFELP Loans in accordance with the Higher Education Act.

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to Amended and Restated Indenture

     “Investment Earnings” means, with respect to each Settlement Date, all investment earnings (net of losses and investment expenses) on investments or other amounts which are on deposit in the Accounts.

     “Issuer” has the meaning set forth in the preamble.

     “Issuer Order” means a direction letter, in such form as the Indenture Trustee and Issuer may agree to specifying the Eligible Investments that funds in the Collection Account and the Reserve Account shall be invested in pursuant to Section 3.01.

     “Joint Sharing Agreement” means each Joint Sharing Agreement entered into from time to time among the Issuer, the Eligible Lender Trustee and such other parties that share the benefit of the Eligible Lender Trustee’s eligible lender identification number with Issuer, in the form and substance of Exhibit B to this Agreement with such changes approved by the Issuer, the Administrative Agent and each Funding Agent.

     “JPMC” has the meaning set forth in the preamble.

     “JPMC Fee Letter” has the meaning set forth in Section 4.01.

     “Lender” means either a Conduit Lender or a Committed Lender.

     “Lender Group” means, the Conduit Lenders, their related Committed Lenders, the Funding Agent acting as agent for such Conduit Lenders and related Committed Lenders and the Program Support Providers with respect to such Conduit Lender, in each case as described on Schedule 1 hereto.

     “Lender Group Pro Rata Share” means, with respect to any Committed Lender, a fraction (expressed as a percentage) computed by dividing such Committed Lender’s Commitment by the aggregate Commitments of all Committed Lenders in such Committed Lender’s Lender Group.

     “Lenders” has the meaning set forth in the preamble.

     “Letter of Credit Provider” means Citibank.

     “Letter of Credit Provider Fee Letter” has the meaning set forth in Section 4.01.

     “LIBOR” for any Settlement Period means the rate of interest per annum at which deposits in U.S. Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Settlement Period in an amount approximately equal or comparable to the then outstanding Advances and for a period equal to such Settlement Period.

     “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, assignment, conditional sale or trust receipt for a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations,

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exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

     “Liquidation Period” means the period commencing on the Facility Termination Date and ending on the Final Payout Date.

     “Location” means, with respect to any Person, the location within the meaning of Section 9-307 of the UCC as in effect in the State of New York from time to time.

     “Master Servicer” has the meaning set forth in the preamble.

     “Master Servicer’s Fee” means an aggregate amount equal to (i) for each Settlement Period other than the initial Settlement Period, the product of (a) the outstanding weighted average Principal Balance of all Pledged Student Loans during such Settlement Period multiplied by (b) 0.0333% and (ii) for the initial Settlement Period, the product of (a) the outstanding weighted average Principal Balance of all Pledged Student Loans during such Settlement Period multiplied by (b) 0.0333% multiplied by (c) a fraction equal to the number of days in the initial Settlement Period divided by 30; in each case, payable to the Master Servicer and/or the Sub-Servicers pursuant to Section 3.03(b) and the provisions of Section 12.18 of the Agreement.

     “Material Adverse Change” means the occurrence of an event or a change in circumstances which has or could be reasonably be viewed as having a Material Adverse Effect.

     “Material Adverse Effect” with respect to any event or circumstance and any Person, means that such event or circumstance would cause the rating of the Notes to fall below the equivalent of “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes or a material adverse effect on:

          (i) the business, assets, financial condition, prospects or operations of such Person;

          (ii) the ability of such Person to perform its obligations under this Agreement or any other Transaction Document;

          (iii) the validity, enforceability or collectibility of this Agreement, any other Transaction Document to which such Person is a party, a material amount of the Pledged Student Loans or the Student Loan Notes, any Sub-Servicing Agreement or the Guarantee Agreements;

          (iv) the status, existence, perfection, priority or enforceability of the Indenture Trustee’s security interest in the Collateral; or

          (v) a Guarantor’s obligation to guarantee payment of a Pledged Student Loan.

     “Maturity Date” means July 18, 2006.

     “Monthly Advances” has the meaning set forth in Section 3.05(e).

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     “Monthly Rebate Fee” means with respect to any Settlement Period, the sum of the following product calculated for each day in such Settlement Period: (a) the rate, expressed as a percentage, established under the FFELP Program divided by 365 or 366, as applicable, times (b) the aggregate outstanding Principal Balance (plus accrued interest) of all Pledged Student Loans that are Federal Consolidation Loans on such day and require remittance of a monthly rebate fee.

     “Monthly Report” means a report, in substantially the form of Exhibit 7.02(c), furnished by Issuer (or the Master Servicer on its behalf) to the Administrative Agent and the Funding Agents.

     “Moody’s” means Moody’s Investors Service, Inc.

     “Net Consolidation Ratio” means, for any calendar month, the ratio of (i) the Principal Balance of all FFELP Loans which are repaid or otherwise removed from Net Pool Balance due to a loan consolidation to (ii) the Principal Balance of Federal Consolidation Loans which became Pledged Student Loans and were added to Net Pool Balance during the same period.

     “Net Pool Balance” means at any time of calculation hereunder, the aggregate outstanding Principal Balance (as reported by Issuer on the last Monthly Report delivered to the Administrative Agent and the Funding Agents) of the Pledged Student Loans (plus accrued but unpaid interest to the extent not previously capitalized and any unamortized Financed Premium Amounts) less the sum of (without duplication), to the extent included in the Principal Balance: (i) the Unguaranteed Amount of the Defaulted Student Loans that constitute part of the Collateral, (ii) the outstanding Principal Balance (as reported by Issuer on the last Monthly Report delivered to the Administrative Agent and the Funding Agents) of the Pledged Student Loans (other than those referred to in clause (i) of this definition) that constitute part of the Collateral but which are not Eligible Student Loans (plus accrued but unpaid interest to the extent not previously capitalized and any unamortized Financed Premium Amounts) as of the date of such calculation and (iii) Excess Concentration Amounts.

     “Non-Defaulting Committed Lender” has the meaning set forth in Section 1.02(c).

     “Non-Excluded Taxes” has the meaning set forth in Section 2.07(d).

     “Non-Renewing Committed Lender” has the meaning set forth in Section 1.07.

     “Note” has the meaning set forth in Section 2.01.

     “Notice of Release” has the meaning set forth in Section 1.04.

     “Obligor” means a Person obligated to make payments with respect to a Student Loan, including the students, Guarantors and the Department.

     “Original Indenture” has the meaning set forth in the recitals.

     “Original Obligations” has the meaning set forth in the recitals.

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     “Origination Agreement” means an agreement providing for the origination of Pledged Student Loans by or on behalf of an Originator.

     “Originator” means each Affiliated Originator and each Third-Party Originator.

     “Other Taxes” has the meaning assigned to it in Section 2.07(b).

     “Participant” has the meaning assigned to it in Section 10.01(g).

     “Permitted Payments” has the meaning assigned to it in Section 1.03(b).

     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

     “Pledged Student Loan” has the meaning assigned to it in the definition of “Collateral”.

     “Plan” has the meaning assigned to it in Section 6.01(f).

     “PLUS Loan” means a parental loan for undergraduate students, made in accordance with the Higher Education Act.

     “Portfolio Valuation” means a determination by the Valuation Agent, in accordance with the terms of the Portfolio Agent Agreement, of the fair market value of part or all of the actual Collateral as of any Calculation Date at the equivalent of a program rated “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes.

     “Premium Amortization” means the Financed Premium Amount paid for a Pledged Student Loan and amortized as an expense during the applicable time period in accordance with generally accepted accounting principals.

     “Premium Base” means, at any time of determination, the aggregate, for all Stafford Loans, PLUS Loans and Federal Consolidation Loans that are Pledged Student Loans that are also Eligible Student Loans, of the Financed Premium Amount with respect to such Student Loans.

     “Premium Letter of Credit” means the letter of credit issued by the Letter of Credit Provider pursuant to Section 1.06, as amended, restated, supplemented or otherwise modified from time to time.

     “Premium Letter of Credit Expiration Date” means July 18, 2005 as such date may be extended from time to time in a writing signed by the Letter of Credit Provider.

     “Principal Balance” with respect to any Student Loan means the original principal amount of such Student Loan, plus capitalized interest thereon pursuant to the Higher Education Act or any Private Loan program, if any, less payments of principal made by or on behalf of the Obligor of such Student Loan.

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     “Private Loan” means an education loan made to a student or parent of a dependent student that is not granted under the FFELP Program.

     “Private Loan Default Ratio” means the ratio, computed as of the last day of any Settlement Period, expressed as an annualized percentage, of (i) the aggregate Principal Balance of all Private Loans that are Pledged Student Loans which have become Defaulted Pledged Student Loans during such Settlement Period, divided by (ii) the weighted average aggregate Principal Balance of all Private Loans that are Pledged Student Loans in Repayment status for the full amount of principal and accrued interest during such Settlement Period.

     “Private Loan Guarantee Agreement” means any of, and “Private Loan Guarantee Agreements” means all of, the agreements pursuant to which a Private Loan Guarantor guarantees (or insures) certain Student Loans that are Private Loans included or to be included in the Pledged Student Loans in effect on the Closing Date and any such agreements that thereafter become effective that are approved in writing by the Administrative Agent, the Funding Agents and the Required Lenders, in each case as the same may be amended, supplemented or otherwise modified from time to time.

     “Private Loan Guarantor” means TERI and such other third-party guarantors (or insurers) which are approved by the Administrative Agent, the Funding Agents and the Required Lenders in writing.

     “Pro Rata Share” means, (a) with respect to a Committed Lender, a fraction (expressed as a percentage) computed by dividing such Committed Lender’s Commitment by the aggregate Commitments of all Committed Lenders, as the same may be amended by Assignment and Acceptances from time to time) and (b) with respect to a Lender Group, a fraction (expressed as a percentage) computed by dividing the aggregate Commitments of all Committed Lenders in such Lender Group by the aggregate Commitments of all Committed Lenders.

     “Product Information” has the meaning set forth in Section 13.13(b).

     “Program Limit” means $1,000,000,000.”

     “Program Support Agreement” means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Conduit Lender, the issuance of one or more surety bonds for which a Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Conduit Lender to any Program Support Provider of Advances (or portions thereof) and/or the making of loans and/or other extensions of credit to a Conduit Lender in connection with such Conduit Lender’s securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrative Agent or any Funding Agent).

     “Program Support Provider” means and includes any Person (other than any customer of a Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Lender or issuing a letter of credit,

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surety bond, guarantee or other instrument to support any obligations arising under or in connection with the Conduit Lender’s securitization program.

     “Promissory Note Rate” means, for any Settlement Period:

     (a) for Advances held by any Conduit Lender in the Lender Group of which CNAI is the Funding Agent, the per annum rate equal to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the Promissory Notes that are allocated, in whole or in part, by the Administrative Agent (on behalf of such Conduit Lender) to fund or maintain such Conduit Lender’s Advances during such Settlement Period, as determined by the Administrative Agent (on behalf of such Conduit Lender) and reported to the Issuer and the Master Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of Promissory Notes, to the extent such commissions are allocated, in whole or in part, to such Promissory Notes by the Administrative Agent (on behalf of such Conduit Lender); provided, however, that if any component of such rate is a discount rate, in calculating the “Promissory Note Rate” for such Settlement Period, the Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that the Promissory Note Rate with respect to Advances funded by Participants shall be the same rate as in effect from time to time on Advances or portions thereof that are not funded by a Participant; provided, further, that if all of the Advances maintained by such Conduit Lender are funded by Participants, then the Promissory Note Rate shall be such Conduit Lender’s pool funding rate in effect from time to time for its largest size pool of transactions which settles with a frequency corresponding to the Settlement Period, or

     (b) for Advances held by any Conduit Lender in the Lender Group of which JPMC is the Funding Agent, for any Settlement Period, the per annum rate that reflects the following for each day of such Settlement Period (i) the discount accrued on the pooled Promissory Notes of such Conduit Lender for such day, plus (ii) any and all accrued commissions in respect of placement agents and dealers of Promissory Notes of such Conduit Lender, and issuing and paying agent fees incurred, in respect of such pooled Promissory Notes for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all Facilities which are funded by pooled Promissory Notes for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all Facilities funded substantially with pooled Promissory Notes, minus (v) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of any outstanding Promissory Notes to such Conduit Lender pursuant to the terms of any Facilities funded substantially with pooled Promissory Notes.

     “Promissory Notes” means, collectively, (i) promissory notes issued by the Conduit Lenders and (ii) participations sold by the Conduit Lenders pursuant to Section 10.01(g); provided that the term “Promissory Notes” shall not include the interests sold by the Conduit Lenders under a Program Support Agreement.

     “Purchase and Sale Agreement” means (i) the CFO Purchase and Sale Agreement; (ii) each loan purchase agreement for the sale of Student Loans which will become Pledged Student

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loans by a Third Party Originator to an Affiliated Originator in substantially the form attached as Appendix D with only such substantive changes as have been disclosed to the Administrative Agent and each Funding Agent in writing and approved by the Administrative Agent and each Funding Agent in writing and with respect to which counsel to the Issuer shall have delivered a true sale opinion to the Administrative Agent, the Funding Agents and the Lenders, in form, scope and substance acceptable to the Administrative Agent and the Funding Agents in their sole discretion, with respect to the sales contemplated thereunder; and (ii) each loan purchase agreement in such form which is approved by the Administrative Agent, the Funding Agents and the Required Lenders in writing prior to the execution thereof; in each case together with such opinions, UCC financing statements and any other documents as the Administrative Agent, the Funding Agents or the Lenders may require, and in each case as the same may be amended, restated, supplemented, or otherwise modified from time to time with the prior written consent of the Administrative Agent, the Funding Agents and the Required Lenders.

     “Purchase Termination Event” with respect to an Originator means the occurrence of any of the following events, to the extent that the Issuer has actual knowledge or has been given written notice of such event: (a) a Material Adverse Change in the condition of such Originator has occurred and is continuing; (b) an Event of Bankruptcy has occurred with respect to such Originator; (c) such Originator shall fail to pay, or shall default in the payment of, any principal or premium or interest on any Indebtedness beyond any applicable grace period, or such Originator shall breach or default with respect to any other term of any evidence of any Indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, default or breach continues beyond any applicable grace period, if the effect of such failure, default or breach (i) is to cause the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause that Indebtedness to become or be declared due prior to its stated maturity or (ii) would permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness and if the amount of the Indebtedness involved in all such failures, defaults and breaches is greater than $100,000; (d) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against such Originator and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or a satisfactory bond against such judgment shall not have been posted, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Originator to enforce any such judgment and a bond shall not have been posted or (e) a “Termination Date” shall occur under any Purchase and Sale Agreement.

     “Qualified Institution” means Citibank, JPMC, the Indenture Trustee, and, with respect to the Collection Account, the Disbursement Account and the Reserve Account, the Indenture Trustee or any bank or trust company which has (a) a long-term unsecured debt rating of at least “A2” by Moody’s and at least “A” by S&P and (b) a short-term rating of at least “P-1” by Moody’s and at least “A-1” by S&P.

     “Ratings Agencies” means Moody’s and S&P.

     “Reassignment” has the meaning set forth in Section 6.02.

     “Reassignment Amount” has the meaning set forth in Section 6.02.

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     “Reduced Rate Program” means a program that provides borrowers of FFELP Loans (1) reduced interest rate benefits that are no greater than (a) 1.00% less than the maximum interest rate specified under the Higher Education Act, effective after twelve (12) consecutive on-time payments have been received and posted by the applicable Sub-Servicer, (b) 0.25% less than the maximum interest rate specified under the Higher Education Act upon agreement by the borrower to have his or her payments automatically deducted from his or her checking account and (c) an interest rate of 0.00% per annum during the first six months after the origination of any FFELP Loan and (2) a reduction in the outstanding principal balance of any FFELP Loan no greater than 1.00%, effective after twelve (12) consecutive on-time monthly payments have been received and posted by the applicable Sub-Servicer, together with any such other Reduced Rate Program approved by the Administrative Agent and the Funding Agents in writing.

     “Reference Bank” means (i) for calculations of “Alternate Base Rate” with respect to any Lender in a Lender Group of which CNAI is the Funding Agent, Citibank and (ii) for calculations of “Alternate Base Rate” with respect to any Lender in a Lender Group of which JPMC is the Funding Agent, JPMC.

     “Regulation D” means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or “Eurocurrency Liabilities” as presently defined in Regulation D, as in effect from time to time.

     “Regulatory Change” means, relative to any Affected Party:

     (a) any change after the date of this Agreement in (or the adoption implementation, change in phase-in or commencement of effectiveness of) any

     (i) United States federal or state law or foreign law applicable to such Affected Party;

     (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

     (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

     (b) any change after the date of this Agreement in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii), (a)(iii) or (b) above.

     “Rehab Loan” means a Federal Consolidation Loan that consolidates one or more Defaulted Student Loans.

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     “Reimbursement Agreement” means the Letter of Credit Reimbursement Agreement dated as of July 23, 2003, between the Issuer and the Letter of Credit Provider, as amended, restated, supplemented or otherwise modified from time to time.

     “Reimbursement Contract” means the agreements between the FFELP Guarantors and the Department providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including, without limitation, reimbursement of amounts paid or payable upon Defaulted Student Loans that are FFELP Loans, Interest Subsidy Payments and Special Allowance Payments to holders of Student Loans that are FFELP Loans.

     “Reimbursement Obligation” has the meaning set forth in Section 1.06(b).

     “Reimbursement Payment” means any payment by the Secretary pursuant to a Reimbursement Contract in respect of a Student Loan that is an FFELP Loan.

     “Related Security” means, with respect to any Pledged Student Loan: (a) all of Issuer’s and the Eligible Lender Trustee’s right, title and interest in and to the Student Loan Note(s) and all other agreements that relate to such Pledged Student Loan; (b) all of Issuer’s and the Eligible Lender Trustee’s right, title and interest under any Guarantee Agreement related thereto; (c) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Pledged Student Loan, whether pursuant to the Student Loan Note related to such Pledged Student Loan or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pledged Student Loan; (e) all other guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pledged Student Loan; and (f) all rights of Issuer and the Eligible Lender Trustee with respect to such Pledged Student Loan under the related Sub-Servicing Agreement and the related Origination Agreement.

     “Released Student Loan” has the meaning assigned to it in Section 1.04.

     “Repayment” means the period of time during which a borrower under a Student Loan is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Student Loan Note(s) executed by such borrower.

     “Required Lenders” means at any time (a) Committed Lenders whose Commitments total at least 66 2/3% of the aggregate of all Commitments at such time and (b) Conduit Lenders with then holding at least 66 2/3% of the Total Outstanding Advances.

     “Reserve Account” means the account established at a Qualified Institution, in the name of the Indenture Trustee, for the benefit of the Secured Parties, which account has been designated as the Reserve Account, including any subaccounts of such account, and any other account designated as the Reserve Account by the Indenture Trustee or the Administrative Agent.

     “Reserve Account Minimum Balance” means at any time, an amount equal to the sum of (i) an amount equal to 0.10% of the Program Limit plus (ii) all origination and upfront fees with

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respect to Private Loans that do not have the benefit of a Private Loan Guarantee Agreement and that have not been released from the Reserve Account in accordance with the express terms of this Agreement.

     “Reserve Account Withdrawal Amount” has the meaning assigned to it in Section 3.04(b).

     “Residual Payments Account” means the account maintained with the Indenture Trustee and subject to the Residual Payments Account Control Agreement, subject to the Intercreditor Agreement.

     “Residual Payments Account Control Agreement” means the account control agreement providing that the Indenture Trustee (as assignee of the Issuer) may exercise control over the Residual Payments Account after the occurrence and during the continuance of an Event of Termination.

     “Revolving Period” means the period commencing on the date hereof and ending on the Facility Termination Date.

     “Schedule of FFELP Premium Base Amounts” means the listing set forth on that certain letter agreement of even date herewith among the Funding Agents and the Administrative Agent and any other listing from time to time (a) approved by the Administrative Agent, the Funding Agents and the Required Lenders in writing, of the premiums with respect to FFELP Loans that Issuer is permitted to finance under the Agreement and (b) provided by the Administrative Agent, the Funding Agents and the Required Lenders to the Issuer.

     “Schedule of Pledged Student Loans” a listing of certain Student Loans of Issuer delivered to and held by the Indenture Trustee (or set forth on the Master Servicer’s or any applicable Sub-Servicer’s system) pursuant to Section 5.03 (which Schedule may be in the form of microfiche or computer file or other medium acceptable to the Indenture Trustee) which includes information reasonably requested by the Administrative Agent and any Funding Agent, as such listing may be amended, restated, supplemented or otherwise modified from time to time.

     “Secretary” means the Secretary of the Department or an official or employee of the Department acting for the Secretary under a delegation of authority.

     “Secured Parties” means the Lenders, the Funding Agents, the Administrative Agent, the Valuation Agent, the Letter of Credit Provider, the Indemnified Parties and the Affected Parties, as their respective interests appear under the Agreement.

     “Securities Intermediary” means The Bank of New York in its capacity as securities intermediary with respect to the Accounts.

     “Servicer Event of Default” means, with respect to the Master Servicer or any Sub-Servicer: (i) the Master Servicer or such Sub-Servicer shall fail in any material respect to perform or observe any term, covenant or agreement that is an obligation of the Master Servicer or such Sub-Servicer under any Sub-Servicing Agreement or any Transaction Document (other

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than as referred to in clause (ii) below) and such failure continues unremedied for the lesser of (x) thirty days after (a) written notice thereof shall have been given by the Administrative Agent to Issuer or the Master Servicer or (b) the Master Servicer or such Sub-Servicer has actual knowledge thereof or (y) the grace period with respect to such provision as listed in the applicable Transaction Document ; (ii) the Master Servicer or any such Affiliated Servicer shall fail to make any payment or deposit required to be made by it under any Transaction Document when due in any amount and such failure shall remain unremedied for three Business Days; (iii) any such Third Party Servicer shall fail to make any payment(s) or deposit(s) to be made by it under any Sub-Servicing Agreement or any Transaction Document when due in an amount equal to or greater than (A) $5,000 in connection with any one incident or (B) $25,000 in connection with all such incidents in any twelve calendar month period, and, in any event, such failure shall remain unremedied for three Business Days; (iv) any representation or warranty made or deemed to be made by the Master Servicer or such Sub-Servicer (or any of its officers) under or in connection with any Sub-Servicing Agreement or any Transaction Document or any information or report delivered pursuant to any Sub-Servicing Agreement or any Transaction Document shall prove to have been false or incorrect in any material respect when made and such condition shall remain unremedied for 30 days after (a) written notice thereof shall have been given by the Administrative Agent or to the Master Servicer or (b) the Master Servicer or such Sub-Servicer has actual knowledge thereof; (v) an Event of Bankruptcy shall have occurred with respect to the Master Servicer or such Sub-Servicer; (vi) (a) any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Issuer to the Administrative Agent prior to the execution and delivery of the Indenture is pending against the Master Servicer or such Sub-Servicer or any of its Affiliates, or (b) any material development not so disclosed has occurred in any such litigation or proceedings so disclosed, which in the case of clause (a) or (b), in the opinion of the Administrative Agent or the Lenders, has a reasonable likelihood of having a Servicer Material Adverse Effect with respect to the Master Servicer or such Sub-Servicer; (vii) there shall exist any event or occurrence that has had or has a reasonable likelihood of causing a Servicer Material Adverse Effect; (viii) the net claims reject rate due to Sub-Servicer error with respect to such Sub-Servicer for any quarterly period shall exceed an annualized rate of 3.0%; (ix) the Master Servicer or such Sub-Servicer shall fail to maintain policies of insurance or fidelity bonds in accordance with the provisions of Section 12.11; or (x) the Master Servicer or such Sub-Servicer shall fail to comply with all material requirements and regulations under the Higher Education Act.

     “Servicer Material Adverse Effect” means with respect to the Master Servicer or any Sub-Servicer and any event or circumstance, a material adverse effect on:

     (i) the business, assets, financial condition, prospects or operations of the Master Servicer or such Sub-Servicer;

     (ii) the ability of the Master Servicer or such Sub-Servicer to perform its obligations under any Transaction Document to which it is a party;

     (iii) the collectibility or enforceability of a material amount of the Pledged Student Loans, or any Guarantee Agreement or Reimbursement Contract with respect to a material amount of the Pledged Student Loans; or

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     (iv) the status, existence, perfection, priority or enforceability of the Indenture Trustee’s security interest in the Collateral.

     “Servicer Repurchase Amount” has the meaning set forth in Section 12.05 of the Agreement.

     “Settlement Date” means the date which is the second Business Day after the end of a Settlement Period or, with respect to Advances bearing interest with reference to the Eurodollar Rate or the Alternate Base Rate, the last day of the Settlement Period.

     “Settlement Period” means: (i) initially the period commencing on the date hereof pursuant to Section 1.02 of the Agreement (or in the case of any fees payable hereunder, commencing on the date hereof) and ending on the last day of the same calendar month, and (ii) thereafter, each monthly period ending on the last day of the calendar month; provided, however, that during the Liquidation Period the Settlement Period shall be such period determined by the Administrative Agent in its sole discretion (which may be a period as short as one Business Day).

     “SLS Loan” means a loan made to an Obligor designated as such that is made under the Supplemental Loans for Students Program in accordance with the Higher Education Act.

     “Solvent” means, with respect to any Person at any time, a condition under which:

     (i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

     (ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts”, for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

     (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

     (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

     For purposes of this definition:

     (A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

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to Amended and Restated indenture

     (B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

     (C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

     (D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arms length transaction in an existing and not theoretical market.

     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

     “Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of Student Loans that are FFELP Loans to Issuer in accordance with the Higher Education Act.

     “Stafford Loan” means a loan made to an Obligor authorized under Sections 427 and 428 of the Higher Education Act.

     “Structure and Tax Aspects” has the meaning set forth in Section 13.13(a).

     “Student Loan” means a FFELP Loan or a Private Loan which was (a) if a FFELP Loan, originated by an Originator under an approved lender identification number issued by the Department; (b) if a Private Loan, originated by a national banking association approved in writing in advance by the Administrative Agent, the Funding Agents and the Required Lenders in their sole discretion; or (c) if consented to in writing in advance by the Administrative Agent, the Funding Agents and the Required Lenders in their sole discretion, purchased by an Originator under a purchase and sale agreement and transferred to the Issuer under the Purchase and Sale Agreement.

     “Student Loan Notes” means the promissory notes or other writings or records evidencing the Student Loans including, solely with respect to FFELP Loans, any promissory note evidenced by an electronic promissory note or an electronic record or with respect to which the signature of the obligor is an electronic signature.

     “Sub-Servicer” means Great Lakes Educational Loan Services, Inc., LoanStar Systems, Inc., CFS-SunTech Servicing LLC, Higher Education Loan Authority of the State of Missouri and such other sub-servicers as are approved from time to time in accordance with the terms of the Agreement.

     “Sub-Servicing Agreement” means each servicing agreement between the Master Servicer and the applicable Sub-Servicer with respect to the servicing of the Student Loans, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the terms of the Agreement.

32
Appendix A
to Amended and Restated indenture

     “Take-Out Securitization” means an asset securitization, financing or similar transaction pursuant to which all or substantially all of the Pledged Student Loans are released from the lien of this Agreement pursuant to Section 1.04.

     “TERI” means The Education Resources Institute, a private, non-profit Massachusetts corporation.

     “Termination Fee” with respect to any Advance means the amount, if any, by which (i) the additional interest that would have accrued on such Advance during its current Settlement Period if the outstanding principal amount of such Advance had not been repaid prior to the Settlement Date for such Settlement Period exceeds (ii) the income, if any, that the applicable Lender will receive by investing the proceeds for such principal repayment in investments that are permissible for such Lender and that will mature on such Settlement Date.

     “Third Party Originators” means those Third-Party Originators set forth on Appendix B hereto and such other originators as may be approved by the Administrative Agent, the Funding Agents and the Required Lenders from time to time in writing.

     “Third Party Servicer” a Sub-Servicer that is not an Affiliate of the Issuer.

     “Total Outstanding Advances” at any time means the sum of (a) the aggregate amount disbursed to the Issuer by the Lenders in connection with the funding of any Advance (or portion thereof) pursuant to the Agreement, less (b) any payments made by the Issuer and actually received by or on behalf of the Lenders and applied to reduce the principal balance of any Advance pursuant to Section 2.03 of the Agreement (which have not been rescinded or otherwise returned for any reason), provided, however, that if the Total Outstanding Advances shall have been reduced, pursuant to clause (b) above, by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Total Outstanding Advances shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

     “Transaction” has the meaning set forth in Section 13.13(a).

     “Transaction Documents” means this Agreement, the Original Indenture, the Notes, the Reimbursement Agreement, the CNAI Fee Letter, the JPMC Fee Letter, the Indenture Trustee Fee Letter, the Eligible Lender Trustee Fee Letter, the Eligible Lender Trust Agreement, each Sub-Servicing Agreement, each Custody Agreement, the Guarantee Agreements, the Reimbursement Contract, the Purchase and Sale Agreements, each Origination Agreement, the Demand Note, the Residual Payments Account Control Agreement, all Program Support Agreements, the Premium Letter of Credit, each Joint Sharing Agreement, the Account Control Agreements, the Intercreditor Agreement, the Valuation Agent Agreement and the other documents, certificates, instruments, agreements and notices to be executed and delivered in connection herewith.

     “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

33
Appendix A
to Amended and Restated indenture

     “Valuation Agent” means CNAI.

     “Valuation Agent Agreement” means that certain Valuation Agent Agreement dated as of the Closing Date among the Valuation Agent, the Issuer, the Funding Agents and the Administrative Agent.

     “Unamortized Premium” means the remaining amount of the Financed Premium Amount at any time pursuant to Premium Amortization.

     “Unanticipated Changes” with respect to the FFELP Program, means any material change to the FFELP Program, as applicable.

     “Unguaranteed Amount” means, as of any date, (a) with respect to any FFELP Loan, that portion, if any, of the Principal Balance of such Pledged Student Loan that is not contractually guaranteed pursuant to the related Guarantee Agreement as of the effective date of such Guarantee Agreement (or as of the date of any subsequent amendments thereto), and (b) with respect to any Private Loan, the Defaulted Amount.

     “Unmatured Event of Termination” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Termination.

     “Unsubsidized Loans” means Stafford Loans that are not subsidized by the Department as set forth in Section 428H of the Higher Education Act (20 U.S.C. §1078-8).

     “Weighted Average Financed Premium” with respect to any group of Student Loans means the weighted average of the Financed Premium Amounts for such Student Loans.

     B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. All references to New York time shall mean the time in New York, New York.

34
Appendix A
to Amended and Restated indenture

APPENDIX B

AFFILIATED ORIGINATORS

Collegiate Funding Originations, LLC

THIRD-PARTY ORIGINATORS

None.

APPENDIX C

GUARANTORS

Rhode Island Higher Education Assistance Authority
Northwest Education Loan Association
Tennessee Student Assistance Corporation
Pennsylvania Higher Education Assistance Agency
Georgia Higher Education Assistance Corporation
Education Assistance Corporation, a South Dakota Corporation
New York State Higher Education Service Corporation
Illinois Student Assistance Commission
Connecticut Student Loan Foundation
Colorado Student Loan Program
Michigan Higher Education Assistance Authority
Educational Credit Management Corporation
New Jersey Higher Education Student Assistance Authority
American Student Assistance
California Student Aid Commission
Great Lakes Higher Education Guaranty Corporation
Kentucky Higher Education Assistance Authority
Louisiana Student Financial Assistance Commission
Finance Authority of Maine
Nebraska Student Loan Program, Inc.
Oregon Student Assistance Commission
Oklahoma State Regents for Higher Education
Student Loan Guarantee Foundation of Arkansas, Inc.
Texas Guaranteed Student Loan Corporation
The Florida Department of Education
United Student Aid Funds, Inc.
Sallie Mae, Inc.

APPENDIX D

Form of Purchase and Sale Agreement

(Attached)

APPENDIX E

Credit and Collection Policy

To be delivered by the Issuer and maintained on file with the Administrative Agent.

APPENDIX F

Agreed-Upon Procedures with respect to the Issuer,
the Master Servicer and each Affiliated Servicer

Schedule l

Lender Groups

Funding Agent	Conduit Lenders	Committed Lender(s)

Citicorp North America, Inc.	CAFCO, LLC	Citibank, N.A.

CRC Funding, LLC

JPMorgan Chase Bank	Jupiter Securitization	JPMorgan Chase Bank
Corporation

Falcon Asset Securitization
Corporation

Schedule 6.0l(k)

List of Offices of Issuer where Records Are Kept

c/o CFS-SunTech Servicing LLC
6510 Old Canton Road
Ridgeland, Mississippi 39157

Changes in Chief Place of Business/Chief Executive Office

In September 2004, the Issuer changed its chief place of business/chief executive office from the following address:

100 Riverside Parkway, Suite 125
Fredericksburg, Virginia 22406

to the following address:

10304 Spotsylvania Avenue, Suite 100
Fredericksburg, Virginia 22408

Exhibit 1.02

Form of Borrowing Notice

Exhibit 1.02

Form of Borrowing Notice

[DATE ]

Citicorp North America, Inc.,
  as Administrative Agent and as a Funding Agent
450 Mamaroneck Avenue
Harrison, NY 10528

JPMorgan Chase Bank,
  as a Funding Agent
270 Park Avenue, 10th Floor
New York, NY 10017

Attention: Global Securitization

Ladies and Gentlemen:

     All capitalized terms used but not otherwise defined herein are defined in the Amended and Restated Indenture dated as of November 4, 2004 (as amended, supplemented or modified from time to time, the “Indenture”) among Collegiate Funding Services Resources I, LLC, (“Issuer”), CRC Funding, LLC, CAFCO, LLC, Falcon Asset Securitization Corporation and Jupiter Securitization Corporation (collectively, the “Conduit Lenders”), the financial institutions from time to time party thereto (each, a “Committed Lender” and together with the Conduit Lenders, the “Lenders”), JPMorgan Chase Bank and Citicorp North America, Inc., as Funding Agents (the “Funding Agents”), Citicorp North America, Inc., as agent for Lenders (in such capacity, and together with any successor thereto in such capacity, the “Administrative Agent”), The Bank of New York, as indenture trustee thereunder (in such capacity, and together with any successor thereto in such capacity, the “Indenture Trustee”), as eligible lender trustee (in such capacity, and together with any successor thereto in such capacity, the “Eligible Lender Trustee”) and as securities intermeidiary, Collegiate Funding Portfolio Administration, L.L.C., as administrator, and Collegiate Funding Master Servicing, L.L.C., as master servicer (in such capacity, the “Master Servicer”), and have the same meanings when used herein.

     The undersigned refers to the Indenture and hereby gives you notice, irrevocably, pursuant to Section 1.02 of the Indenture that the undersigned hereby requests a Borrowing (the “Requested Borrowing”) under the Indenture, and in connection therewith sets forth below the information relating to the Requested Borrowing as required by Section 1.02(a) of the Indenture:

(i)	The Borrowing Date of the Requested Borrowing is [ Date ];

(ii)	The principal amount of the Requested Borrowing is [$ ]; and

(A) The principal amount of the Requested Borrowing to be provided by Lenders in the Lender Group of which JPMC is the Funding Agent is [$ ]1

(B) The principal amount of the Requested Borrowing to be provided by Lenders in the Lender Group of which CNAI is the Funding Agent is [$ ]

(iii)	The Total Outstanding Advances after giving effect to such borrowing shall be [$].

     The proceeds of the Requested Borrowing will be used to purchase or otherwise fund Student Loans on the Borrowing Date. The undersigned hereby certifies as of the date hereof, and as of the Borrowing Date of the Requested Borrowing, as follows:

(a)	the representations and warranties contained in Section 6.01 of the Indenture are correct after giving effect to the Requested Borrowing and to the application of the Proceeds therefrom, as through made on and as of such dates;

(b)	no event has occurred and is continuing, or would result from such Requested Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Termination or an Unmatured Event of Termination;

(c)	the original Student Loan Notes, if any, that will be acquired or otherwise financed with the proceeds of the Requested Borrowing have been delivered to the Sub-Servicers of an approved bailee;

(d)	all conditions precedent to the Requested Borrowing as set forth in Section 5.02 of the Indenture have been met or will be met immediately after using the proceeds of the Requested Borrowing for the purpose or purposes set forth therein; and

(f)	all conditions precedent to the initial Borrowing under the Indenture, as set forth in Section 5.01 and 5.04 of the Indenture, have been met, have been waived by the Administrative Agent and each Funding Agent or will be met as of the Borrowing Date of the Requested Borrowing unless waived by the Administrative Agent and each Funding Agent.

[signature page follows]

[1]	Allocation of Advances is based upon each Lender Group’s Pro Rata Share.

IN WITNESS WHEREOF, we have caused this Borrowing Notice to be executed and delivered by the undersigned on the date first written above.

Very truly yours,

COLLEGIATE FUNDING SERVICES RESOURCES I, LLC

By:

Name:
Title:

Exhibit 1.04

Form of Notice of Release

EXHIBIT 1.04

FORM OF REQUEST FOR RELEASE OF COLLATERAL

[Date]

The Bank of New York
as Indenture Trustee
c/o The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Attn: Tricia Heintz, Agent

Citicorp North America, Inc.,
as Administrative Agent and as a Funding Agent
450 Mamaroneck Avenue
Harrison, NY 10528
Attention: Global Securitization

JPMorgan Chase Bank,
as a Funding Agent
270 Park Avenue, 10th Floor
New York, NY 10017
Attn:

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Indenture dated as of November 4, 2004 (as amended, supplemented or modified from time to time, the “Indenture”) among Collegiate Funding Services Resources I, LLC, (“Issuer”), CRC Funding, LLC, CAFCO, LLC, Falcon Asset Securitization Corporation and Jupiter Securitization Corporation (collectively, the “Conduit Lenders”), the financial institutions from time to time party thereto (each, a “Committed Lender” and together with the Conduit Lenders, the “Lenders”), JPMorgan Chase Bank and Citicorp North America, Inc., as funding agents (the “Funding Agents”), Citicorp North America, Inc., as agent for Lenders (in such capacity, and together with any successor thereto in such capacity, the “Administrative Agent”), The Bank of New York, as indenture trustee thereunder (in such capacity, and together with any successor thereto in such capacity, the “Indenture Trustee”), as eligible lender trustee (in such capacity, and together with any successor thereto in such capacity, the “Eligible Lender Trustee”) and as securities intermediary, Collegiate Funding Portfolio Administration, L.L.C., as administrator, and Collegiate Funding Master Servicing, L.L.C., as master servicer (in such capacity, the “Master Servicer”). Capitalized terms used but not otherwise defined herein, shall have the meaning assigned to such terms in the Indenture.

     This letter constitutes a Notice of Release pursuant to Section 1.04 of the Indenture. The Issuer desires to sell or otherwise dispose of the Pledged Student Loans (the “Subject Pledged Student Loans”) identified on Exhibit A attached hereto in connection with a

[sale/securitization/other disposition] on [___] (the “Release Date”) and hereby requests that the Indenture Trustee release its security interest in the Subject Pledged Student Loans on the Release Date.

     The Issuer hereby represents and warrants as of the date hereof that before and after giving effect to the release requested herein:

(i)	there shall not exist any Event of Termination or Unmatured Event of Termination;

(ii)	the Coverage Condition is met (as demonstrated in the pro forma Coverage Condition Certificate attached hereto as Exhibit B);

(iii)	no Lender is materially and adversely affected by the selection made by Issuer of the Subject Pledged Student Loans in comparison to purchasers of Pledged Student Loans from Issuer (through the Eligible Lender Trustee) in connection with any asset securitization or sale by Issuer occurring during the Revolving Period;

(iv)	the Issuer has been informed by the Administrative Agent and the Funding Agents that the condition set forth in Section 1.04(i)(D) of the Indenture will be satisfied after giving effect to the release of the Subject Pledged Student Loans; and

(v)	all conditions to the release of the Subject Pledged Student Loans set forth in the Indenture will be satisfied in connection with such release.

     IN WITNESS WHEREOF, the undersigned has caused this Notice of Release to be executed by its duly authorized officer as of the date first above written.

COLLEGIATE FUNDING SERVICES RESOURCES I,
LLC

By:
Name Printed:
Title:

Exhibit 2.01

Form of Note

EXHIBIT 2.01

FORM OF NOTE

$[___]	November 4, 2004

     FOR VALUE RECEIVED, the undersigned, COLLEGIATE FUNDING SERVICES RESOURCES I, LLC (the “Issuer”), hereby promises to pay to the order of [FUNDING AGENT] (the “Funding Agent”), as agent for the Lenders in the Lender Groups to which it is Lender Agent (as defined in the Indenture referred to below) or such other date as may be specified in the Indenture referred to below, the principal amount of [___] DOLLARS AND 00/100 ($[___]), or, if less, the aggregate unpaid principal amount of all of the Advances (as defined in the Amended and Restated Indenture, dated as of November 4, 2004, among the Issuer, the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent, The Bank of New York, as Indenture Trustee, as Eligible Lender Trustee and as Securities Intermediary, Collegiate Funding Portfolio Administration, L.L.C., as administrator, and Collegiate Funding Master Servicing, L.L.C. as Master Servicer (as the same may be amended, restated, modified or supplemented from time to time, called the “Indenture”)) made by the Lenders to the Issuer pursuant to the Indenture (as shown in the records of the Funding Agent or at the Funding Agent’s option, on the schedule attached hereto and any continuation thereof). Each Advance shall be payable from time to time in amounts as provided in the Indenture, and in any event shall be payable on the Maturity Date or such other date as specified in the Indenture. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Indenture.

     The undersigned also promises to pay interest on the unpaid principal amount of each Advance evidenced by this Note from the date of such Advance until such Advance is paid in full, at the rates and payable on the dates specified in the Indenture.

     This Note evidences indebtedness incurred as Advances under, and is entitled to the benefits of, the Indenture, to which Indenture reference is hereby made for a statement of its terms and conditions, including those under which the maturity of this Note may be accelerated. Upon the occurrence of an Event of Termination as specified in the Indenture, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable.

     This Note is secured by and entitled to the benefits specified in Section 1.03 of the Indenture, and reference is hereby made to such Section 1.03 for a description of the nature and extent of the collateral and the rights of the parties to and beneficiaries of the Indenture in respect of such collateral.

     In addition to and not in limitation of the foregoing and the provisions of the Indenture, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay on demand all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

(continued on following page)

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

COLLEGIATE FUNDING SERVICES RESOURCES I, LLC

By:
Name:
Title:

Exhibit 3.01(g)

Perfection Provisions for Eligible Investments

          A. 1. With respect to any direct obligations of or obligations insured or guaranteed by the United States of America (“Government Securities”), issued in book-entry form through the facilities of the Federal Reserve Bank of Cleveland (the “Federal Reserve”), registered in the name of Issuer, by (i) the direction of Issuer to the Indenture Trustee to request the Federal Reserve to list Issuer as the registered owner of the Government Securities and to register the pledge of the Government Securities to the Indenture Trust, as a secured party, and (ii) the making by the Federal Reserve of appropriate and accurate entries in its records which reflect that such Government Securities are held for the sole and exclusive account of the Indenture Trustee.

               2. With respect to any Government Securities which are held in the “street name” of the Indenture Trustee, as financial intermediary for Issuer, by the making by the Indenture Trustee of appropriate entries on its books to indicate that such Government Securities are held by it solely in its capacity as Indenture Trustee so long as the book entries referred to are continuously maintained.

          B. 1. With respect to obligations issued or guaranteed by any instrumentality or agency of the United States of America, whether now existing or hereafter organized, which bear the full faith and credit of the United States of America (“Government-Backed Securities”), issued in book-entry form through the facilities of the Participants Trust Company (“PTC”), registered in the name of Issuer, buy (i) the direction of Issuer to the Indenture Trustee to request the PTC Custodian to list Issuer as the registered owner of the Government-Backed Securities and to register the pledge of the Government-Backed Securities to the Indenture Trustee, as a secured party, (ii) the making by the PTC Custodian (the “PTC Custodian”) of appropriate and accurate entries on its books to indicate that the Government-Backed Securities are held for the sole and exclusive account of the Indenture Trustee and (iii) the sending by the PTC Custodian to the Indenture Trustee of a confirmation of the transfer of such Government-Backed Securities to the Indenture Trustee.

          2. With respect to any Government-Backed Securities which are held in the “street name” of the Indenture Trustee, as financial intermediary for Issuer, upon the making by the Indenture Trustee of appropriate entries on its books to indicate that such Government-Backed Securities are held by it solely in its capacity as Indenture Trustee, so long as the book entries referred to are continuously maintained.

          C. With respect to certificates of deposit, as described in the definition of Eligible Investments in the Indenture, by (i) the actual physical delivery of the certificate of deposit to the Indenture Trustee, as secured party and (ii) the continuous possession by the Indenture Trustee of such certificate of deposit.

          D. With respect to any guaranteed investment contract, by the filing of appropriate financing statements in the applicable filing offices.

Exhibit 5.01(q)

Closing List

(Attached hereto)

Exhibit 5.02(d)

Form of Coverage Condition Certificate

Exhibit 7.02(c)

Form of Monthly Report

Exhibit 7.02(c)

FORM OF MONTHLY REPORT

[______________, _____]

Citicorp North America, Inc.,
as Administrative Agent and as a Funding Agent
450 Mamaroneck Avenue
Harrison, NY 10528
Attention: Global Securitization

JPMorgan Chase Bank,
as a Funding Agent
270 Park Avenue, 10th Floor
New York, NY 10017
Attn:

Ladies and Gentlemen;

     All capitalized terms used but not otherwise defined herein are defined in Amended and Restated Indenture dated as of November 4, 2004 (as amended, supplemented or modified from time to time, the “Indenture”) among Collegiate Funding Services Resources I, LLC, (“Issuer”), CRC Funding, LLC, CAFCO, LLC, Falcon Asset Securitization Corporation and Jupiter Securitization Corporation (collectively, the “Conduit Lender”), the financial institutions from time to time party thereto (each, a “Committed Lender” and together with the Conduit Lenders, the “Lenders”), JPMorgan Chase Bank and Citicorp North America, Inc., as funding agents (the “Funding Agents”), Citicorp North America, Inc., as agent for Lenders (in such capacity, and together with any successor thereto in such capacity, the “Administrative Agent”), The Bank of New York, as indenture trustee thereunder (in such capacity, and together with any successor thereto in such capacity, the “Indenture Trustee”), as eligible lender trustee (in such capacity, and together with any successor thereto in such capacity, the “Eligible Lender Trustee”) and as Securities Intermediary, Collegiate Funding Portfolio Administration, L.L.C., as administrator, and Collegiate Funding Master Servicing, L.L.C., as master servicer (in such capacity, the “Master Servicer”), and have the same meanings when used herein.

The undersigned hereby certifies that no Event of Termination has occurred and that no Servicer Event of Default has occurred.

The undersigned hereby represents and warrants that this Monthly Report is a true and accurate in all material respects.

IN WITNESS WHEREOF, we have caused this Monthly Report to be executed and delivered by the undersigned on the date as written below.

Very truly yours,

COLLEGIATE FUNDING SERVICES RESOURCES I, LLC, as Issuer

By:
Name:
Title:

COLLEGIATE FUNDING MASTER SERVICING, L.L.C.
as Master Servicer

By:
Name:
Title:

Exhibit 13.02

Notice Addresses

COLLEGIATE FUNDING SERVICES RESOURCES I, LLC, as Issuer
10304 Spotsylvania Avenue, Suite 100
Fredericksburg, Virginia 22408
Attention: Kevin Landgraver
Facsimile: (540) 374-2021

THE BANK OF NEW YORK, as Eligible Lender Trustee,
as Indenture Trustee, as Securities Intermediary and as Seller Trustee
The Bank of New York
c/o The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256
Attn: Tricia Heintz
Facsimile: (904)-645-1921

COLLEGIATE FUNDING PORTFOLIO ADMINISTRATION, L.L.C.
as Administrator
10304 Spotsylvania Avenue, Suite 100
Fredericksburg, Virginia 22408
Attention: Kevin Landgraver
Facsimile: (540) 374-2021

COLLEGIATE FUNDING MASTER SERVICING, L.L.C.
as Master Servicer
10304 Spotsylvania Avenue, Suite 100
Fredericksburg, Virginia 22408
Attention: Kevin Landgraver
Facsimile: (540) 374-2021

JPMORGAN CHASE BANK, FALCON ASSET SECURITIZATION CORPORATION and JUPITER SECURITIZATION CORPORATION:

c/o J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Jeffrey Goldberg
Facsimile: (212) 834-6657

CITICORP NORTH AMERICA, INC., CITIBANK, N.A., CRC FUNDING, LLC OR CAFCO, LLC:
c/o Citicorp North America, Inc.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention: Roger W. Saylor
Telephone: (212) 816-0542
Facsimile: (212) 816-0336
E-Mail: roger.w.saylor@citigroup.com

With Copies To:

For Portfolio Reports:
c/o Citicorp North America, Inc.
450 Mamaroneck Avenue
Harrison, New York 10528
Attention: Robert Kohl
Telephone: (914) 899-7218
Facsimile: (914) 899-7903
E-Mail: robert.kohl@citigroup.com

Funding/Paydown/Revolving Period Notices:
c/o Citicorp North America, Inc.
450 Mamaroneck Avenue
Harrison, New York 10528
Attention: Mary Jo Gavigan
Telephone: (914) 899-7122
Facsimile: (914) 899-7890

with copies to: c/o Citicorp North America, Inc.
450 Mamaroneck Avenue
Harrison, New York 10528
Attention: Jennifer Klotz
Telephone: (914) 899-7679
Facsimile: (914) 899-7890

Exhibit A

Form of Account Control Agreement

(Attached)

Exhibit B

Forms of Joint Sharing Agreement

(Attached)